EXECUTION VERSION

Exhibit 10.2

MASTER PARTICIPATION AND ADMINISTRATION AGREEMENT

Dated as of November 4, 2022

by and among

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Senior Participant)

CMTG JPM Term Holdco LLC
(Junior Participant)

CMTG JPM Term Funding LLC
(Seller)

and

Situs Asset Management LLC
(Administrator)

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TABLE OF CONTENTS

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ARTICLE IX Servicing ADVANCES
Section 9.01 Reimbursement For Servicing Advances	68
ARTICLE X LIMITATIONS ON LIABILITY
Section 10.01 Limitation on Liability of the Senior Participant	69
Section 10.02 No Liability of the Senior Participant	70
ARTICLE XI REPRESENTATIONS AND WARRANTIES OF PARTIES
Section 11.01 Senior Participant	70
Section 11.02 Junior Participant	71
Section 11.03 Seller	74
Section 11.04 Administrator	82
ARTICLE XII Covenants of Seller and Junior Participant
Section 12.01 Negative Covenants of Seller and Junior Participant	83
Section 12.02 Affirmative Covenants of Seller and Junior Participant	87
ARTICLE XIII Agreement Events of default; Remedies
Section 13.01 Agreement Events of Default	92
ARTICLE XIV NO PARTNERSHIP OR SECURITY
Section 14.01 No Creation of a Partnership	98
Section 14.02 Not a Security	98

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MASTER PARTICIPATION AND ADMINISTRATION AGREEMENT

THIS MASTER PARTICIPATION AND ADMINISTRATION AGREEMENT (together with the exhibits and schedules hereto and all amendments hereof and supplements hereto, the “Agreement”) is dated as of November 4, 2022 and is by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns as holder of the Senior Participation Interest, the “Senior Participant”), CMTG JPM Term Funding LLC, a Delaware limited liability company (the “Seller”), CMTG JPM TERM HOLDCO LLC, a Delaware limited liability company (together with its successors and assigns as holder of the Junior Participation Interest, the “Junior Participant”), and SITUS ASSET MANAGEMENT LLC (together with its successors and assigns, the “Administrator”). The Senior Participant and the Junior Participant shall each be referred to herein as a “Party” and collectively, the “Parties”.

RECITALS:

WHEREAS, Seller is in the business of originating certain senior mortgage loans secured by commercial properties in the United States;

WHEREAS, Seller is in the business of originating certain mezzanine loans secured directly by the equity interests in the borrower under mortgage loans secured by commercial properties in the United States;

WHEREAS, Seller determined to create the Senior Participation Interest and the Junior Participation Interest, representing an undivided interest in certain of Seller’s Senior Mortgage Loans and Mezzanine Loans and to sell the Senior Participation Interest to the Senior Participant and to sell the Junior Participation Interest to the Junior Participant, each as defined below and as set forth in this Agreement; and

WHEREAS, the Parties desire to set forth herein their respective interests in the Pooled Loans, the rights and obligations of the Seller hereunder, and the rights and obligations of the Participants, in the Pooled Loans and their agreements regarding the administration, servicing and enforcement of the Pooled Loans and the rights under the Loan Documents.

THEREFORE in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise:

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“A-Note” shall mean the original promissory note, if any, that was executed and delivered in connection with the senior position of a Senior Mortgage Loan.

“Acceptable Attorney” means Ropes & Gray LLP, Goodwin Procter LLP, Schulte Roth & Zabel LLP, or another attorney-at-law which is acceptable to Senior Participant in its sole discretion that has delivered at Seller’s request a Bailee Letter.

“Accepted Servicing Practices” shall mean the same care, skill, prudence and diligence that the Junior Participant utilizes for mortgage and mezzanine loans that the Junior Participant owns for its own account, in each case, acting in accordance with applicable law, the terms of this Agreement, any Loan Documents and any insurance policies with respect to any Pooled Loan and with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Pooled Loans as a whole, but without regard to:

(i) any relationship that the Junior Participant or any Affiliate of the Junior Participant may have with any Borrower or any Affiliates of any Borrower;

(ii) the ownership of any interest in any Pooled Loan by the Junior Participant or any Affiliate thereof;

(iii) the ownership of any senior or junior indebtedness with respect to any Property, or the ownership of any interest in any Borrower or any Affiliate of any Borrower, in each instance by the Junior Participant or any Affiliate thereof;

(iv) the ownership, or servicing or management for others, by the Junior Participant or any sub-servicer, of any other loans or properties;

(v) the right of the Junior Participant or any Affiliate thereof to receive reimbursement of costs, compensation or other fees (other than Servicing Advances) or the sufficiency of any compensation payable to the Junior Participant or any Affiliate thereof under this Agreement or any other servicing agreement; or

(vi) the ownership, servicing or management for others of any other loans (including, without limitation, any related mezzanine loan) or property by the Junior Participant or any Affiliate thereof.

“Actual Knowledge” shall mean, with respect to any Person, the actual knowledge of such Person.

“Additional Advances” shall mean scheduled additional advances in respect of a Pooled Loan, as expressly contemplated by the Loan Documents related thereto.

“Administration Account” shall mean a demand deposit account, in the name of the Seller, held on behalf of the Senior Participant and the Junior Participant, established at the Administration Account Bank and subject to the Administration Account Control Agreement.

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“Administration Account Bank” shall mean Signature Bank, a New York state chartered bank or any other administration account bank under an Administration Account Control Agreement that is approved by Senior Participant in its reasonable discretion.

“Administration Account Control Agreement” shall mean that certain Deposit Account Control Agreement, dated on or about the date hereof, among the Senior Participant, the Junior Participant, the Administrator and the Administration Account Bank, or any successor or replacement agreement jointly agreed to by the Senior Participant, the Junior Participant and the Administrator.

“Administrator” shall have the meaning assigned to such term in the Preamble.

“Administrator Fee” shall mean, collectively, the fees set forth in the “Facility Administration Fee Schedule” attached hereto as Exhibit C.

“Advance Trigger Event” shall mean an event that shall occur if, as a result of excluding the then-current committed balance of Defaulted Loans from the denominator of the aggregate Portfolio Advance Rate calculation as of the date of determination, either:

(a) the weighted average Portfolio Advance Rate of all Pooled Loans as of any date of determination increases by more than 15% from the weighted average Static Advance Rate of all Pooled Loans, calculated based on the Static Advance Rates as set forth on Schedule II, as Schedule II is modified from time to time, or

(b) the weighted average Portfolio Advance Rate of all Pooled Loans as of any date of determination has increased to more than 80%.

“Affected LTV Loan Trigger Event” shall mean an event that shall occur as of any date of determination if both (i) the LTV of any two (2) or more Pooled Loans each exceed 100% and (ii) the Senior Participation Look-Through LTV of such Pooled Loans exceeds 50%.

“Affiliate” shall mean, with respect to any Person, (i) each Person that, directly or indirectly through one or more intermediaries, owns or Controls, whether beneficially, or as a trustee, guardian or other fiduciary, 50% or more of the stock having ordinary voting power in the election of directors of such Person or partnership or membership interests, and/or (ii) each Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person or any Affiliate of such Person.

“Agreement” shall have the meaning assigned to such term in the Preamble.

“Agreement Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Agreement Event of Default.

“Agreement Event of Default” shall have the meaning assigned to such term in Section 13.01(a).

“Alternate Rate” means, with respect to each Interest Accrual Period, the per annum rate of interest of the Alternate Rate Index determined as of the Determination Date immediately

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preceding the commencement of such Interest Accrual Period plus the Alternate Rate Spread; provided that in no event will the Alternate Rate be less than the Minimum Rate.

“Alternate Rate Index” means a floating rate index determined by Senior Participant in its sole discretion (a) that is commonly accepted by market participants in commercial real estate loans as an alternative to the Term SOFR Rate Index and (b) that is publicly recognized by the International Swaps and Derivatives Association (ISDA) as an alternative to the Term SOFR Rate Index; provided that in no event will the Alternate Rate Index be less than the Rate Index Floor.

“Alternate Rate Index Conforming Changes” shall mean, with respect to any conversion of a Transaction to an Alternate Rate Transaction or a Prime Rate Transaction, any technical, administrative or operational changes that the Senior Participant decides may be appropriate to reflect the adoption and implementation of such Alternate Rate Index or Prime Rate Index and to permit the administration thereof by Senior Participant in a manner substantially consistent with market practice (or, if the Senior Participant decides that adoption of any portion of such market practice is not administratively feasible or if the Senior Participant or its designee determines that no market practice for use of the Alternate Rate Index or the Prime Rate Index exists, in such other manner as the Senior Participant determines is reasonably necessary).

“Alternate Rate Spread” means, in connection with any conversion of a Transaction from (A) a SOFR Rate Transaction to an Alternate Rate Transaction, the difference (expressed as the number of basis points) of (a) the Term SOFR Rate Index as of the Determination Date for which the Term SOFR Rate Index was last applicable to the related Transaction plus the Senior Participation Spread minus (b) the Alternate Rate Index as of such Determination Date, or (B) a Prime Rate Transaction to an Alternate Rate Transaction, the difference (expressed as the number of basis points) of (a) the Prime Rate Index as of the Determination Date for which the Prime Rate Index was last applicable to the related Transaction plus the Prime Rate Spread minus (b) the Alternate Rate Index as of such Determination Date; provided, however, that in either such case, if such difference is a negative number, then the Alternate Rate Spread shall be zero.

“Alternate Rate Transaction” shall mean any Transaction at such time as interest thereon accrues at a rate of interest based upon the Alternate Rate.

“AML Laws” shall mean any requirement of law relating to economic sanctions, terrorism, money laundering and bank secrecy, including but not limited to sanctions, prohibitions or requirements imposed by any executive order or by any sanctions program administered by OFAC, the U.S. Department of State, EO13224 and the PATRIOT Act.

“Anti‑Terrorism Laws” shall mean Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration

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thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Rate” means, with respect to any Transaction, (i) the SOFR Rate for so long as such Transaction is a SOFR Rate Transaction, (ii) the Alternate Rate for so long as such Transaction is an Alternate Rate Transaction or (iii) the Prime Rate for so long as such Transaction is a Prime Rate Transaction.

“Appraisal” shall mean, with respect to each Property, an appraisal of the related Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Senior Participant or reliance language in such Appraisal running to the benefit of Senior Participant as a successor and/or assign) and satisfactory to Senior Participant’s appraisal review group in its sole discretion.

“Bailee Letter” shall mean a bailee letter and related bailee trust receipt from an Acceptable Attorney in favor of Senior Participant, in form and substance acceptable to Senior Participant in its sole discretion, wherein such Acceptable Attorney (i) acknowledges receipt of the Loan Documents described therein, (ii) confirms that such Acceptable Attorney is holding the same as bailee of Senior Participant thereunder and (iii) agrees to deliver such Loan Documents to Custodian in accordance with the terms thereof.

“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower” and “Borrowers” shall mean the Mortgagor in respect of any Senior Mortgage Loan and the borrower under the Mezzanine Loan Documents in respect of any Mezzanine Loan.

“Breakage Costs” shall have the meaning specified in Section 3.08(e).

“Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed, (iii) a day on which banks in the jurisdiction in which the corporate trust office of the Custodian, the business office of the Administrator or banking branch in which the Administration Account is maintained are located are authorized or

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obligated by law or executive order to be closed and (iv) a day on which banks in the state of New York are authorized or obligated by law or executive order to be closed.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, any and all partner or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority, or (d) any Pooled Loan being classified as an HVCRE exposure; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority)or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all Capital Stock of Guarantor entitled to vote generally in the election of directors, members or partners of 50% or more, (b) Guarantor shall cease to own and Control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of Seller, (c) Seller shall cease to own and Control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of Junior Participant, (d) the sale, merger, consolidation or reorganization of Manager with or into any entity that is not an Affiliate of the Manager as of the Closing Date or (e) Manager ceases for any reason to act as manager of Guarantor; provided that if Guarantor’s management is “internalized”, whether by acquisition of, or merger or other combination with Manager, or otherwise, such internalization shall not be deemed to be a “Change of Control” pursuant to this clause (e).

“Closing Date” shall mean the date hereof.

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“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” shall have the meaning assigned to such term in Section 2.05(b).

“Concentration Trigger Event” shall mean an event that shall occur if, at any time after the last day of the Ramp-Up Period the Senior Participation Committed Amount for any Pooled Loan is equal to or greater than 35% of the aggregate Total Senior Participation Committed Amount.

“Contract” shall have the meaning set forth in the applicable Loan Documents.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and “Controlled” and “Controlling” have the meaning correlative thereto.

“Costs” shall mean all actual out-of-pocket costs, fees (not including any servicing fees), expenses, payments, losses, liabilities, judgments and/or causes of action reasonably suffered or incurred or paid or to be paid by a Party pursuant to or in connection with any Pooled Loan, the related Loan Documents, the related Property, this Agreement or otherwise in connection with such Pooled Loan (but not including servicing fees) and the servicing, administration and/or enforcement of such Pooled Loan pursuant to the terms of this Agreement, including, without limitation, reasonable attorneys’ fees and disbursements, real estate taxes and assessments (and other similar taxes affecting the related Property or any portion thereof), insurance premiums and other Servicing Advances as more particularly provided in the related Loan Documents, except for those resulting from a Party’s willful misfeasance, bad faith or negligence; provided, however, that for the avoidance of doubt, the Junior Participant’s day-to-day customary and usual, ordinary costs of servicing and administration shall not be deemed to be “Costs”. Neither the Junior Participant nor the Administrator is receiving any servicing or administrative fees in connection with its duties under this Agreement that shall be deemed a “Cost”.

“Custodial Agreement” shall mean that certain Custodial Agreement, dated on or about the date hereof, among the Senior Participant, the Junior Participant, Seller and the Custodian, or any successor agreement thereto jointly agreed to by the Senior Participant, the Junior Participant, the Seller and the Custodian.

“Custodian” shall mean Computershare Trust Company, National Association, or any successor custodian selected by the Senior Participant.

“Default” shall have the meaning assigned to such term in the related Loan Documents.

“Default Rate” shall mean a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) five percent (5%) above the Senior Rate.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulted Loan” shall mean any Pooled Loan with respect to which an “Event of Default” (or such similar event howsoever defined) has occurred and is continuing under and as defined in any of the related Loan Documents beyond any applicable grace and/or cure periods either (i) expressly set forth in the related Loan Document or (ii) set forth in a waiver, standstill or forbearance granted in compliance with Section 5.06(a).

“Defaulted Loan Cure Period” shall have the meaning set forth in Section 3.04(a).

“Delaware Act” shall mean the Delaware Limited Liability Company Act (6 Del. C. § 18‑101 et seq.), as amended from time to time.

“Design Professionals” means, individually and/or collectively, as the context may require, all architects, engineers, consultants and similar professionals engaged by or on behalf of a Borrower, any Affiliate of a Borrower, an architect, an engineer, or a construction manager in connection with the structural design relating to the applicable Property, including without limitation, each architect and each engineer.

“Determination Date” shall mean, with respect to any determination of the Applicable Rate applicable to an Interest Accrual Period with respect to (a) a Transaction determined in connection with the Term SOFR Rate Index, the date that is two (2) U.S. Government Securities Business Days preceding the first day of the applicable Interest Accrual Period, and (b) a Transaction determined in connection with the Alternate Rate Index or the Prime Rate Index, the date determined by Senior Participant in connection with Alternate Rate Index Conforming Changes.

“Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is a member of the Seller’s controlled group or under common control with Seller, within the meaning of Section 414 of the Code.

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“Escrow Account” shall mean any escrow or reserve account held pursuant to the Loan Documents.

“Event of Default” shall have the meaning assigned to such term in the related Loan Documents.

“Exchange Act” shall have the meaning specified in the definition of “Change of Control”.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Senior Participant, or required to be withheld or deducted from a payment to a Senior Participant, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Senior Participant being organized under the laws of, or having its principal office or the office from which it books the Senior Participation Interest located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Senior Participant with respect to an interest in the Senior Participation Interest pursuant to a law in effect on the date on which (i) the Senior Participant acquires such interest hereunder (other than pursuant to an assignment request by the Seller and the Junior Participant under Section 21.09(h)) or (ii) the Senior Participant changes the office from which it books the Senior Participation Interest, except in each case to the extent that, pursuant to Section 21.09(a) or Section 21.09(d), amounts with respect to such Taxes were payable either to the Senior Participant’s transferor immediately before such Senior Participant became a party hereto or to the Senior Participant immediately before it changed the office from which it books the Senior Participation Interest, (c) Taxes attributable to a Senior Participant’s failure to comply with Section 21.09(e) and (d) any withholding Taxes imposed under FATCA.

“Exculpated Party” shall mean, collectively, each direct and indirect shareholder, beneficiary, trustee, member, officer, director, independent director, agent, manager, independent manager, employee, limited partner, investment advisor and investment manager of (i) the Seller, (ii) the Junior Participant, (iii) any affiliate, partner, or member of the Seller or the Junior Participant, and/or (iv) any affiliate of any of the foregoing.

“Extended Future Funding Grace Period” shall have the meaning assigned to such term in Section 2.07(c).

“Facility Guarantee Agreement” shall mean that certain Guarantee Agreement, dated as of the date hereof, from the Guarantor in favor of the Senior Participant, in form and substance acceptable to the Senior Participant, as may be amended from time to time in accordance therewith.

“Facility Maturity Date” shall mean the date that is sixty (60) months following the last Participation Purchase Date.

“Facility Repayment Event” shall mean the occurrence of any of the following:

(1) at any time following the last day of the Ramp-Up Period, either (A) there are two (2) Pooled Loans and the Portfolio Advance Rate is greater than 55%, or (B) there is only one (1)

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Pooled Loan and the Portfolio Advance Rate is greater than 40%; provided that, any Facility Repayment Event occurring pursuant to this clause (1) shall be deemed cured if, within fifteen (15) Business Days of delivery of written notice to Seller of such occurrence, Seller makes one or more payments to Senior Participant in an amount sufficient to: (i) in the case of a Facility Repayment Event pursuant to clause (A) above, reduce the Portfolio Advance Rate to 55% or lower, or (ii) in the case of a Facility Repayment Event pursuant to clause (B) above, reduce the Portfolio Advance Rate to 40%;

(2) the occurrence of a breach of any representation or warranty with respect to a Pooled Loan made by Seller or Junior Participant herein or in any of the Transaction Documents (including, without limitation, each of the representations and warranties made in respect of the Pooled Loans pursuant to Exhibit A, except to the extent disclosed in writing in a Requested Exceptions Report approved by Senior Participant or otherwise waived in writing by Senior Participant and other than any representation or warranty breach with respect to a Pooled Loan which results from a Pooled Loan becoming a Defaulted Loan, which breach shall be subject to the MPT Cure Period and Defaulted Loan Cure Period set forth in Section 3.04 hereof); provided, that except in the case of an intentional misrepresentation or any breach of a representation or warranty related to any act of fraud of Seller or Junior Participant in connection with this Agreement, in which case no cure shall be permitted, no Facility Repayment Event shall occur if Seller cures such breach of representation or warranty, or Seller repurchases the Senior Participation Interest with respect to the Pooled Loan subject to such breach of representation or warranty, in either case, within fifteen (15) Business Days after (x) notice thereof by Senior Participant, or (y) Junior Participant otherwise having Knowledge of such breach,

(3) the occurrence and continuance of an Agreement Event of Default,

(4) if a Mandatory Payment Trigger exists and has not been cured within the applicable MPT Cure Period (or, with respect to Advance Trigger Events where the Junior Participant has properly elected the Defaulted Loan Cure Period and is satisfying all payment and other requirements of Section 3.04, then at the end of the applicable cure periods set forth in Section 3.04), or

(5) if the Senior Participation Funded Amount, at any time after the Ramp-Up Period, is less than 10% of the Total Maximum Senior Participation Committed Amount and all of the Pooled Loans outstanding at such time are not repurchased by Junior Participant within 90 calendar days after the first date (following the expiration of the Ramp-Up Period) on which Senior Participant provides written notice to Junior Participant that the Senior Participation Funded Amount is less than 10% of the Total Maximum Senior Participation Committed Amount.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

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“Foreign Senior Participant” shall mean any Senior Participant that is not a U.S. Person.

“Future Funding Guarantee Agreement” shall mean that certain Guaranty of Equity Obligations, dated as of the date hereof, from the Guarantor in favor of the Senior Participant, in form and substance acceptable to the Senior Participant, as may be amended from time to time in accordance therewith.

“GAAP” shall mean United States generally accepted accounting principles, consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra‑national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee Agreements” shall mean, collectively, the Future Funding Guarantee Agreement and the Facility Guarantee Agreement.

“Guarantor” shall mean Claros Mortgage Trust, Inc., a Maryland corporation.

“HVCRE” shall mean “High Volatility Commercial Real Estate” pursuant to the Basel III regulations.

“Income” shall mean, with respect to any Pooled Loan at any time, any collections or receipts of Principal Proceeds, Other Loan Fees, interest, dividends, receipts or other distributions or collections or any other amounts related to such Pooled Loan (whether directly or via a pass‑through or participation interest).

“Indebtedness” shall mean, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with

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the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (i) Capitalized Lease Obligations of such Person; and (j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made to the Senior Participant or its Affiliates by or on account of any obligation of the Junior Participant or Seller under any Transaction Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Independent Appraiser” shall mean a professional real estate appraiser that (i) is approved by Senior Participant in its sole discretion; (ii) was not selected or identified by the Borrower; (iii) is not affiliated with the lender under the mortgage or the Borrower; (iv) is a member in good standing of the American Appraisal Institute; and (v), is certified or licensed in the state where the subject Property is located.

“Independent Director” or “Independent Manager” shall mean an individual with at least three (3) years of employment experience serving as an independent director or independent manager at the time of appointment who is provided by, and is in good standing with, Paracorp Incorporated, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers or is not acceptable to the rating agencies, another nationally recognized company reasonably approved by Senior Participant, in each case that is not an Affiliate of Seller or Junior Participant and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of Seller or Junior Participant and is not, and has never been, and will not while serving as independent director or manager be:

(a) a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of Seller or Junior Participant or any of its respective equityholders or Affiliates (other than as an independent director or manager of an Affiliate of Seller or Junior Participant that does not own a direct or indirect interest in Seller or Junior Participant and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of business);

(b) a customer, creditor, supplier or service provider (including provider of professional services) to Seller or Junior Participant or any of its respective equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent directors or managers and other corporate services to Seller or Junior Participant or any of its equityholders or Affiliates in the ordinary course of business);

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(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, customer, creditor, supplier or service provider; or

(d) a Person that Controls or is under common Control with (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the independent director or manager of a single purpose bankruptcy remote entity affiliated with Seller or Junior Participant that does not own a direct or indirect interest in Seller or Junior Participant shall not be disqualified from serving as an independent director or manager of Seller or Junior Participant, provided that the fees that such individual earns from serving as independent directors or managers of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Insolvency Law” shall mean any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors.

“Insolvency Proceeding” shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any Insolvency Law, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making of a general assignment for the benefit of creditors; (v) the admission in writing or in any public forum (including, without limitation, in an earnings call or investors meeting) by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; (vi) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person; (vii) the consent by such Person to the entry of an order for relief in an insolvency case under any Insolvency Law; or (viii) the taking of action by any such Person in furtherance of any of the foregoing.

“Interest Accrual Period” shall mean, with respect to any Remittance Date and any Pooled Loan (a) in the case of the first Interest Accrual Period for any Pooled Loan, the period commencing on and including the applicable Participation Purchase Date and ending on and excluding the first Remittance Date following the applicable Participation Purchase Date, and (b) in the case of any subsequent Interest Accrual Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding such Remittance Date.

“Junior Participant” shall have the meaning assigned to such term in the Preamble.

“Junior Participant Power of Attorney” shall mean the power of attorney from the Junior Participant, substantially in the form of Exhibit B-1 attached hereto.

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“Junior Participation Funded Amount” shall mean, with respect to any Pooled Loan, (a) as of the Participation Purchase Date therefor, the amount set forth on Schedule II hereto (as such Schedule may be updated by Senior Participant to reflect re-allocations among the Pooled Loans from time to time as set forth thereon) as the “Junior Participation Funded Amount” and (b) thereafter, such amount plus (i) the amount of additional Loan Advances made by the Junior Participant, including, without limitation, any Loan Advances made by the Junior Participant pursuant to Section 2.07(c), plus (ii) any Protective Advances made by the Junior Participant, less (iii) the sum of any Realized Losses or other amounts previously applied in reduction of such amount pursuant to this Agreement, less (iv) any Loan Advances previously made by the Junior Participant and reimbursed by the Senior Participant pursuant to Section 2.07(b).

“Junior Participation Funding Obligations” shall mean with respect to each Pooled Loan, as of any date of determination (A) the current amount of unfunded Additional Advances for such Pooled Loan, minus (B) an amount equal to (x) the Senior Participation Committed Amount for such Pooled Loan, less (y) the current Senior Participation Funded Amount for such Pooled Loan; provided, that the number determined pursuant to this clause (B) shall not be less than zero.

“Junior Participation Interest” shall mean the Junior Participant’s legal ownership of an interest in each of the Pooled Loans, the Loan Documents and the proceeds thereof and the net economic interest of such interest in the Pooled Loans after giving effect to the Senior Participant’s interest in the Pooled Loans, together with the other rights and privileges specified in this Agreement.

“Junior Participation Purchase Price” shall mean, with respect to any Pooled Loan as of the Participation Purchase Date therefor, the difference between the unpaid principal balance of the related Pooled Loan minus the Senior Participation Purchase Price in respect of such Pooled Loan as of the Participation Purchase Date.

“Knowledge” shall mean, with respect to Guarantor, Junior Participant and Seller, the Actual Knowledge of (a) any asset manager employed by, or on behalf of, such Person that is primarily responsible for any Pooled Loan and (b) any other employee of such Person with a title equivalent or more senior to that of “first vice president” primarily responsible for the origination, acquisition and/or management of any Pooled Loan.

“Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, to the extent that such Governmental Authority acts with the force of law, foreign or domestic.

“Lender” shall have the meaning set forth in Section 5.06(a)(xxvi) hereto.

“Loan” and “Loans” shall mean any Senior Mortgage Loan or Mezzanine Loan proposed for purchase by Seller by Participants as a Pooled Loan hereunder.

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“Loan Advance” shall mean any funding of any portion of a Pooled Loan by a Participant after the Participation Purchase Date therefor pursuant to the terms of this Agreement, which shall include Additional Advances, Protective Advances and/or Servicing Advances.

“Loan Agreement” shall mean, with respect to any Pooled Loan, the applicable loan agreement with respect to such Pooled Loan.

“Loan Documents” shall mean (a) with respect to any Pooled Loan that is a Senior Mortgage Loan, the Mortgage Loan Documents related to such Senior Mortgage Loan, and (b) with respect to any Pooled Loan that is a Mezzanine Loan, the Mezzanine Loan Documents with respect to such Mezzanine Loan and the Mortgage Loan Documents with respect to the Senior Mortgage Loan to which such Mezzanine Loan relates.

“Loan Guarantor” shall mean, with respect to any Pooled Loan, the guarantor of any of the obligations of the Borrower with respect to such Pooled Loan.

“Loan Guaranty” shall mean, with respect to any Pooled Loan, the guaranty with respect to such Pooled Loan.

“Loan Maturity Date” shall mean, with respect to any Pooled Loan, the maturity date of such Pooled Loan as specified in the related Loan Documents, after giving effect to all extensions as of right of the Borrower (without lender consent) in accordance with the applicable Loan Documents.

“Look-Through LTV Trigger Event” shall mean an event that shall occur if the Senior Participation Look-Through LTV of the Pooled Loans in the aggregate increases by more than 15% from the Participation Purchase Date of each such Pooled Loan, as determined by an Appraisal ordered by the Senior Participant.

“LTV” shall mean, with respect to any Pooled Loan, the ratio, expressed as a percentage, of the Maximum Amount of such Pooled Loan to the as-complete or as-stabilized value of the related mortgaged property securing such Pooled Loan, as determined pursuant to an Appraisal of such mortgaged property, and based on the business plan of the related Borrower in place on the Participation Purchase Date, acceptable to Senior Participant (subject to any updates consistent with the terms of Section 5.06(a) as may be agreed upon by Senior Participant in its sole discretion).

“Major Decision Standard” shall have the meaning assigned to such term in Section 5.06(a).

“Major Decisions” shall have the meaning assigned to such term in Section 5.06(a).

“Manager” shall mean Claros REIT Management LP, a Delaware limited partnership, together with its permitted successors and assigns.

“Mandatory Payment Trigger” shall have the meaning set forth in Section 3.04.

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“Material Adverse Effect” shall mean a material adverse effect on (a) the property, assets or financial condition of Seller, Junior Participant or Guarantor, taken as a whole, (b) the ability of Seller, Junior Participant or Guarantor to perform any of its obligations hereunder or under any other Transaction Documents to which it is a party, or to perform any other obligation under any of the Transaction Documents to which it is a party in all material respects, (c) the validity or enforceability of any of the Transaction Documents, or (d) the rights and remedies of Senior Participant under any of the Transaction Documents.

“Materials of Environmental Concern” shall mean any toxic mold, any petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

“Maximum Amount” shall mean, with respect to any Pooled Loan, the maximum principal balance of such Pooled Loan under the related Loan Documents, which amount as of the related Participation Purchase Date shall be set forth on Schedule II hereto.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Senior Participation Interest and as provided for herein or the other Transaction Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Senior Participation Interest.

“Mezzanine Loan” shall mean a loan evidenced by a note and primarily secured by pledges of all of the related Mezzanine Loan Collateral.

“Mezzanine Loan Collateral” shall mean all the equity interests in entities that directly own multifamily or commercial properties that serve as collateral for the related Senior Mortgage Loan.

“Mezzanine Loan Documents” shall mean, with respect to any Mezzanine Loan, the Mezzanine Note, all other documents executed in connection with, evidencing or governing such Mezzanine Loan and the Mortgage Loan Documents for the related Pooled Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement.

“Mezzanine Note” shall mean the original promissory note that was executed and delivered in connection with a particular Mezzanine Loan.

“Minimum Rate” means the Rate Index Floor plus the Senior Participation Spread.

“Mortgage” shall mean any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Loan Documents” shall mean, with respect to any Senior Mortgage Loan (including any Senior Mortgage Loan evidenced by an A-Note), the Loan Agreement, the

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Mortgage Note, Mortgage and all other documents executed in connection with and/or evidencing or governing such Senior Mortgage Loan, including, without limitation those documents that are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor with respect to a Senior Mortgage Loan.

“Mortgagor” shall mean (a) with respect to a Senior Mortgage Loan, the obligor on a Mortgage Note and the grantor of the related Mortgage, and (b) with respect to a Mezzanine Loan, the obligor on a Mezzanine Note and the grantor of the related security instrument related to such Mezzanine Loan.

“MPT Cure Period” shall have the meaning set forth in Section 3.04.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Note” or “Notes” shall mean a Mortgage Note or a Mezzanine Note, as applicable.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Origination Fee” shall mean, with respect to each Pooled Loan, a fee payable on the Participation Purchase Date for each such Pooled Loan in an amount equal to the lesser of (x) Senior Participant’s pro rata share of the origination fee paid by the related Borrower under such Pooled Loan and (y) 1.00% of the related Senior Participation Committed Amount for such Pooled Loan, which shall be fully earned by Senior Participant as of the related Participation Purchase Date for such Pooled Loan; provided, however, that if all or any portion of the origination fee payable by the related Borrower under such Pooled Loan has not yet been paid as of any applicable Participation Purchase Date, then such amounts shall be paid to Senior Participant promptly following Junior Participant’s receipt of the corresponding origination fee from the Borrower.

“Other Connection Taxes” shall mean, with respect to the Senior Participant, Taxes imposed as a result of a present or former connection between the Senior Participant and the jurisdiction imposing such Tax (other than connections arising from the Senior Participant having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Senior Participation Interest or Transaction Document), including, without limitation, in any securitization of the Senior Participation Interest.

“Other Loan Fees” shall mean, with respect to any Pooled Loan, all assumption fees, modification fees, unused fees, workout fees, liquidation fees, administration fees, late fees, amendment fees, call protection payments, exit fees, prepayment premiums or similar fees payable under the applicable Loan Documents.

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“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment other than an assignment made pursuant to Section 21.09(h).

“Participant” shall mean either or both of the Senior Participant and the Junior Participant, as the context requires.

“Participation Purchase Date” shall mean, with respect to any Pooled Loan, the date on which the Participations in such Pooled Loan have been sold to the Participants hereunder.

“Participation Register” shall have the meaning set forth in Section 16.04 hereto.

“Participations” shall mean, collectively, the Senior Participation Interest and the Junior Participation Interest.

“Parties” shall have the meaning assigned to such term in the Preamble.

“PATRIOT Act” shall have the meaning assigned to such term in Section 11.02(k).

“Payment Date” shall have the meaning set forth in the applicable Loan Documents.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit E attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least an amount equal to the greater of (I) $500,000,000 and (II) the percentage of the total Senior Participation Interest being acquired by the applicable Qualified Transferee, multiplied by the then-current aggregate outstanding Senior Participation Funding Obligations with respect to all Pooled Loans, and (iii) is not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Plan” shall mean an employee benefit or other plan established or maintained by the Seller, Junior Participant or any ERISA Affiliate during the five (5)-year period ended prior to the date of this Agreement or to which the Seller, Junior Participant or any ERISA Affiliate makes, is obligated to make or has, within the five (5)-year period ended prior to the date of this Agreement, been required to make contributions, or has any liability (contingent or otherwise), and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

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“Plan Asset Regulations” shall mean U. S. Department of Labor Regulation Section 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledge Agreement” shall mean the Pledge Agreement, dated as of the date hereof, made by the Seller, as pledgor, in favor of the Senior Participant, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, pledging, when taken together, all limited liability company membership interests of the Junior Participant to the Senior Participant.

“Pledged Collateral” shall have the meaning assigned to such term in the Pledge Agreement.

“Pooled Loan” shall mean each Senior Mortgage Loan and Mezzanine Loan in which Participations are sold to the Participants pursuant to this Agreement.

“Portfolio Advance Rate” shall mean, with respect to all Pooled Loans, the ratio, expressed as a percentage, of the sum of the then-current aggregate Senior Participation Committed Amount for all Pooled Loans to the sum of the then-current aggregate Maximum Amount for all Pooled Loans; provided that the Maximum Amount of (i) any Defaulted Loan and (ii) any Pooled Loans that collectively cause an Affected LTV Loan Trigger Event to occur shall (for so long as such Affected LTV Loan Trigger Event is continuing), in each case, be disregarded from the denominator in calculating the Portfolio Advance Rate pursuant to this definition.

“Prepayment Penalty” shall mean, in respect of any repayment of the Senior Participation Interest by or on behalf of Seller or Junior Participant prior to the Prepayment Penalty End Date, an amount equal to the product of (x) 10% and (y) the aggregate Senior Participation Funded Amount; provided that no Prepayment Penalty shall be assessed in connection with any repurchase of the Senior Participation Interest if and to the extent that such repayment of the Senior Participation Interest is in connection with:

(a) a prepayment or repayment (at maturity or otherwise) by the Borrower or Loan Guarantor of such Pooled Loan (including, without limitation, any prepayment in connection with any casualty, condemnation or Change in Law);

(b) a cure by Junior Participant of any Trigger Event;

(c) a payment pursuant to a Sequential Principal Payment Trigger or Mandatory Payment Trigger;

(d) the repayment of the Senior Participation Funded Amount of a Pooled Loan where there has been a request that Senior Participant consent to a Major Decision and Senior Participant has notified Junior Participant that it has decided not to approve Junior Participant’s request for such Major Decision with respect to such Pooled Loan and (i) Junior Participant provides written notice to Senior Participant of its intent to repay the Senior Participation Funded Amount with respect to such Pooled Loan within ten (10) Business Days of Junior Participant receiving notice that Senior Participant has so decided not to approve such request by Junior Participant, and (ii) such repayment is effected within one hundred and twenty (120) days of Junior

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Participant receiving notice that Senior Participant has so decided not to approve such request by Junior Participant;

(e) a repayment by Junior Participant of all but not less than all of the Total Senior Participation Funded Amount within 120 days following (i) Senior Participant’s demand for payment of any amounts pursuant to Section 3.09 of this Agreement or (ii) the exercise of Senior Participant’s rights or remedies pursuant to clauses (b), (c) or (d) of Section 3.08 of this Agreement, where, after giving effect to such exercise, the applicable Alternate Rate Index would be less than zero (0) but for the application of the related proviso in the definition of “Alternate Rate Index”;

(f) a repayment by Junior Participant of all but not less than all of either (x) the entire Senior Participation Funded Amount, or (y) the Senior Participation Funded Amount of a specified Pooled Loan, in each case, within ninety (90) days following Senior Participant’s decision not to fund an Additional Advance with respect to such specified Pooled Loan where each of the following has occurred: (i) Junior Participant has determined in its good faith reasonable judgment that the related Borrower has satisfied all conditions to fund the requested Additional Advance under such specified Pooled Loan and Junior Participant has funded the full related Additional Advance thereon pursuant to the terms of the applicable Loan Documents, (ii) Senior Participant has determined in good faith that the requirements of Section 2.07(a)(vii) are not satisfied, and (iii) all other requirements of Section 2.07(a) have been satisfied;

(g) a repayment of the Senior Participation Funded Amount of a Pooled Loan that was repaid by Seller within twelve (12) months of the Closing Date where both of the following apply: (x) such Pooled Loan is promptly refinanced into another lending facility provided by Senior Participant and, (y) immediately after giving effect to the repayment of the Senior Participation Funded Amount with respect to such Pooled Loan, no Trigger Event would result;

(h) a repayment of the Senior Participation Funded Amount of a Pooled Loan that is a Defaulted Loan;

(i) a repayment of the Senior Participation Funded Amount of a Pooled Loan that is causing the occurrence of any Facility Repayment Event, excluding any Facility Repayment Event caused in whole or in part by a voluntary Agreement Event of Default (other than a voluntary Agreement Event of Default occurring as a result of clause (1) or clause (5) of the definition of Facility Repayment Event), any voluntary action or omission of Guarantor, Seller, Junior Participant or any of the respective Affiliates that resulted in any default relating to any such Pooled Loan, or any act of fraud or gross negligence, in each case, on the part of Guarantor, Seller, Junior Participant or any of their respective Affiliates;

(j) a repayment by Junior Participant of all but not less than all of the Total Senior Participation Funded Amount within one hundred twenty (120) days following any assignment, participation or sale by Senior Participant, or entry into a Secondary Market Transaction by Senior Participant, with respect to all or any portion of the Senior Participation Interest where the terms of such assignment, participation, sale or Secondary Market Transaction do not provide that (A) JPMorgan Chase Bank, National Association shall remain sole agent with respect to any decisions or discretion afforded to Senior Participant under the Transaction Documents, (B) JPMorgan Chase Bank, National Association retains decision-making authority and responsibility with

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respect to the exercise of remedies pursuant to the Transaction Documents, and (C) Junior Participant shall be permitted to continue to deal solely and directly with JPMorgan Chase Bank, National Association with respect to any such matters; unless, in any such case, such assignment, participation or sale by Senior Participant, or entry into a Secondary Market Transaction by Senior Participant was made while an Agreement Event of Default has occurred and is continuing; or

(k) the repayment of all of the Senior Participation Funded Amount within 90 days of the sale and assignment by Senior Participant of more than 50% of its interests (on a cumulative basis) in the Transaction Documents.

“Prepayment Penalty End Date” shall mean the date that is thirty (30) months following the Closing Date.

“Prime Rate” means a fluctuating rate per annum equal to the Prime Rate Index plus the Prime Rate Spread; provided, however in no event shall the Prime Rate be deemed to be less than the Minimum Rate.

“Prime Rate Index” means the annual rate of interest publicly announced by JPMorgan Chase Bank, National Association, in New York, New York, as its base rate, as such rate shall change from time to time. If JPMorgan Chase Bank, National Association, ceases to announce a base rate, Prime Rate Index shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” the Senior Participant shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Senior Participant shall select a comparable interest rate index. Notwithstanding the foregoing, in no event shall Prime Rate Index be less than the Rate Index Floor.

“Prime Rate Spread” means, in connection with the conversion of a Transaction from a SOFR Rate Transaction to a Prime Rate Transaction, the difference (expressed as the number of basis points) of (a) the Term SOFR Rate Index as of the Determination Date for which the Term SOFR Rate Index was last applicable to the related Transaction plus the applicable Senior Participation Spread minus (b) the Prime Rate Index as of such Determination Date; provided, however, that if such difference is a negative number, the Prime Rate Spread shall be zero.

“Prime Rate Transaction” means a Transaction at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Principal Proceeds” shall mean, with respect to any Pooled Loan, any payment or prepayment of principal or other amounts received or allocated in respect of principal, including, without limitation, all accrued or defaulted interest payments and all net sale proceeds or recoveries in connection with a sale or liquidation of such Pooled Loan or any interest in the related Property or other collateral in respect thereof or related thereto or any amounts allocated as principal in respect of any such Pooled Loan.

“Prohibited Investor” shall mean (1) a person or entity whose name appears on the list of “Specially Designated Nationals and Blocked Persons” by OFAC, (2) any foreign shell bank, and (3) any person or entity resident in or whose subscription funds are transferred from or

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through an account in a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gati.org for FATF’s list of Non-Cooperative Countries and Territories.

“Prohibited Transferee” shall mean any of those persons or entities listed on Schedule III hereto.

“Property” and “Properties” shall mean, with respect to any Pooled Loan that is a Senior Mortgage Loan, the real property securing such Pooled Loan, and with respect to any Pooled Loan that is a Mezzanine Loan, the real property securing the Senior Mortgage Loan made to the Borrower whose equity interests are security for such Mezzanine Loan.

“Protective Advance” shall mean any advance for (i) the preservation, restoration, operation and protection of any collateral securing any Pooled Loan that, in such advancing Person’s reasonable discretion, is necessary to prevent an immediate or material loss to the Participant’s interest in such collateral, (ii) the payment of (A) real estate taxes, assessments, ground rents and governmental charges that may be levied or assessed against any Borrower or any of its Affiliates or any collateral securing any Pooled Loan, or revenues therefrom or that become liens on such collateral, (B) insurance premiums, (C) amounts necessary to purchase a replacement interest rate cap agreement to the extent that any Borrower fails to do so in accordance with the terms of the applicable Loan Documents, (D) ground rents or other amounts required to be made under any related ground leases and (E) the out-of-pocket costs and expenses of the Person making such advance (including, without limitation, reasonable attorneys’ fees and expenses) to the extent not paid by the applicable Borrower that are incurred in connection with a sale of a Pooled Loan, the negotiation of a workout of a Pooled Loan, an assumption of a Pooled Loan or a release of any collateral for the Pooled Loan from the lien of the applicable Mortgage, (iii) any enforcement or judicial proceedings, including foreclosures and including, but not limited to, court costs, reasonable attorneys’ fees and expenses and costs for third party experts, including appraisers, environmental and engineering consultants, (iv) the management, operation and liquidation of any collateral securing any Pooled Loan, (v) construction proceeds, (vi) interest due to the Junior Participant, and (vii) any other reason permitted hereunder.

“Protective Advance Notice” shall have the meaning assigned to such term in Section 9.01.

“Purchase Date LTV” shall mean, with respect to any Pooled Loan, the Purchase Date LTV set forth on Schedule II hereto with respect to such Pooled Loan.

“Qualified Transferee” shall mean the Senior Participant or any other Person that is (i) not a Prohibited Investor, (ii) in compliance with all applicable AML Laws including the PATRIOT Act, (iii) is regularly engaged in the business of owning commercial real estate loans or operating commercial real estate properties, (iv) maintains (a) a minimum net worth in an amount equal to the greater of (I) $500,000,000 and (II) the percentage of the total Senior Participation Interest being acquired by the applicable Qualified Transferee, multiplied by the

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then-current aggregate outstanding Senior Participation Funding Obligations with respect to all Pooled Loans and (b) minimum liquidity of $250,000,000, (v) is not a Prohibited Transferee, and is (vi):

(a) an entity Controlled by, under common Control with or Controlling either of the Senior Participant or the Junior Participant, or

(b) one or more of the following:

(i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan;

(ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended;

(iii) an institution substantially similar to any of the Persons described in clause (b)(i), (b)(ii) or (b)(v) of this definition;

(iv) any Person Controlled by, Controlling or under common Control with any of the Persons described in clause (a), clause (b), clause (b)(i), (b)(ii), (b)(iii) or (b)(v) of this definition;

(v) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager acts as general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more of the following: a Qualified Transferee, an institutional “accredited investor”, within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended; or

(vi) any Person set forth on Exhibit E or any other Person Controlled by, Controlling or under common Control with any of the Persons set forth on Exhibit E.

“Ramp-Up Period” shall mean a period of time that will begin on the Closing Date and end on May 3, 2023.

“Rate Index Floor” means, with respect to any Pooled Loan, the greater of zero and such other amount as set forth on Schedule II hereto for such Pooled Loan.

“Realized Losses” shall mean, with respect to any Pooled Loan, the aggregate reductions of the principal balance of such Pooled Loan that have been permanently made as a result of a bankruptcy proceeding, modification or otherwise.

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“Reference Banks” shall mean banks each of which shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market and (ii) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, National Association, Barclays Bank, Plc and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Senior Participant shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Senior Participant, in its sole discretion exercised in good faith, may designate alternative banks meeting the criteria specified in clauses (i) and (ii) above.

“Remittance Date” shall mean the fifteenth (15th) calendar day of each month, or the next succeeding Business Day if such calendar day shall not be a Business Day, commencing in December 2022.

“REOC” shall mean a “Real Estate Operating Company” within the meaning of Regulation Section 2510.3‑101(e) of the Plan Asset Regulations.

“Requested Exceptions Report” shall mean a written report from Junior Participant with respect to a Pooled Loan, delivered to and approved by Senior Participant in its sole discretion, specifically listing any exceptions with respect to such Pooled Loan to any of the representations and warranties set forth on Exhibit A.

“Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

“Responsible Officer” shall mean any executive officer of Seller or authorized signatory of Seller.

“Revolving Period” shall mean the period beginning on the Closing Date and ending on November 4, 2023.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions Laws and Regulations, or Anti-Terrorism Law, or AML Law broadly restricting or prohibiting dealings with such country, territory or government (as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctions Laws and Regulations” shall mean economic or financial sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Commerce, (b) United Nations (UN), (c) the European Union (EU), (d) the State Secretariat for Economic Affairs (SECO) of Switzerland, (e) HM Treasury of the United Kingdom, or (f) the government of any other country or territory in which Seller, Administrator, or any Party, or any Subsidiary of Seller, Administrator or any Party, maintains regular business operations.

“Second Protective Advance Notice” shall have the meaning assigned to such term in Section 9.01.

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“Secured Obligations” shall have the meaning assigned to such term in Section 2.05(a).

“Seller” shall have the meaning assigned to such term in the Recitals.

“Seller Power of Attorney” shall mean the power of attorney from the Seller, substantially in the form of Exhibit B-2 attached hereto.

“Senior Mortgage Loan” shall mean a performing senior commercial (including, but not limited to, office, retail, hospitality, industrial and self-storage property types) or multifamily (including, but not limited to, manufactured housing and student housing property types) fixed or floating rate mortgage loan or A‑Note related to a performing senior commercial or multifamily fixed or floating rate mortgage loan, in each case secured by a first lien on multifamily or commercial properties.

“Senior Participant” shall have the meaning assigned to such term in the Preamble.

“Senior Participant Compliance Policy” shall mean any corporate policy of Senior Participant or of any corporate entity Controlling Senior Participant related to the compliance by Senior Participant or such corporate entity or any of Senior Participant’s or such corporate entity’s Affiliates with any Requirement of Law and/or any request or directive by any Governmental Authority (whether or not having the force of law) and/or any proposed law, rule or regulation, including without limitation any policy of Senior Participant or any such corporation to comply with rules in proposed form or otherwise not yet in effect or to adhere to standards or other requirements in excess of those that would be required by any Requirement of Law.

“Senior Participant’s Other Loan Fee Share” shall mean, with respect to any Remittance Date:

(a) with respect to Other Loan Fees received for such Remittance Date with respect to any Pooled Loan which are in the nature of spread maintenance, yield maintenance or other similar fees which are calculated with respect to the amount of interest that would be paid in respect of such Pooled Loan under the related Loan Documents a percentage equal to the fraction, (i) the numerator of which is an amount equal to the product of (A) the Static Advance Rate with respect to such Pooled Loan multiplied by (B) an amount equal to the sum of the Senior Participation Spread plus, if applicable, the related Benchmark used in the determination of such spread maintenance, yield maintenance or other similar fee in respect of such Pooled Loan under the related Loan Documents and (ii) the denominator of which is an amount equal to the applicable interest rate used in determination of such spread maintenance, yield maintenance or other similar fee in respect of such Pooled Loan under the related Loan Documents (including the related spread in respect of such Pooled Loan and, if applicable, the related Benchmark used in such determination); and

(b) with respect to all Other Loan Fees with respect to each Pooled Loan other than those described in clause (a) of this definition, the Static Advance Rate for such Pooled Loan.

“Senior Participation Committed Amount” shall mean, with respect to any Pooled Loan, the amount set forth on Schedule II hereto as the Senior Participation Committed Amount

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as of the related Participation Purchase Date for such Pooled Loan, as such Senior Participation Committed Amount shall be reduced in accordance with Section 2.01(f).

“Senior Participation Funding Obligations” shall mean with respect to each Pooled Loan, as of any date of determination, an amount equal to (x) the Senior Participation Committed Amount for such Pooled Loan, less (y) the current Senior Participation Funded Amount for such Pooled Loan; provided, that the number determined pursuant to this clause (B) shall not be less than zero.

“Senior Participation Funded Amount” shall mean, with respect to any Pooled Loan (a) as of the related Participation Purchase Date, the amount set forth on Schedule II hereto, and (b) thereafter, with respect to any Pooled Loan, such amount plus (i) the amount of additional Loan Advances made by the Senior Participant in respect of such Pooled Loan, plus (ii) any interest on any Servicing Advances made by Senior Participant in respect of such Pooled Loan; provided that the Senior Participation Funded Amount shall in no event and at any time exceed the Senior Participation Committed Amount for such Pooled Loan.

“Senior Participation Interest” shall mean the Senior Participant’s legal ownership of an interest in each of the Pooled Loans, the Loan Documents and the proceeds thereof, any Servicing Advances made by the Senior Participant and the net economic interest of such interest in the Pooled Loans after giving effect to all other Parties’ interest in the Pooled Loans, together with the other rights and privileges specified in this Agreement.

“Senior Participation Look-Through LTV” shall mean, with respect to any Pooled Loan, the ratio, expressed as a percentage, of the Senior Participation Committed Amount for such Pooled Loan to the as-complete or as-stabilized value (or, with respect to any Pooled Loans secured by unimproved mortgage properties, the as-is value) of the related mortgaged property securing such Pooled Loan, as determined pursuant to an Appraisal of such mortgaged property, and based on the business plan of the related Borrower in place on the Participation Purchase Date, acceptable to Senior Participant in its sole discretion (subject to any updates consistent with the terms of Section 5.06(a) as may be agreed upon by Senior Participant in its sole discretion).

“Senior Participation Purchase Price” shall mean, with respect to any Pooled Loan, the price at which the Senior Participation Interest in such Pooled Loan is transferred by Seller to Senior Participant on the applicable Participation Purchase Date, as set forth on Schedule II hereto, which shall be equal to the product of the Static Advance Rate applicable to such Pooled Loan (as set forth on Schedule II hereto), multiplied by the unpaid outstanding principal balance of such Pooled Loan (which shall, for the avoidance of doubt, exclude any origination fee paid to Seller in connection with its origination of such Pooled Loan, each as of the Participation Purchase Date (unless otherwise agreed upon by the parties), and as specified on Schedule II hereto).

“Senior Participation Spread” shall mean, with respect to each Pooled Loan, the mutually agreed upon amount set forth on Schedule II hereto as the “Senior Participation Spread” applicable to such Pooled Loan.

“Senior Rate” shall mean, with respect to any Transaction, (i) the SOFR Rate for so long as the related Transaction is a SOFR Rate Transaction, (ii) the Alternate Rate for so long

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as the related Transaction is an Alternate Rate Transaction or (iii) the Prime Rate for so long as the related Transaction is a Prime Rate Transaction.

“Sequential Principal Payment Trigger” shall mean the occurrence of any of the following events: (i) 36 months have elapsed since the Closing Date, (ii) the last day of the Ramp-Up Period has occurred and there are three (3) or fewer Pooled Loans subject to a Participation under this Agreement, or (iii) a Trigger Event and/or any Facility Repayment Event has occurred and is continuing.

“Servicer Notice” shall mean the agreement between Senior Participant, Seller and Underlying Servicer, substantially in the form of Exhibit D hereto, as may be modified, amended, supplemented or otherwise modified from time to time as agreed upon by Senior Participant in its sole discretion.

“Servicing Advances” shall have the meaning assigned to such term in Section 9.01.

“Servicing Records” shall mean, with respect to each Pooled Loan, all files, documents, records, data bases, computer tapes, copies of computer tapes, data files, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Pooled Loans.

“Servicing Rights” shall mean any rights of the Seller or Junior Participant or any other Person to administer, service or subservice the Pooled Loans, to possess related records relating to or evidencing the servicing of the Pooled Loans, or to receive any servicing fees.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Rate” means a fluctuating rate per annum equal to the Term SOFR Rate Index plus the applicable Senior Participation Spread; provided, however, in no event shall the SOFR Rate be deemed to be less than the Minimum Rate.

“SOFR Rate Transaction” shall mean a Transaction at such time as interest thereon accrues at a rate of interest based upon the SOFR Rate.

“Specified Trigger Event” shall have the meaning set forth in Section 3.04(b).

“Specified Trigger Payment” shall have the meaning set forth in Section 3.04(b).

“Static Advance Rate” shall mean, with respect to any Pooled Loan, the Static Advance Rate set forth on Schedule II hereto with respect to such Pooled Loan.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than

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stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Rate Index selected by Senior Participant in its reasonable discretion).

“Term SOFR Rate Index” means the Term SOFR Reference Rate for a tenor of one month on the Determination Date (expressed as a percentage per annum and rounded up to the next nearest 1/1000 of 1%), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Date the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator, then the Term SOFR Rate Index will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Date. Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Term SOFR Rate Index be less than the Rate Index Floor.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Total Junior Participation Funded Amount” shall mean the sum of each Junior Participation Funded Amount.

“Total Maximum Senior Participation Committed Amount” shall mean $1,000,000,000.

“Total Senior Participation Committed Amount” shall mean the sum of all Senior Participation Committed Amounts.

“Total Senior Participation Funded Amount” shall mean the sum of each Senior Participation Funded Amount.

“Transaction” shall mean any transaction for the purchase by Senior Participant of a Senior Participation Interest in any Loan upon terms agreed upon by the Senior Participant in its sole discretion pursuant to the terms of this Agreement.

“Transaction Documents” shall mean this Agreement, the Custodial Agreement, the Pledge Agreement, the Administration Account Control Agreement, the Seller Power of Attorney and the Junior Participant Power of Attorney.

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“Transaction Request” shall have the meaning set forth in Section 2.01(c).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives or other contract, including a repo financing).

“Trigger Event” shall mean an Affected LTV Loan Trigger Event, a Look-Through LTV Trigger Event, an Advance Trigger Event or a Concentration Trigger Event, as applicable.

“Trigger Notice” shall mean a notice delivered by Senior Participant pursuant to Section 3.04 to Junior Participant of a potential Trigger Event, which notice shall be effective once given until revoked or rescinded by Senior Participant or until the occurrence of the related Trigger Event.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Underlying Servicer” shall mean CBRE, KeyBank, N.A., Situs Asset Management LLC, Trimont Real Estate Advisors, LLC, Wells Fargo Bank, National Association, or any other servicer under an Underlying Servicing Agreement that is approved by Senior Participant in its reasonable discretion.

“Underlying Servicing Agreement” shall mean, with respect to any Pooled Loan, any servicing agreement between the Seller, the Junior Participant, a lender, a co‑lender or a participant, as applicable, under such Pooled Loan and the related Underlying Servicer or any other agreement (including, without limitation, a pooling and servicing agreement, trust agreement, indenture or similar agreement) relating to the servicing of the Pooled Loan.

“Unused Fee” shall mean, with respect to each Pooled Loan, a fee payable in an amount equal to Senior Participant’s pro rata share (based on the Static Advance Rate for such Pooled Loan) of any unused fee paid to Seller by the Borrower under the applicable Loan Documents, which fee shall be payable to Senior Participant on the earlier of (i) the Remittance Date immediately following Seller’s receipt of such unused fee, and (ii) five (5) Business Days following Seller’s receipt thereof. For the avoidance of doubt, in no event can the Unused Fee be less than zero dollars ($0.00).

“VCOC” shall mean a “venture capital operating company” within the meaning of Section 2510.3‑101(d) of the Plan Asset Regulations.

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Section 1.02 Rules of Construction; Other Definitional Provisions. Unless the context otherwise clearly requires: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referred to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein); (f) any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s permitted successors and assigns or such Person’s successors in such capacity, as the case may be; (g) all references in this Agreement to designated “Articles”, “Sections”, “ Subsections”, “clauses” and other subdivisions are to the designated Articles, Sections, Subsections, clauses and other subdivisions of this Agreement; (h) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision and (i) the words “notification”, “notice”, “request”, “demand”, “direction” and other words of similar import shall be deemed to be modified, if not actually so modified, by the word “written”. In addition, whenever the Senior Participant has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, forbear, amend, supplement, take any action or take no action or to approve or disapprove (or any similar language or terms), or if any arrangement or term is to be satisfactory or acceptable to or approved by the Senior Participant (or any similar language or terms), the decision of the Senior Participant with respect thereto shall be in the sole and absolute discretion of the Senior Participant unless otherwise provided for herein, and such decision shall be final and conclusive absent manifest error.

ARTICLE II

PARTICIPATION INTERESTS

Section 2.01 Creation of Interest; Purchase of Interest; Purchase Price.

(a) On or prior to the date hereof, the Seller hereby creates the Senior Participation Interest and the Junior Participation Interest. With respect to any and all rights, including with respect to payments or proceeds and interests in the Pooled Loans under this Agreement, the Junior Participant shall be subordinate to the Senior Participant and the Junior Participation Interest shall be subordinated with respect to the Senior Participation Interest. Subject in all instances to the terms of this Agreement and the subordination set forth herein, each Participation shall entitle the holder thereof to any and all rights with respect to the Pooled Loans and to the proceeds thereof. The Participations shall collectively represent 100% of the beneficial ownership of all of the Pooled Loans. Notwithstanding any other provision herein or any Transaction Documents, the obligations and liabilities with regard to ownership of legal title to the Pooled Loans shall remain obligations and liabilities solely of the Seller and not of the Participants. Any rights with respect to any Pooled Loan shall not be exercised by the Seller unless at the direction of the Participants or unless Seller is otherwise expressly entitled to act at the related

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time in accordance with this Agreement. The rights of the Senior Participant and Junior Participant shall be only those expressly set forth herein, and the Senior Participant and Junior Participant shall be entitled to act at any time solely in accordance with the terms of this Agreement.

(b) In consideration for the mutual premises set forth in this Agreement, on the Closing Date, the Senior Participant hereby purchases the Senior Participation Interest in the Pooled Loans for which the Participation Purchase Date is the Closing Date from the Seller and the Junior Participant hereby purchases the Junior Participation Interest in the Pooled Loans for which the Participation Purchase Date is the Closing Date from the Seller. Senior Participant shall purchase the Senior Participation Interest on the Closing Date by payment of the Senior Participation Purchase Price to Seller in respect of all Pooled Loans for which the Participation Purchase Date is the Closing Date. Junior Participant shall purchase the Junior Participation Interest on the Closing Date by payment of the Junior Participation Purchase Price to Seller in respect of all Pooled Loans for which the Participation Purchase Date is the Closing Date.

(c) Seller may propose additional Loans for purchase by the Participants, which purchase request may be accepted or declined by Senior Participant in its sole discretion. Seller shall give Senior Participant no less than five (5) Business Days prior written notice of each proposed Loan for purchase, together with copies of all related Loan Documents (a “Transaction Request”). Each Transaction Request shall set forth (among other things):

(i) the requested Participation Purchase Date, which shall be prior to the last day of the Revolving Period;

(ii) the requested Senior Participation Purchase Price and Junior Participation Purchase Price;

(iii) the requested Senior Participation Committed Amount for the proposed Loan;

(iv) the Loan Maturity Date of the proposed Loan;

(v) the requested Static Advance Rate for the proposed Loan;

(vi) the requested Senior Participation Spread;

(vii) contain an asset summary report in form and substance acceptable to Senior Participant; and

(viii) any additional terms or conditions reasonably requested by Senior Participant.

(d) Senior Participant shall have the right to conduct such review and due diligence investigation of any Loan proposed for purchase by means of a Participation hereunder, including the initial Loans proposed for purchase as a Participation on the Closing Date. Senior Participant shall be entitled to make a determination, in the exercise of its sole discretion, whether it shall or shall not purchase a Senior Participation Interest in any Loan. On each Participation Purchase Date all Loan Documents shall be transferred to the Custodian or an Acceptable Attorney

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on behalf of the Senior Participant in the manner set forth in the Custodial Agreement or Bailee Agreement, as applicable, against the transfer of the Senior Participation Purchase Price to an account of Seller as designated in writing by Seller to Senior Participant. Senior Participant may update Schedule II from time to time with respect to the Pooled Loans to reflect (i) new Transactions occurring after the Closing Date, and (ii) the updated Junior Participation Funded Amounts, Senior Participation Funded Amounts and Senior Participation Committed Amounts relating to the Pooled Loans, as in effect from time to time in accordance with the terms of this Agreement, which updated Schedule II shall be effective and binding on the parties hereto, absent manifest error, upon Senior Participant’s delivery in writing to Junior Participant (which may be in the form of e-mail) of such updated Schedule II and Junior Participant’s acknowledgment and consent (which acknowledgment and consent may be by electronic mail) to such updated Schedule II. As of the Participation Purchase Date for any Pooled Loan, Senior Participant shall revise Schedule II hereto as applicable based on the approved purchase details for the Senior Participation Interest in such Pooled Loan as determined by Senior Participant in its sole discretion and approved in writing (which approval may be by electronic mail) by Junior Participant. Prior to the approval of each proposed Transaction:

(i) Senior Participant shall have (i) determined, in its sole and absolute discretion, that the proposed Loan is eligible to be sold as a Participation pursuant to this Agreement, (ii) determined conformity to the terms of the Transaction Documents and Senior Participant’s internal credit and underwriting criteria, and (iii) obtained internal credit approval, to be granted or denied in Senior Participant’s sole and absolute discretion, for the inclusion of such Loan as a Pooled Loan hereunder, without regard for any prior credit decisions by Senior Participant or any Affiliate of Senior Participant, and with the understanding that Senior Participant shall have the absolute right to change any or all of its internal underwriting criteria at any time, without notice of any kind to Seller or Junior Participant;

(ii) Senior Participant shall have determined the Static Advance Rate, Senior Participation Spread, Senior Participation Committed Amount and Senior Participation Purchase Price applicable to the proposed Loan;

(iii) no Agreement Default or Agreement Event of Default shall have occurred and be continuing and no event shall have occurred and be continuing that has, or could reasonably be expected to have, a Material Adverse Effect;

(iv) Senior Participant shall have approved in writing all exceptions in the Requested Exceptions Report;

(v) both immediately prior to the purchase of the Senior Participation Interest related to such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller and Junior Participant herein and in each Transaction Document shall be true, correct and complete on and as of the related Participation Purchase Date in all respects with the same force and effect as if made on and as of such date or, if any such

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representation or warranty is expressly stated to have been made as of a specific date, as of such specific date;

(vi) Senior Participant shall have completed its pre-purchase due diligence review of the Loan Documents, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Loan as Senior Participant in its sole discretion deems appropriate to review and such review shall be satisfactory to Senior Participant in its sole discretion and Senior Participant has consented in writing to such Loan becoming a Pooled Loan hereunder;

(vii) Seller shall have provided to Senior Participant a copy of the related Underlying Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice (unless such Underlying Servicing Agreement and related Servicer Notice were previously delivered, have not been amended since delivered and remain in full force and effect), fully executed by Senior Participant, Junior Participant, Seller and the servicer named in the related Underlying Servicing Agreement;

(viii) Seller shall have paid to Senior Participant all reasonable legal fees and expenses of outside counsel and the reasonable third party costs and expenses incurred by Senior Participant in connection with the purchase of the Senior Participation Interest in such Pooled Loan hereunder, including, without limitation, reasonable third party costs associated with due diligence, or other administrative expenses necessary or incidental to the purchase of the Senior Participation Interest relating to such Pooled Loan, which amounts, at Senior Participant’s option, may be withheld from the sale proceeds of any Transaction hereunder;

(ix) Senior Participant shall have received from Custodian on each Participation Purchase Date (including, as applicable, the Closing Date, an Asset Schedule and Exception Report (as defined in the Custodial Agreement)) with respect to each Pooled Loan, dated the Participation Purchase Date, duly completed and with exceptions acceptable to Senior Participant in its sole discretion in respect of Senior Participation Interests in Pooled Loans to be purchased hereunder on such Business Day; provided, however, that in the case of a Transaction consummated through the use of an Acceptable Attorney, this condition shall be deemed satisfied upon Senior Participant’s receipt from such Acceptable Attorney of a Bailee Letter and related trust receipt with respect to the related Pooled Loan, dated the Participation Purchase Date, duly completed and with exceptions acceptable to Senior Participant in its sole discretion, subject to the compliance by such Acceptable Attorney of all terms and conditions applicable in the related Bailee Letter;

(x) Seller and Junior Participant shall have taken such other action as Senior Participant shall have reasonably requested in order to transfer the Participations in the Pooled Loans pursuant to this Agreement and to perfect all security interests granted under this Agreement to Senior Participant or any other Transaction

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Document in favor of Senior Participant with respect to the Participations in the Pooled Loans;

(xi) all conditions set forth in Section 2.06 have been, and continue to, be satisfied;

(xii) it is confirmed that the Participation Purchase Date for such Pooled Loan is prior to the last day of the Revolving Period; and

(xiii) Senior Participant shall have received, at least five (5) days prior to each Participation Purchase Date, all documentation and other information regarding Seller and Junior Participant as requested in connection with applicable “know your customer” and AML Laws, including the Patriot Act, and to the extent Seller and/or Junior Participant qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Seller and/or Junior Participant, as applicable.

(e) The Senior Participation Funded Amount of any Pooled Loan shall be equal to the Senior Participation Purchase Price therefor as of the Participation Purchase Date therefor.

(f) The Senior Participation Funded Amount of each Pooled Loan shall be increased by any Loan Advance funded by Senior Participant in respect of such Pooled Loan. The Senior Participation Funded Amount for each Pooled Loan shall each be reduced by any Income (or other cash cure payments made by Junior Participant to Senior Participant and allocated to such Pooled Loan, in each case, in accordance with the terms of this Agreement) applied as principal to reduce the Senior Participation Funded Amount for such Pooled Loan pursuant to Sections 3.02 and 3.03 and the Senior Participation Committed Amount shall be correspondingly reduced dollar for dollar for each such reduction of the Senior Participation Funded Amount; provided that in no event shall the Senior Participation Funded Amount of any Pooled Loan be increased to any amount (i) in excess of the Senior Participation Committed Amount for such Pooled Loan, or (ii) in any amount that would, after giving effect to such increase, cause the Total Senior Participation Committed Amount to exceed the Total Maximum Senior Participation Committed Amount.

(g) Each funding of a Loan Advance by Senior Participant shall be deemed to constitute, together with the Total Senior Participation Funded Amount immediately prior to the funding of such Loan Advance, a fully paid purchase by the Senior Participant of the Senior Participation Interest. The purchase price for the Junior Participation Interest shall be the Junior Participation Funded Amount, which purchase price shall paid by the Junior Participant for each Pooled Loan on each related Participation Purchase Date and shall be (x) increased in connection with each funded Loan Advance made by Junior Participant as and when required or permitted under this Agreement, and (y) decreased by the portion of any Principal Proceeds on such Pooled Loan that are applied pursuant to Article III hereof to reduce such Junior Participation Funded Amount, or the amount of any Loan Advance made directly to Junior Participant by Senior Participant pursuant to Section 2.07(a) to reimburse Junior Participant for Senior Participant’s portion of an Additional Advance previously made by Junior Participant; provided that each funding of a Loan Advance by the Junior Participant shall be deemed to constitute, together with

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the Junior Participation Funded Amount immediately prior to the funding of such Loan Advance, a fully paid purchase by the Junior Participant of the Junior Participation Interest.

Section 2.02 Ownership Interests. Neither the Senior Participation Interest nor the Junior Participation Interest constitutes a direct interest in the Pooled Loans, but rather each constitutes an undivided participating beneficial ownership interest in the Pooled Loans, the Loan Documents, and the proceeds thereof together with the other rights and privileges specified in this Agreement.

Section 2.03 Custody of Loan Documents.

(a) Pursuant to the Custodial Agreement, the Custodian shall take possession of all of the Loan Documents on behalf of each Participant. The provisions of the Custodial Agreement shall require that the Custodian cooperate with each Underlying Servicer and the Parties (i) to endorse the original executed Notes without recourse, representation or warranty, express or implied, in blank, to be held by the Custodian on behalf of each Participant, and (ii) in the case of the other assignable Loan Documents, to assign such Loan Documents in blank to be held by the Custodian on behalf of each Participant. The Junior Participant and the Senior Participant may, at any time, request the Custodian to provide it with a copy of the Loan Documents. In the event it becomes necessary or appropriate in accordance with Accepted Servicing Practices for the Junior Participant to present or record Loan Documents with completed assignments, the Junior Participant (or the Custodian at the direction of and on behalf of the Junior Participant) will be entitled to and shall complete such assignments and effect recordation in the name of the Junior Participant, subject to any rights and consent of the Senior Participant expressly provided for herein.

(b) From time to time, the Seller or Junior Participant, as applicable, shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Pooled Loan approved in accordance with the terms of this Agreement and the Custodial Agreement, in each case as the Senior Participant shall request from time to time. With respect to any documents that have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller or Junior Participant, as applicable, in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Seller or Junior Participant, as applicable, shall deliver to the Senior Participant a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. The Seller or Junior Participant, as applicable, shall deliver such original documents to the Custodian promptly when they are received. The Junior Participant shall deposit the Loan Documents representing the Pooled Loans, or direct that the Loan Documents be deposited directly, with the Custodian. The Loan Documents shall be maintained in accordance with the Custodial Agreement. The Seller, Junior Participant or their respective designees (including the Custodian) shall release their custody of the Loan Documents only in accordance with written instructions from the Senior Participant, unless such release is required as incidental to the servicing of the Pooled Loans as permitted by this Agreement.

Section 2.04 Release of Loan Documents Following a Facility Repayment Event.

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Upon the occurrence and during the continuance of an Agreement Event of Default, the Senior Participant may, upon written notice to the Junior Participant, request the release of the Loan Documents from the Custodian to, or as directed by, the Senior Participant.

Section 2.05 Security Interest.

(a) The Seller and Participants intend that the transactions described hereunder be a sale to the Senior Participant of the Senior Participation Interest, representing a property interest in the Pooled Loans to the extent set forth in this Agreement, and a sale to the Junior Participant of the Junior Participation Interest, representing a property interest in the Pooled Loans to the extent set forth in this Agreement, and not loans from the Senior Participant to the Seller or Junior Participant secured by any interest in the Pooled Loans or pledges by the Seller or Junior Participant of any interest in the Pooled Loans to the Senior Participant. The Seller and Junior Participant each hereby collaterally assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral (as defined below) to the Senior Participant, to secure the payments to Senior Participant of all amounts due hereunder and/or under any of the other Transaction Documents to the Senior Participant and any of the Senior Participant’s present or future Affiliates hereunder (including, without limitation, the full amount of the Total Senior Participation Funded Amount and all interest thereon, and including all interest or other amounts that accrue after the commencement of an Insolvency Proceeding with respect to Seller or Junior Participant, regardless of whether such interest and other amounts are allowed claims in such proceedings), including, without limitation, amounts owing pursuant to Section 19.01 (to any Indemnified Parties hereunder), and under the other Transaction Documents and any other obligation of the Seller or Junior Participant to the Senior Participant under this Agreement and the other Transaction Documents (collectively, the “Secured Obligations”).

(b) Seller and Junior Participant each hereby acknowledges and agrees that each Pooled Loan and all other Collateral serves as collateral for the Senior Participant under this Agreement, amounts realized in respect thereto are payable to Senior Participant pursuant to the priorities set forth in Sections 3.02 and 3.03 and that the Senior Participant has the right, upon the occurrence and continuation of an Agreement Event of Default, to realize on any or all of the Collateral in order to satisfy the Secured Obligations, subject, in all cases, to the terms hereof. All of the Seller’s and Junior Participant’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Collateral”:

(i) the Pooled Loans and all “securities accounts” (as defined in Section 8 501(a) of the UCC) to which any “instrument” (as defined in Section 9‑102(a)(47) of the UCC), or “security” (as defined in Section 8‑102(a)(15) of the UCC) evidencing an interest in any Pooled Loan is credited;

(ii) the Loan Documents, Contracts, Transaction Documents, Servicing Rights, Servicing Records, all servicing fees relating to the Pooled Loans, insurance policies relating to the Pooled Loans, collection and Escrow Accounts, the Administration Account and letters of credit relating to the Pooled Loans, any marketing materials related to the Properties and any copyrights, trademarks or other intellectual property related to the Properties;

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(iii) all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing;

(iv) any other items, amounts, rights or properties collaterally assigned or pledged by the Seller or Junior Participant to the Senior Participant under any of the Transaction Documents; and

(v) all replacements, substitutions or distributions on or proceeds, payments, income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

(c) The Senior Participant’s security interest in the Collateral shall terminate automatically upon payment in full of the Secured Obligations. Upon such termination, the Senior Participant shall deliver to the Seller and Junior Participant such Uniform Commercial Code termination statements, evidence of termination of the Seller Power of Attorney and the Junior Participant Power of Attorney and other release documents as may be necessary or otherwise commercially reasonable in order to return and convey any remaining Collateral to the Seller or, at the Seller’s election, to Junior Participant or their respective designees, and release the Senior Participant’s security interest therein. For purposes of the grant of the security interest described in this Agreement, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). The Senior Participant shall have all of the rights and, upon the occurrence and continuation of an Agreement Event of Default, may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York subject, in all cases, to the terms hereof. In furtherance of the foregoing, (a) the Senior Participant, at the Seller’s sole cost and expense shall cause to be filed in such locations as may be necessary under the UCC to perfect and maintain perfection and priority of the security interest granted hereby, financing statements and continuation statements under the Uniform Commercial Code as in effect in any applicable jurisdictions (collectively, the “Filings”), and shall forward copies of such Filings to the Seller and Junior Participant upon the filing thereof, and (b) the Seller and Junior Participant shall from time to time take such further commercially reasonable actions as may be reasonably requested by the Senior Participant and necessary or desirable under the UCC to maintain and continue the perfection and priority of the security interest granted hereby. For the avoidance of doubt, the Senior Participant’s security interest in any Pooled Loan shall not terminate until the Senior Participant has been paid (or otherwise satisfied) all of the Secured Obligations. In connection with the security interests granted pursuant to this Agreement, each of the Seller and the Junior Participant authorizes the filing of a financing statement in the State of Delaware describing the applicable Collateral as “all assets of the Junior Participant, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof” or other similar language to that effect. Upon payment in full of the Secured Obligations to the Senior Participant, the security interests granted to Senior Participant pursuant to this Agreement in the Pooled Loans shall automatically terminate and be of no further force or effect and Senior Participant authorizes Junior Participant to take such actions as may be necessary to cause the termination of such security interest.

(d) The Seller acknowledges that it has assigned all of its Servicing Rights with respect to each Pooled Loan to the Participants and that it has no right to service the Pooled Loans.

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For the avoidance of doubt, the Seller retains no economic rights to the servicing of the Pooled Loans. As such, the Seller expressly acknowledges that its interests in the Pooled Loans are sold to the Participants on a “servicing released” basis with such servicing retained as set forth in the Underlying Servicing Agreements, by the Participants pursuant to the terms of this Agreement. The Seller and Junior Participant agree that the Participants are the owners of all Servicing Rights, including but not limited to, the Underlying Servicing Agreements and all Servicing Records, so long as the Pooled Loans are subject to this Agreement. The Seller covenants to use commercially reasonable efforts to safeguard such Servicing Records and to deliver them promptly to the Custodian, at the Senior Participant’s request, for safekeeping pursuant to the Custodial Agreement. The Seller and Junior Participant acknowledge and agree that the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Pooled Loans under this Agreement. Upon the occurrence and during the continuation of an Agreement Event of Default, the Senior Participant may, in its sole discretion, (i) sell its right to the Pooled Loans on a servicing released basis and/or (ii) to the extent permitted by the applicable Underlying Servicing Agreement, terminate an Underlying Servicer or any other servicer or sub servicer of the Pooled Loans, with or without cause, in each case without payment of any termination fee. Without limiting the generality of the foregoing and in the event that the Seller is deemed to retain any residual Servicing Rights, or the Junior Participant is deemed to have any Servicing Rights, each of the Seller and the Junior Participant collaterally assigns, grants a security interest in, and pledges to the Senior Participant the Servicing Rights and proceeds related thereto and, in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

(e) For purposes of the grant of the security interest described in this Agreement, the interests of the Seller and Junior Participant in each Loan Document shall be deemed collaterally assigned to the Senior Participant to secure the payment of the Secured Obligations to Senior Participant and if an Agreement Event of Default has occurred and is continuing, the Senior Participant (or its designee) may exercise any rights that the Seller or Junior Participant may have under the respective Loan Documents. The Seller and the Junior Participant acknowledge that a duly completed Uniform Commercial Code financing statement, describing the Collateral and naming the Senior Participant as secured party, has been or will be filed in each applicable filing jurisdiction.

(f) For U.S. federal income tax purposes, the Seller and Participants agree to treat the Senior Participation Interest as indebtedness of the Junior Participant (or the taxpayer with respect to which the Junior Participant’s existence is disregarded for U.S. federal income tax purposes) secured by the Collateral. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties, in each case for U.S. federal income tax purposes. The parties hereby agree that with respect to the Senior Participation Interest, for U.S. federal income tax purposes, the issue price is its par amount and the issue date is the related Participation Purchase Date.

Section 2.06 Conditions Precedent to Purchase of Senior Participation Interest. The Senior Participant’s agreement to purchase the Senior Participation Interest is subject to the satisfaction of the condition precedent that the Senior Participant shall have received from Seller payment of an amount equal to all fees and expenses payable hereunder on the date hereof, and all of the following items, each of which shall be satisfactory in form and substance to the Senior Participant and its counsel, and, provided that the obligation of the Senior Participant to make the

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initial Loan Advance is further subject to the satisfaction of the other conditions precedent in Section 2.07(a):

(a) this Agreement, duly completed and executed by each of the parties hereto, including all schedules and exhibits hereto;

(b) the Bailee Letter, duly completed and executed by each of the parties thereto;

(c) the Guarantee Agreements, each duly completed and executed by the Guarantor;

(d) the Pledge Agreement, duly completed and executed by each of the parties thereto;

(e) the Administration Account Control Agreement, duly completed and executed by each of the parties thereto;

(f) the Junior Participant Power of Attorney, duly completed and executed by the Junior Participant;

(g) the Seller Power of Attorney, duly completed and executed by the Seller;

(h) the Senior Participant shall have received payment from the Seller, as consideration for the Senior Participant’s agreement to enter into this Agreement, any Origination Fee payable on the Closing Date;

(i) secretary certificates duly signed by a responsible officer of the Seller and Junior Participant, as applicable, attaching true and correct copies of the organization documents, resolutions incumbencies and certificates of good standing for the applicable person, duly certified by such responsible officer;

(j) opinions of outside counsel to the Seller and Junior Participant, as applicable, in form and substance acceptable to the Senior Participant in its sole discretion, covering such matters as Senior Participant may require, including but not limited to (x) due formation, valid existence and good standing of the Seller and Junior Participant, no conflicts, no consents, no violation of law, execution and delivery by the Seller and Junior Participant, enforceability against the Seller and Junior Participant, (y) the validity of the grant of the security interest hereunder and under the Pledge Agreement and valid and continuing perfection of such security interests, and (z) an opinion that Guarantor, Seller and Junior Participant are exempt from the registration requirements of the Investment Company Act of 1940, as amended;

(k) UCC financing statements for filing in each applicable UCC filing jurisdictions (x) in the case of the Seller and Junior Participant, naming the Seller and Junior Participant as “Debtors” and Senior Participant as “Secured Party” and adequately describing as “Collateral” all of the items set forth in the definition of Collateral in Section 2.05(c) of this Agreement with respect to the Pooled Loans, together with any other documents necessary or requested by the Senior Participant to perfect the security interests granted by the Seller and Junior Participant in favor of the Senior Participant under this Agreement or any other Transaction

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Document such that the lien created in favor of the Senior Participant is a perfected, first priority security interest senior to the claim of any other creditor of the Seller or Junior Participant, and in addition (y) in the case of the Seller, naming the Seller as “Debtor” and Senior Participant as “Secured Party” and adequately describing as “Collateral” all of the items set forth in the definition of “Pledged Collateral” under the Pledge Agreement such that the lien created in favor of Senior Participant is a perfected, first priority security interest senior to the claim of any other creditor of the Seller;

(l) all environmental reports, zoning reports and appraisals related to the Pooled Loans obtained by Seller or available to Seller by exercise of commercially reasonable efforts; and

(m) at least five (5) days prior to the Closing Date, all documentation and other information regarding Seller as reasonably requested in connection with applicable “know your customer” and AML Laws, including the Patriot Act, and to the extent Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Seller.

Section 2.07 Additional Advances by Participants.

(a) Junior Participant shall give Senior Participant prior notice of any Additional Advance under the applicable Loan Documents as soon as practicable but in no event later than the notice period specified below. Subject to this Section 2.07, the Senior Participant hereby agrees to make Additional Advances in respect of the Pooled Loans no more than twice per month on the Remittance Date and on the 24th calendar day of each month or the next succeeding Business Day if such calendar day is not a Business Day, subject to Senior Participant receiving five (5) Business Days’ prior written notice from Junior Participant. Any Additional Advances funded by Senior Participant (or portion of an Additional Advance made by Junior Participant to be funded directly to Junior Participant by Senior Participant) in respect of any Pooled Loan shall be in an amount equal to the product of the total advance amount to which Borrower is entitled pursuant to the applicable Loan Documents for such Pooled Loan, multiplied by the Static Advance Rate applicable to such Pooled Loan. Each Additional Advance to be funded by Senior Participant or to be reimbursed directly to Junior Participant, shall be subject to the following conditions:

(i) each of the conditions precedent set forth in Sections 2.01(d)(iii) (other than the condition that no Material Adverse Effect shall have occurred and be continuing) and 2.01(d)(v) shall have been satisfied;

(ii) a copy of each related funding request received by Seller in respect of the related Pooled Loan and the applicable Additional Advance shall be delivered to the Senior Participant promptly, and upon receipt of all deliverables relating to such funding request from the related Borrower, Seller shall promptly forward copies of the same to Senior Participant;

(iii) after giving effect to such Additional Advance, the Senior Participation Funded Amount for such Pooled Loan does not exceed the Senior Participation Committed Amount for such Pooled Loan;

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(iv) Junior Participant has funded or, simultaneously with such Additional Advance by Senior Participant, will fund, the full remaining amount of the advance to which the related Borrower is entitled pursuant to the terms of the applicable Loan Documents, after giving pro forma effect to the Additional Advance to be made by the Senior Participant;

(v) the Senior Participant shall not have made more than two Additional Advances with respect to such Pooled Loan at any time during the preceding thirty (30) days, unless otherwise agreed by the Senior Participant;

(vi) such Additional Advance shall be in an aggregate amount of $50,000 or greater, unless otherwise agreed by Senior Participant; and

(vii) all conditions precedent to such Additional Advance, as set forth in the related Loan Documents, shall have been satisfied or waived; provided, that in the event that Junior Participant waives any condition precedent to any Additional Advance set forth in the related Loan Documents without the prior written consent of Senior Participant, then notwithstanding any other provision hereunder, Senior Participant shall have no obligation to fund any portion of the related Additional Advance or any future Additional Advance in respect of such Pooled Loan where the related borrower relies on any such waived conditions precedent;

(b) From and after the time that the Senior Participant has made Loan Advances in respect of any Pooled Loan in an amount equal to the Senior Participation Committed Amount or in an aggregate amount for all Pooled Loans equal to the Total Maximum Senior Participation Committed Amount, the Junior Participant hereby agrees to make all Additional Advances requested by a Borrower with respect to all Pooled Loans or the applicable Pooled Loan (as applicable); provided that, with respect to any Additional Advance with respect to any Pooled Loan, Junior Participant has determined in its commercially reasonable judgment that the related Borrower is entitled to such Additional Advance pursuant to the applicable terms and conditions of the related Loan Documents.

(c) An Agreement Event of Default shall be deemed to have occurred if the Junior Participant fails to make its pro rata portion of any Additional Advance with respect to any Pooled Loan based on the Junior Participation Funding Obligations with respect to such Pooled Loan as and when due under the applicable Loan Documents, unless Junior Participant notifies Senior Participant in writing that Junior Participant has determined in its commercially reasonable judgment that such Borrower is not entitled to such Additional Advance pursuant to the applicable terms and conditions of the applicable Loan Documents, which notice includes a detailed rationale for such determination and such other information as reasonably necessary for Senior Participant to evaluate such determination by Junior Participant; provided, that Junior Participant shall have three (3) Business Days to cure any such failure, which cure period may be, on no more than one occasion during the term of this Agreement, extended to a total of ten (10) Business Days in the aggregate, provided that Junior Participant delivers to Senior Participant, within three (3) Business Days of such failure, copies of the related capital call notices issued by Guarantor in order to enable Junior Participant to cure such failure (such extended cure period, an “Extended Future Funding Grace Period”); provided, further, that to the extent that Junior Participant fails to make its pro rata

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portion of any Additional Advance as and when due (i) Senior Participant may, but shall not be obligated to, make any such Loan Advance in its sole and absolute discretion and (ii) to the extent that such failure by Junior Participant is not cured within the aforementioned applicable cure period, any such amount of Junior Participant’s pro rata portion of any such Additional Advance made by Senior Participant shall accrue interest at the Default Rate.

(d) All Additional Advances made by the Senior Participant shall be allocated to, and increase, the Senior Participation Funded Amount of the applicable Pooled Loan in respect of which such Additional Advance was made.

ARTICLE III

APPLICATION OF PAYMENTS

Section 3.01 Accounts. The Administration Account has been established and is, and shall at all times be, subject to the Administration Account Control Agreement; provided, that, if the Administration Account shall not have been established as of the Closing Date, then the Administration Account shall have been established within ten (10) Business Days of the Closing Date; provided, further, that any funds remitted to the Administration Account prior to such account having been established shall be held on behalf and for the benefit of Senior Participant. The Administrator shall apply all amounts in the Administration Account in accordance with the provisions of Sections 3.02 and 3.03 of this Agreement.

Section 3.02 Interest Payments, Other Loan Fees. The Administrator shall apply on each Remittance Date all Income, Other Loan Fees and all other amounts received in respect of any Pooled Loan (other than Principal Proceeds) in the Administration Account, as of the applicable Remittance Date, in the following order of priority without duplication:

(a) first, (i) to the Custodian for payment of the fees payable to the Custodian pursuant to the Custodial Agreement, then (ii) to the Administrator for payment of the fees payable to the Administrator pursuant to this Agreement;

(b) second, to the Senior Participant up to the amount of any unreimbursed Servicing Advances made by the Senior Participant and interest on such Servicing Advances as provided hereunder, costs and expenses made or paid by the Senior Participant not previously reimbursed to the Senior Participant with respect to the Pooled Loans pursuant to this Agreement or any other Transaction Document;

(c) third, to the Senior Participant, the sum of (x) an amount equal to the sum of the accrued and unpaid interest with respect to each Pooled Loan for the applicable related Interest Accrual Period at the Senior Rate for each such Pooled Loan on the Senior Participation Funded Amount for each such Pooled Loan as of each day of the related Interest Accrual Period, plus (y) all accrued and unpaid interest due to the Senior Participant on any prior Remittance Date but not paid to the Senior Participant in respect of any such prior Remittance Date, plus interest on such accrued and unpaid interest at the Default Rate, if applicable;

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(d) fourth, to the Senior Participant, an amount equal to the product of (x) all Other Loan Fees received with respect to any Pooled Loan and (y) the related Senior Participant’s Other Loan Fee Share;

(e) fifth, to the Senior Participant, an amount equal to any other amounts then due and payable to the Senior Participant under this Agreement or any of the other Transaction Documents (including, without limitation, (i) (but without duplication of any unused fees paid to Senior Participant pursuant to the preceding Section 3.02(d)), any accrued and unpaid Unused Fee payable on such Remittance Date, and (ii) any unreimbursed Loan Advances made by Senior Participant pursuant to Section 2.07(d) in respect of Junior Participant’s failure to fund its pro rata portion of any related Additional Advance);

(f) sixth, if such Remittance Date occurs when a Mandatory Payment Trigger has occurred and is continuing, to the Senior Participant, with such amounts applied as if they were principal in such order and in such amounts and to such Pooled Loans as determined by the Senior Participant in its sole discretion, until the earlier of (x) the Total Senior Participation Funded Amount being reduced to zero, and (y) such Mandatory Payment Trigger being cured in its entirety as determined by the Senior Participant in its sole good faith discretion; provided that, if (i) such Mandatory Payment Trigger occurs solely as the result of a Trigger Event, and (ii) Junior Participant communicates to Senior Participant its plan to work out or otherwise address the events and circumstances that have caused such Trigger Event to occur, and Junior Participant makes ongoing efforts in a manner consistent with Accepted Servicing Practices, in the determination of Senior Participant in its good faith sole discretion, to so cure the events and circumstances that have caused such Trigger Event to occur, then for fifteen (15) Business Days following the occurrence of such Trigger Event (or, with respect to (i) an Affected LTV Loan Trigger Event, Look-Through LTV Trigger Event or Concentration Trigger Event where the Junior Participant has properly elected the MPT Cure Period, or (ii) an Advance Trigger Event where the Junior Participant has properly elected the Defaulted Loan Cure Period, and in both cases is satisfying all payment and other requirements of Section 3.04, then at the end of the applicable cure periods set forth in Section 3.04), all amounts otherwise payable to Senior Participant hereunder shall be retained in the Administration Account until the earlier of (x) the date on which Senior Participant provides written notice to the Administration Account Bank that such Trigger Event has been cured to the satisfaction of Senior Participant in its sole discretion and no other Mandatory Payment Trigger has occurred and is continuing (and no other amounts have become due and payable to Senior Participant pursuant to the preceding priority fifth during such interim period), at which time the Administration Account Bank shall apply all such amounts pursuant to priority seventh and (y) the earliest of (1) the date that is fifteen (15) Business Days after the occurrence of such Trigger Event (or, with respect to a (i) Affected LTV Loan Trigger Event, Look-Through LTV Trigger Event or Concentration Trigger Event where the Junior Participant has properly elected the MPT Cure Period, or (ii) Advance Trigger Events where the Junior Participant has properly elected the Defaulted Loan Cure Period and in both cases is satisfying all payment and other requirements of Section 3.04, then at the end of the applicable cure periods set forth in Section 3.04), (2) the date on which Senior Participant has determined in its sole good faith discretion that Junior Participant has ceased its efforts, in a manner consistent with Accepted Servicing Practices, to cure the events and circumstances that have caused such Trigger Event to occur, and (3) any date on which a Facility Repayment Event has occurred and/or certain amounts have become due and payable to Senior Participant pursuant to the preceding priority fifth, at which

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time Administration Account Bank shall apply all such amounts pursuant to this priority sixth and/or the preceding priority fifth, as applicable; and

(g) seventh, all remaining Income, Other Loan Fees and other amounts received in respect of any Pooled Loan (other than Principal Proceeds) after application of clauses (a) through (f) above, to the Junior Participant; provided, that during the term of any Extended Future Funding Grace Period or if any Agreement Default has occurred and is continuing, all amounts otherwise payable to Junior Participant hereunder shall be retained in the Administration Account until the earlier of (x) the day on which Senior Participant provides written notice to the Administration Account Bank that (i) in the case of an Extended Future Funding Grace Period, the related failure by Junior Participant to fund under Section 2.07(d) has been cured in accordance with the terms thereof to the satisfaction of Senior Participant in its sole discretion, or (ii) in the case of any Agreement Default, the day on which Senior Participant provides written notice to the Administration Account Bank that such Agreement Default has been cured to the satisfaction of Senior Participant in its sole discretion and no other Agreement Default or Agreement Event of Default has occurred and is continuing, which Senior Participant agrees to deliver notice thereof as soon as practicable with the exercise of commercially reasonable efforts, at which time, in any such case, the Administration Account Bank shall apply all such amounts pursuant to this priority seventh without giving effect to this proviso, and (y) the date on which (1) the Extended Future Funding Grace Period expires, or (2) any related Agreement Default becomes an Agreement Event of Default, as applicable, at which time, in any such case, the Administration Account Bank shall pay all such amounts to Senior Participant pursuant to the preceding priority sixth, as applicable.

During a Mandatory Payment Trigger, which has not been cured pursuant to the terms of this Agreement, if at any time there is sufficient amounts (other than Principal Proceeds) available in the Administration Account to cure such Mandatory Payment Trigger after giving pro forma effect to the payments required pursuant to clauses (a) through (e) of this Section 3.02, then Senior Participant shall apply such amounts to cure the related Mandatory Payment Trigger, and any excess in the Administration Account above the amount necessary to so cure shall be remitted on such day pursuant to clauses (a) through (g) of this Section 3.03, giving effect to such cure.

The Senior Participation Committed Amount for any Pooled Loan shall be reduced dollar for dollar in respect of any Income applied as principal pursuant to this Section 3.02 to reduce the Senior Participation Funded Amount with respect to such Pooled Loan.

Section 3.03 Principal Proceeds Application. The Administrator shall apply all Income or other amounts received in respect of any Pooled Loan constituting Principal Proceeds in the Administration Account within one (1) Business Day following receipt and identification of good funds, in the following order of priority without duplication:

(a) first, to the payment of amounts payable pursuant to clauses (a) through (e) of Section 3.02 that remain due and unpaid as of such date, in that order, to the extent not paid in full thereunder;

(b) second, if no Sequential Principal Payment Trigger or Mandatory Payment Trigger has occurred, to Senior Participant, an amount equal to the product of (x) the amount of

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Principal Proceeds received with respect to any Pooled Loan, and (y) the Static Advance Rate for such Pooled Loan;

(c) third, to Senior Participant, an amount equal to any amounts due and payable to Senior Participant pursuant to Section 3.02 and not paid to Senior Participant pursuant to application of funds pursuant to Section 3.02;

(d) fourth, all other amounts due and owing to Senior Participant under any Transaction Document (including, without limitation, any unreimbursed Loan Advances made by Senior Participant pursuant to Section 2.07(d) in respect of Junior Participant’s failure to fund its pro rata portion of any related Additional Advance); and

(e) fifth, unless a Sequential Principal Payment Trigger or Mandatory Payment Trigger has occurred and is continuing, or a Trigger Notice has been delivered and is still in effect, to Junior Participant, any remainder; provided that, if any Agreement Default has occurred and is continuing on such Remittance Date that has not become an Agreement Event of Default, all amounts otherwise payable to Junior Participant hereunder shall be retained in the Administration Account until the earlier of (x) the day on which Senior Participant provides written notice to the Administration Account Bank that such Agreement Default has been cured to the satisfaction of Senior Participant in its sole discretion and no other Agreement Default or Agreement Event of Default has occurred and is continuing, at which time the Administration Account Bank shall apply all such amounts pursuant to this priority fifth; and (y) the day that the related Agreement Default becomes an Agreement Event of Default, at which time the Administration Account Bank shall apply all such amounts pursuant to priority sixth.

(f) sixth, if a Sequential Principal Payment Trigger or Mandatory Payment Trigger has occurred or a Trigger Notice has been delivered and is still in effect, to the Senior Participant as principal, until either the earlier of (x) the Total Senior Participation Funded Amount being reduced to zero, and (y) the Sequential Principal Payment Trigger or the Mandatory Payment Trigger, as applicable, being cured in its entirety as determined by the Senior Participant in its sole good faith discretion; provided that, if (i) such Sequential Principal Payment Trigger or Mandatory Payment Trigger occurs solely as the result of a Trigger Event, and (ii) Junior Participant communicates to Senior Participant its plan to work out or otherwise address the events and circumstances that have caused such Trigger Event to occur, and Junior Participant makes ongoing efforts in a manner consistent with Accepted Servicing Practices, in the determination of Senior Participant in its sole good faith discretion, to so cure the events and circumstances that have caused such Trigger Event to occur, then for fifteen (15) Business Days following the occurrence of such Trigger Event (or, with respect to a (i) Affected LTV Loan Trigger Event, Look-Through LTV Trigger Event or Concentration Trigger Event where the Junior Participant has properly elected the MPT Cure Period, or (ii) Advance Trigger Events where the Junior Participant has properly elected the Defaulted Loan Cure Period, and in both cases is satisfying all payment and other requirements of Section 3.04, then at the end of the applicable cure periods set forth in Section 3.04), all amounts otherwise payable to Senior Participant hereunder shall be retained in the Administration Account until the earlier of (x) the date on which Senior Participant provides written notice to the Administration Account Bank that such Trigger Event has been cured to the satisfaction of Senior Participant in its sole discretion and no other Sequential Principal Payment Trigger or Mandatory Payment Trigger has occurred and is continuing (and no other amounts have

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become due and payable to Senior Participant pursuant to the preceding priority fourth during such interim period), at which time the Administration Account Bank shall apply all such amounts pursuant to priority seventh and (y) the earliest of (1) the date that is fifteen (15) Business Days after the occurrence of such Trigger Event (or, with respect to a (i) Affected LTV Loan Trigger Event, Look-Through LTV Trigger Event or Concentration Trigger Event where the Junior Participant has properly elected the MPT Cure Period, or (ii) Advance Trigger Events where the Junior Participant has properly elected the Defaulted Loan Cure Period, and in both cases is satisfying all payment and other requirements of Section 3.04, then at the end of the applicable cure periods set forth in Section 3.04), (2) the date on which Senior Participant has determined in its sole good faith discretion that Junior Participant has ceased its efforts, in a manner consistent with Accepted Servicing Practices, to cure the events and circumstances that have caused such Trigger Event to occur, and (3) any date on which a Facility Repayment Event has occurred and/or certain amounts have become due and payable to Senior Participant pursuant to the preceding priority fourth, at which time Administration Account Bank shall apply all such amounts pursuant to this priority sixth and/or the preceding priority fourth, as applicable; provided, further that, if an Agreement Default has occurred and is continuing as of any date on which the Administration Account Bank would otherwise apply amounts pursuant to priority seventh as required by the preceding clause (x), all such amounts otherwise payable to Junior Participant hereunder shall be applied in accordance with the preceding priority fifth (including the proviso thereto); and

(g) seventh, all remaining Principal Proceeds on such Remittance Date after application of clauses (a) through (f) above, to the Junior Participant; provided, that during the term of any Extended Future Funding Grace Period or if any Agreement Default has occurred and is continuing, all amounts otherwise payable to Junior Participant hereunder shall be retained in the Administration Account until the earlier of (x) the day on which Senior Participant provides written notice to the Administration Account Bank that (i) in the case of an Extended Future Funding Grace Period, the related failure by Junior Participant to fund under Section 2.07(d) has been cured in accordance with the terms thereof to the satisfaction of Senior Participant in its sole discretion, or (ii) in the case of any Agreement Default, the day on which Senior Participant provides written notice to the Administration Account Bank that such Agreement Default has been cured to the satisfaction of Senior Participant in its sole discretion and no other Agreement Default or Agreement Event of Default has occurred and is continuing, at which time, which Senior Participant agrees to deliver notice thereof as soon as practicable with the exercise of commercially reasonable efforts, in any such case, the Administration Account Bank shall apply all such amounts pursuant to this priority seventh without giving effect to this proviso, and (y) the date on which (1) the Extended Future Funding Grace Period expires, or (2) any related Agreement Default becomes an Agreement Event of Default, as applicable, at which time, in any such case, the Administration Account Bank shall pay all such amounts to Senior Participant pursuant to the preceding priority sixth, as applicable.

Principal Proceeds shall be applied to reduce the Senior Participation Funded Amount and Senior Participation Committed Amount of the Pooled Loan in respect of which such Principal Proceeds were received, except during a Sequential Principal Payment Trigger or Mandatory Payment Trigger, if sufficient Principal Proceeds are available in the Administration Account to cure such Sequential Principal Payment Trigger or Mandatory Payment Trigger, then Senior Participant shall apply such amounts to cure the related Sequential Principal Payment Trigger or Mandatory Payment Trigger, as applicable, and any excess in the Administration Account above

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the amount necessary to so cure shall be remitted on such day pursuant to clauses (a) through (g) of this Section 3.03, giving effect to such cure.

The Senior Participation Committed Amount for any Pooled Loan shall be reduced dollar for dollar in respect of any Income applied pursuant to this Section 3.03 to reduce the Senior Participation Funded Amount with respect to such Pooled Loan.

If any Trigger Notice has been delivered pursuant to Section 3.04, and has been revoked or rescinded prior to the commencement of the related Sequential Principal Payment Trigger or Mandatory Payment Trigger, as applicable, and during such period after delivery of such Trigger Notice and prior to the commencement of the related Sequential Principal Payment Trigger or Mandatory Payment Trigger, any Principal Proceeds that would otherwise have been remitted to Junior Participant but for delivery of such Trigger Notice were instead paid to Senior Participant or held in escrow in the Administration Account, then such Principal Proceeds shall be promptly returned to, or released to (as applicable) the Junior Participant.

Section 3.04 Mandatory Payment Triggers; MPT Cure Period. If any Affected LTV Loan Trigger Event, any Look-Through LTV Trigger Event, any Advance Trigger Event or any Concentration Trigger Event (each, a “Mandatory Payment Trigger”) has occurred, Seller and/or Junior Participant may cure any such Mandatory Payment Trigger by effecting the applicable cure set forth below for the applicable Mandatory Payment Trigger within (x) fifteen (15) Business Days of receipt of notice from Senior Participant of the occurrence of the applicable Mandatory Payment Trigger, or (y) if such Mandatory Payment Trigger is caused by an Advance Trigger Event and the Defaulted Loan Cure Period is in effect, within the Defaulted Loan Cure Period, or (z) if such Mandatory Payment Trigger is caused by an Affected LTV Loan Trigger Event, a Look-Through LTV Trigger Event or a Concentration Trigger Event, then within the one hundred-twenty (120) day cure period provided in Section 3.04(b) below (such applicable period under clause (x), (y) or (z), the “MPT Cure Period”), by the following means:

(a) (i) Upon Senior Participant’s determination that a Mandatory Payment Trigger has occurred as a result of the occurrence of an Advance Trigger Event, Senior Participant shall give notice thereof to Junior Participant of such determination (an “Advance Trigger Notice”), which Advance Trigger Notice shall provide backup calculations supporting such determination and show a calculation of the payment that would be required by Junior Participant in order to reduce the weighted average Portfolio Advance Rate of all Pooled Loans in an amount sufficient to cure such Advance Trigger Event in full. Junior Participant shall have two (2) Business Days from delivery of the Advance Trigger Notice to elect in writing to Senior Participant its decision to exercise the Defaulted Loan Cure Period; provided, that if Junior Participant does not deliver such election within such two (2) Business Day period, Junior Participant shall be deemed to have exercised the Defaulted Loan Cure Period. If Junior Participant affirmatively elects in writing not to exercise the Defaulted Loan Cure Period, then Junior Participant shall have fifteen (15) Business Days from receipt of the related Advance Trigger Notice to pay to Senior Participant the amount necessary to cure the related Advance Trigger Event in full, which payment shall be applied as principal to reduce the Senior Participation Funded Amount and Senior Participation Committed Amount of those Pooled Loans that collectively caused the related Advance Trigger Event to occur until such Advance Trigger Event is cured in full. So long as no Agreement Event of Default has occurred and is continuing, and Junior Participant has elected to

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exercise (or is deemed to have exercised) the Defaulted Loan Cure Period, Junior Participant shall have up to 120 days in the aggregate (from and including the date on which the related Advance Trigger Event occurred) to cure the related Advance Trigger Event (such cure period, a “Defaulted Loan Cure Period”), subject to satisfaction of the requirements set forth in the immediately succeeding paragraph to cure the related Advance Trigger Event in full; provided that, in each case, no Defaulted Loan Cure Period shall be available if any event has occurred that causes any springing recourse guarantee in connection with the related Defaulted Loan to become recourse to the applicable sponsor, guarantor or credit support provided, as applicable, including but not limited to, as a result of any recourse carve-out event relating to fraud, misapplication of cash, voluntary bankruptcy, environmental claims, breach of representations and warranties, and/or failure to pay taxes and insurance, as applicable.

(ii) If the Junior Participant elects to exercise (or is deemed to exercise) the Defaulted Loan Cure Period, then on the thirtieth (30th) day following the related Advance Trigger Event, Junior Participant shall pay to Senior Participant in reduction of the Senior Participation Funded Amount an amount equal to the product of (x) ten percent (10%) and (y) the amount necessary to cure the related Advance Trigger Event as of the date on which such Advance Trigger Event occurred (an “Advance Trigger Payment”). If the Junior Participant exercises the Defaulted Loan Cure Period and has paid the first Advance Trigger Payment to the Senior Participant, then on the sixtieth (60th) day following delivery of the related Advance Trigger Notice, Junior Participant shall pay to Senior Participant in reduction of the Senior Participation Funded Amount a second Advance Trigger Payment. Any failure to pay either of the Advance Trigger Payments as and when required shall result in the immediate termination of the Defaulted Loan Cure Period.

(iii) The Defaulted Loan Cure Period shall terminate on the earlier to occur of (i) any Agreement Event of Default, (ii) the date that Junior Participant fails to make any Advance Trigger Payment as and when required pursuant to the immediately preceding paragraph, (iii) the one hundred twentieth (120th) day following the occurrence of the related Advance Trigger Event, and (iv) the occurrence of any event that causes any springing recourse guarantee in connection with a related Defaulted Loan to become full recourse or loss recourse to the applicable sponsor, guarantor or credit support provided, as applicable, including but not limited to, as a result of any recourse carve-out event relating to fraud, misapplication of cash, voluntary bankruptcy, environmental claims, breach of representations and warranties, and/or failure to pay taxes and insurance, as applicable.

(iv) If Junior Participant elects to exercise (or is deemed to exercise) the Defaulted Loan Cure Period and affects a cure of the related Advance Trigger Event, all amounts remitted to the Administration Account and held in escrow therein pursuant to Sections 3.02(g) and 3.03(g) during which the related Defaulted Loan Cure Period has been in effect shall be applied, without duplication, towards the payment required to cure the related Advance Trigger Event.

(v) Junior Participant’s failure to make any payment as and when required under this Section 3.04(a) shall be an immediate Facility Repayment Event and Agreement Event of Default.

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(b) (i) Upon Senior Participant’s determination that a Mandatory Payment Trigger has occurred as a result of the occurrence of an Affected LTV Loan Trigger Event, a Look-Through LTV Trigger Event or a Concentration Trigger Event (each, a “Specified Trigger Event”), Senior Participant shall give notice thereof to Junior Participant of such determination (a “Specified Trigger Notice”), which Specified Trigger Notice shall provide backup calculations supporting such determination (if applicable) and show a calculation of the payment that would be required by Junior Participant in order to cure such Specified Trigger Event in full. Junior Participant shall have two (2) Business Days from delivery of the Specified Trigger Notice to elect in writing to Senior Participant to exercise the MPT Cure Period; provided, that if Junior Participant does not deliver such election within such two (2) Business Day period, Junior Participant shall be deemed to have exercised the MPT Cure Period. If Junior Participant affirmatively elects in writing not to exercise the MPT Cure Period, then Junior Participant shall have fifteen (15) Business Days from receipt of the related Specified Trigger Notice to pay to Senior Participant the amount necessary to cure the related Specified Trigger Event in full, which payment shall be applied as principal, first, to reduce the Senior Participation Funded Amount and Senior Participation Committed Amount of those Pooled Loans that collectively caused the related Specified Trigger Event to occur until such Specified Trigger Event is cured in full. If Junior Participant elects to exercise (or is deemed to have exercised) the MPT Cure Period, Junior Participant shall have up to 120 days to cure the related Specified Trigger Event in full, subject to compliance with the terms of the immediately succeeding paragraph of this Section 3.04(b). All amounts paid to cure a Specified Trigger Event shall be allocated to the Senior Participation Funded Amounts of the Pooled Loans as described in Section 3.04(a) or (b), as and if applicable, or otherwise as determined by Senior Participant in its sole discretion.

(ii) If Junior Participant elects to exercise (or is deemed to exercise) the MPT Cure Period, then Junior Participant shall, no later than the thirtieth (30th) day following the occurrence of the related Specified Trigger Event, pay to Senior Participant in reduction of the Senior Participation Funded Amount an amount equal to the product of (x) ten percent (10%) and (y) the amount necessary to cure such Specified Trigger Event as of the date such Specified Trigger Event occurred (the result of such product, a “Specified Trigger Payment”). If the Junior Participant has exercised the MPT Cure Period and has paid the first Specified Trigger Payment to Senior Participant, then no later than the sixtieth (60th) day following the related Specified Trigger Event, Junior Participant shall pay to Senior Participant in reduction of the Senior Participation Funded Amount a second Specified Trigger Payment. Any failure to pay either of the Specified Trigger Payments as and when required shall result in the immediate termination of the MPT Cure Period. Prior to the end of the MPT Cure Period, Junior Participant shall make a payment to Senior Participant in reduction of the Senior Participation Funded Amount in an amount equal to the amount necessary to cure the related Specified Trigger Event in full, as set forth in the applicable Specified Trigger Notice, which payment shall be applied as principal, first, to reduce the Senior Participation Funded Amount and Senior Participation Committed Amount of those Pooled Loans, if any, that collectively caused the related Specified Trigger Event to occur until such Specified Trigger Event is cured in full and, second, if an unrelated Mandatory Payment Trigger remains uncured, to reduce the Senior Participation Funded Amount and Senior Participation Committed Amount of such other Pooled Loans causing a Mandatory Payment Trigger as determined by Senior Participant in its sole discretion.

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(iii) The MPT Cure Period shall terminate automatically upon the earliest to occur of (i) any Agreement Event of Default, (ii) the date that Junior Participant fails to make any Specified Trigger Payment as and when required pursuant to the immediately preceding paragraph, (iii) 120 days following the occurrence of the related Specified Trigger Event and (iv) if the related Specified Trigger Event has been cured, the day on which the related Specified Trigger Event has been so cured in accordance with the terms of this Agreement.

(iv) If Junior Participant elects to exercise (or is deemed to exercise) the MPT Cure Period and affects are cure of the related Specified Trigger Event, all amounts remitted to the Administration Account and held in escrow therein pursuant to Sections 3.02(g) and 3.03(g) during which the related MPT Cure Period has been in effect shall be applied, without duplication, towards the payment required to cure the related Specified Trigger Event.

(v) Junior Participant’s failure to make any payment as and when required under this Section 3.04(b) shall be an immediate Facility Repayment Event and Agreement Event of Default.

Section 3.05 Disgorged Payments. If the Administrator reasonably determines on advice of counsel, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of the Senior Participation Interest or the Junior Participation Interest must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to a Borrower or paid to the Senior Participant, the Junior Participant, or to any other Person, then, notwithstanding any other provision of this Agreement, the Administrator shall not be required to distribute any portion thereof to the Senior Participant or the Junior Participant, as applicable, and the Senior Participant or the Junior Participant, as applicable, will promptly on demand by the Administrator repay to the Administrator any portion thereof that the Administrator shall have theretofore distributed to such Participant together with interest thereon at such rate, if any, as the Administrator shall have been required to pay to such Borrower, such Participant or such other Person with respect thereto.

Section 3.06 Disproportionate Payments. The Senior Participant agrees that if at any time it shall receive from any sources whatsoever any payment on account of a Pooled Loan in excess of its distributable share thereof, it will promptly remit such excess to the Administrator. The Junior Participant agrees that if at any time it shall receive from any sources whatsoever any payment on account of a Pooled Loan in excess of its distributable share thereof, it will promptly remit such excess to the Administrator.

Section 3.07 Continuing Obligations. Each Party’s obligations under Sections 3.05, and 3.06 constitute absolute, unconditional and continuing obligations.

Section 3.08 Determination of Senior Rate.

(a) Subject to the terms and conditions of this Section 3.08, each Transaction shall bear interest at the Senior Rate. The Senior Rate applicable to an Interest Accrual Period shall be determined by Senior Participant as set forth herein.

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(b) In the event that Senior Participant shall have determined in its sole but good faith discretion that the Term SOFR Rate Index cannot be determined as provided in the definition of Term SOFR Rate Index as set forth herein or Senior Participant shall have reasonably determined that the Term SOFR Rate Index has been succeeded by an Alternate Rate Index, then Senior Participant shall forthwith give notice thereof by telephone of such fact, confirmed in writing, to Junior Participant at least one (1) Business Day prior to the Determination Date. If such notice is given, each Transaction shall be converted, from and after the first day of the next succeeding Interest Accrual Period, (i) to an Alternate Rate Transaction bearing interest based on the Alternate Rate in effect on the related Determination Date provided that (1) Senior Participant has determined in its sole but good faith discretion that the Term SOFR Rate Index has been succeeded by the Alternate Rate Index and (2) Senior Participant has received evidence satisfactory to Senior Participant that conversion to an Alternate Rate Transaction does not violate ERISA or (ii) at Senior Participant’s option, to a Prime Rate Transaction bearing interest based on the Prime Rate in effect on the related Determination Date. Notwithstanding any provision of this Agreement to the contrary, in no event shall (x) Junior Participant or Seller have the right to convert (i) a SOFR Rate Transaction to a Prime Rate Transaction or an Alternate Rate Transaction, (ii) an Alternate Rate Transaction to a SOFR Rate Transaction or a Prime Rate Transaction, or (iii) a Prime Rate Transaction to a SOFR Rate Transaction or an Alternate Rate Transaction, (y) the Prime Rate be less than the Minimum Rate or the Alternate Rate be less than the Minimum Rate. In connection with the implementation of an Alternate Rate Index or the Prime Rate pursuant to this clause (b), Senior Participant shall have the right to make Alternate Rate Index Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Transaction Documents, any amendments implementing such Alternate Rate Index Conforming Changes shall become effective without any further action or consent of Junior Participant or Seller.

(c) If, pursuant to the terms of Section 3.08(b) above, a Transaction has been converted to a Prime Rate Transaction but thereafter either (i) the Term SOFR Rate Index can again be determined as provided in the definition of Term SOFR Rate Index as set forth herein or (ii) Senior Participant has determined in good faith (which determination shall be conclusive and binding upon Junior Participant and Seller absent manifest error) that the Term SOFR Rate Index has been succeeded by an Alternate Rate Index and the conditions set forth in Section 3.08(b) above are satisfied, Senior Participant may give notice thereof to Junior Participant and Seller, and convert a Prime Rate Transaction to a SOFR Rate Transaction or to an Alternate Rate Transaction, as applicable, by delivering to Junior Participant and Seller written notice of such conversion no later than 2:00 p.m. (New York City time), one (1) Business Day prior to the next succeeding Determination Date. If such notice is given, each related Transaction shall be converted, from and after the first day of the next succeeding Interest Accrual Period, to a SOFR Rate Transaction or an Alternate Rate Transaction, as applicable, bearing interest based on the Term SOFR Rate Index or the Alternate Rate Index, as applicable, in effect on the related Determination Date.

(d) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Senior Participant to make or maintain a SOFR Rate Transaction or an Alternate Rate Transaction as contemplated hereunder, (i) the obligation of Senior Participant hereunder to make a SOFR Rate Transaction or an Alternate Rate Transaction or to convert a Prime Rate Transaction to a SOFR Rate Transaction or an Alternate Rate Transaction shall be canceled forthwith and (ii) any outstanding SOFR Rate Transaction or

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Alternate Rate Transaction shall be converted automatically to a Prime Rate Transaction on the first day of the next succeeding Interest Accrual Period or within such earlier period as required by law.

(e) The Seller and the Junior Participant hereby agree, jointly and severally, to indemnify Senior Participant and to hold Senior Participant harmless from any actual out-of-pocket loss or expense which Senior Participant sustains or incurs as a consequence of (i) any default by Junior Participant in payment of the principal of or interest on a Transaction, including, without limitation, any such loss or expense arising from interest or fees payable by Senior Participant to lenders of funds obtained by it in order to maintain a Transaction hereunder, (ii) any prepayment (whether voluntary or mandatory) of a Transaction on a day that (A) is not a Remittance Date or (B) is a Remittance Date if Junior Participant did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Senior Participant to lenders of funds obtained by it in order to maintain the Transaction hereunder and (iii) the conversion pursuant to the terms of this Section 3.08, including, without limitation, such loss or expenses arising from interest or fees payable by Senior Participant to lenders of funds obtained by it in order to maintain a Transaction hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, that Seller and Junior Participant shall not be required to indemnify Senior Participant from any loss or expense arising from Senior Participant’s willful misconduct or gross negligence. Senior Participant’s notice of such costs, as certified to Junior Participant and Seller, shall be conclusive absent manifest error. This provision shall survive payment of the Senior Participant in full and the satisfaction of all other obligations (other than contingent obligations) of Junior Participant under this Agreement and the other Transaction Documents.

(f) The Senior Rate may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Senior Participant does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to rates described herein or rates referenced in any definitions used herein or with respect to any alternative, successor or replacement rate thereto (including the Term SOFR Rate Index), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Alternate Rate Index or Prime Rate Index) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any discontinued rate prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Alternate Rate Index Conforming Changes. Senior Participant and its Affiliates or other related entities may engage in transactions that affect the calculation of a rate, any alternative, successor or replacement rate (including any Alternate Rate Index or Prime Rate Index) or any relevant adjustments thereto and such transactions may be adverse to Seller or Junior Participant. Senior Participant may select information sources or services in its reasonable discretion to ascertain any rate, or any rates referenced in the definitions used herein, in each case pursuant to the terms of this Agreement.

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Section 3.09 Increased Costs.

(a) In the event that any Change in Law or Senior Participant Compliance Policy, or compliance by Senior Participant with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority shall hereafter:

(i) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Senior Participant which is not otherwise included in the determination of the then-current Benchmark;

(ii) subject Senior Participant to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (C) Other Connection Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on Senior Participant any other condition (other than Taxes);

and if the result of any of the foregoing increases the cost to Senior Participant to make, renew or maintain loans or extensions of credit or reduces any amount receivable hereunder, then, in any such case, Junior Participant shall (x) promptly pay Senior Participant upon demand any additional amounts necessary to compensate Senior Participant for such additional cost or reduced amount receivable as determined by Senior Participant in its sole discretion and (y) within one hundred and twenty (120) days, repay (without any Prepayment Penalty) all of the Senior Participation Funded Amount. If Senior Participant becomes entitled to claim any additional amounts pursuant to this Section 3.09, Senior Participant shall provide Junior Participant with not less than thirty (30) days’ written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Senior Participant for such additional cost or reduced amount. This provision shall survive payment of the Senior Participation Interest and the satisfaction of all other obligations of Junior Participant under this Agreement and the Transaction Documents.

(b) If Senior Participant determines that any Change in Law affecting Senior Participant or any lending office of Senior Participant or Senior Participant’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Senior Participant’s capital or on the capital of Senior Participant’s holding company, if any, as a consequence of this Agreement, the Senior Participation Committed Amount or the Loans made by Senior Participant to a level below that which Senior Participant or Senior Participant’s holding company could have achieved but for such Change in Law (taking into consideration Senior Participant’s policies and the policies of Senior Participant’s holding company with respect to capital adequacy), then, from time to time upon request of Senior Participant, Junior Participant shall (x) pay such additional amount or amounts to Senior Participant as will compensate Senior Participant or Senior Participant’s holding company for any such reduction suffered and (y) within one hundred and twenty (120) days repay all of the Senior

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Participation Funded Amount. Any amount owed by Junior Participant under this Section 3.09(b) shall be without duplication of amounts owed by Junior Participant under Section 3.09(a).

(c) A certificate by Senior Participant setting forth any amount specified in Section 3.09(a) or (b) to compensate Senior Participant or its holding company, as the case may be, and delivered to Junior Participant, shall be conclusive absent manifest error. Junior Participant shall pay Senior Participant the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof unless Junior Participant repays the entire Senior Participation Funded Amount.

(d) Failure or delay on the part of Senior Participant to demand compensation pursuant to this Section 3.09 shall not constitute a waiver of Senior Participant’s right to demand such compensation; provided that, Junior Participant shall not be required to compensate Senior Participant pursuant to this Section 3.09 for any increased costs incurred or reductions suffered more than two-hundred ten (210) days prior to the date that Senior Participant notifies Junior Participant of the Change in Law giving rise to such increased costs or reductions, and of Senior Participant’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 30-day notice period referred to in Section 3.09(a) above shall be extended to include the period of retroactive effect thereof).

(e) Senior Participant agrees to take reasonable steps (including designating a different lending office for funding or booking the Senior Participation Committed Amount hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates as Senior Participant deems practicable) to mitigate the effect of any increased cost or reduction in amounts received or receivable hereunder that would entitle Senior Participant to claim compensation pursuant to Section 3.09(a), Section 3.09(b) or Section 21.09, as applicable; provided that neither Administrator nor Senior Participant shall be required to take any such action that would subject Administrator or Senior Participant to any material unreimbursed cost or expense (that is not paid by Junior Participant pursuant to the next sentence) or would otherwise have a material and adverse effect on the rights of Administrator or Senior Participant under this Agreement. Junior Participant hereby agrees to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees of outside counsel) incurred by Administrator or Senior Participant connection with any such designation or reassignment.

(f) In exercising its rights under this Section 3.09, the Senior Participant shall make any determination pursuant to this Section 3.09 using the same methodology that the Senior Participant applies in making such determination in similar participation finance agreements with similarly situated counterparties; provided, that the Senior Participant may elect to apply or not apply such rights and remedies to the Senior Participant’s counterparties in the Senior Participant’s sole discretion.

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ARTICLE IV

[RESERVED]

ARTICLE V

LOAN ADMINISTRATION

Section 5.01 Servicing Rights.

(a) Subject to the Senior Participant’s rights set forth in this Agreement (including, without limitation, Sections 5.04, 5.06 and 5.07) and notwithstanding the Senior Participant’s ownership of the Servicing Rights, so long as no material non-monetary Agreement Default, monetary Agreement Default or Agreement Event of Default has occurred and is continuing, the Senior Participant hereby grants a revocable license to the Junior Participant to, and the Junior Participant shall undertake to, exercise all rights and obligations with respect to the servicing, administration and asset management of the Pooled Loans, including but not limited to all rights and obligations to administer and manage the Pooled Loans; provided that, except as expressly permitted hereunder, in no event shall the Junior Participant sell or otherwise liquidate, or cause or direct the sale or liquidation of, any Pooled Loan without the prior written consent of the Senior Participant. During the occurrence and continuance of an Agreement Event of Default, such revocable license in favor of Junior Participant shall automatically terminate, and all such rights shall be vested in, and exercisable solely by, Senior Participant in accordance with and subject to the terms of this Agreement until such Agreement Event of Default has been cured, at which time, such revocable license shall automatically be reinstated unless Senior Participant has declared all amounts, or all amounts have been deemed, to be immediately due and payable pursuant to Section 13.01(b)(i) hereunder.

(b) Junior Participant shall not (i) undertake any Major Decision without the consent of Senior Participant, as set forth in Section 5.06 hereof, or (ii) engage, hire or appoint any Underlying Servicer that is Seller, Guarantor or any Affiliate of Seller of Guarantor.

(c) To the extent that the Junior Participant has the rights under this Agreement to service and administer any of the Pooled Loans, Junior Participant shall service and administer such Pooled Loans in accordance with the terms and conditions of this Agreement and the Junior Participant shall at all times in its control and administration of the Pooled Loans (whether through its control of any Underlying Servicer or otherwise), act in accordance with the terms of this Agreement and Accepted Servicing Practices. With respect to any Pooled Loan with respect to which any of the Borrowers thereunder are owned, in whole or in part, directly or indirectly, by an Affiliate of Seller, Junior Participant or Guarantor, and, with respect to all of the Pooled Loans during the continuation of an Agreement Event of Default or the continuation of a Facility Repayment Event (but without regard to any cure period specified in the definition thereof), the Senior Participant shall have sole control over servicing, administration and asset management of such Pooled Loans under this Agreement and the other Transaction Documents. The Senior Participant shall provide prompt written notice to the Seller, Junior Participant and Administrator confirming that it has taken control of servicing the Pooled Loans during the continuation of an Agreement Event of Default or during the continuation of a Facility Repayment Event as described

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above; provided that in no event shall the failure to give such notice act in any way to prejudice the Senior Participant’s right to control servicing of the Pooled Loans or act as a waiver or forbearance of, or otherwise affect, any such right.

Section 5.02 Servicing Standard. Subject to the other terms and provisions of this Agreement (including, without limitation, this Article V and Article VI), the Junior Participant shall service the Pooled Loans in accordance with the terms of this Agreement, the related Loan Documents, Accepted Servicing Practices and applicable law. Subject to the other provisions of this Agreement, the Junior Participant shall exercise such rights and powers on the express understanding that the Junior Participant shall service the Pooled Loans in accordance with Accepted Servicing Practices. Notwithstanding the foregoing any Major Decision or other decision, action or failure to act by Junior Participant consented to in writing by Senior Participant pursuant to Section 5.06 hereof shall be deemed to comply with the requirements of this Section 5.02 and Section 5.01.

Section 5.03 Reliance. Without limiting Section 5.02, each of the Junior Participant and the Senior Participant may rely in good faith on any document of any kind that, prima facie, is properly executed, delivered and/or submitted by any appropriate Person respecting any matters arising hereunder.

Section 5.04 Limitations on Actions. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the Junior Participant be permitted to or shall take any action or refrain from taking any action that would violate any law of any applicable jurisdiction relating to any Pooled Loan, this Agreement or any of the other Transaction Documents, breach the related Loan Documents, be inconsistent with Accepted Servicing Practices or violate any provisions of this Agreement, or that would in any material respect diminish or impair (x) the Senior Participant’s seniority and rights as set forth herein or (y) the exercise of any rights by the Senior Participant pursuant to this Agreement.

Section 5.05 Reporting by Junior Participant.

(a) The Junior Participant shall provide to the Senior Participant, within five (5) Business Days of receipt, all notices, statements and/or reports delivered by the Borrowers pursuant to the Loan Documents; provided that Junior Participant shall provide to Senior Participant, within five (5) Business Days of receipt, any requests for advances delivered by the Borrowers pursuant to the Loan Documents.

(b) The Junior Participant shall provide, or cause to be provided, the Senior Participant with on-line access to all Escrow Accounts.

(c) On or within five (5) Business Days of each Payment Date under the applicable Loan Documents, the Junior Participant shall deliver, or shall cause Underlying Servicer to deliver, to the Senior Participant a report reflecting activity in the Escrow Accounts as of the close of business on the preceding Payment Date in a format and containing such information as the Senior Participant shall reasonably require (it being acknowledged that the format of any such report previously provided to, and accepted by, Senior Participant is hereby approved). Such report shall be made available in both written and electronic format and shall not be required until

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the first Payment Date after which an Escrow Account has been established and initially funded under the related Loan Documents.

(d) Within two (2) Business Days following receipt by an Underlying Servicer of any principal prepayment on any Pooled Loan, the Junior Participant shall notify the Senior Participant of the identity of each such Pooled Loan, the amount of the related principal prepayment and the amount of accrued interest received in connection with such principal prepayment.

(e) (i) To the extent a Borrower is obligated to deliver the same under the applicable Loan Documents, the Junior Participant shall request any additional information from any Borrower as requested by the Senior Participant and, (ii) to the extent a Borrower is not obligated to deliver the same under the applicable Loan Documents, the Junior Participant shall use commercial reasonable efforts to obtain any additional information from such Borrower as reasonably requested by the Senior Participant.

(f) At Senior Participant’s request, Junior Participant shall provide, at Junior Participant’s sole cost and expense, an updated Appraisal by an Independent Appraiser, in each case, acceptable to Senior Participant in its sole discretion, of the mortgaged property securing such Pooled Loan. So long as no Agreement Event of Default has occurred and is continuing, in no event shall Junior Participant be required to pay for the cost of more than one Appraisal per Pooled Loan per calendar year, which limitation shall, for the avoidance of doubt and without limitation, apply to any Appraisals obtained in connection with Senior Participant’s calculation of LTV and Senior Participation Look-Through LTV; provided that nothing in this Agreement shall be interpreted such as to limit Senior Participant’s right to order any additional Appraisals at Senior Participant’s cost and expense or, while any Agreement Event of Default shall have occurred and be continuing, to limit Senior Participant’s rights to order additional Appraisals at Junior Participant’s cost and expense in accordance with Section 21.11.

(g) Notwithstanding anything to the contrary in this Section 5.05 or as otherwise set forth in this Agreement, if the Junior Participant fails to deliver any information required to be delivered where such failure resulted solely from the failure of the related Borrower or Underlying Servicer to deliver any information for the related time period as required by the relevant Loan Documents (and such failure was not caused by any action, omission or failure to act of Seller, Junior Participant or their respective Affiliates in any respect), such failure shall not constitute an Agreement Default or an Agreement Event of Default under this Agreement, so long as Junior Participant is diligently pursuing receipt of such information; provided, that for so long as Junior Participant fails to deliver any such information required to be delivered hereunder, (i) Seller and Junior Participant shall not waive any Default or Event of Default relating to the applicable Pooled Loan, and (ii) to the extent that a Default or Event of Default has occurred under the related Pooled Loan relating to such failure to deliver information, upon request from Senior Participant, Seller and Junior Participant shall send to the related Borrower a notice of Default or Event of Default, as applicable.

Section 5.06 Consent of the Senior Participant.

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(a) The Junior Participant shall obtain the prior written consent of the Senior Participant, to be granted or withheld in its sole and absolute discretion, prior to taking any of the following actions (“Major Decisions”):

(i) any workout or other change to, or material waiver with respect to, a Pooled Loan that would result in the extension of the maturity date thereof, waiving or amending any condition (other than shortening of a required notice period) to the extension of the maturity date or shortening the maturity date (other than by acceleration of a Pooled Loan) or any other date fixed for the payment of any principal or interest on a Pooled Loan, or date fixed for payment of any fee or other monetary obligation payable under the Loan Documents, a change in the interest rate borne under any Pooled Loan, or the monthly debt service payment or a deferral or a forgiveness of interest, spread maintenance or fees, increasing (other than Protective Advances in accordance with the terms of the related Loan Documents and in compliance with the provisions of this Agreement) or reducing principal of any Pooled Loan or a modification or waiver of any other monetary term of any Pooled Loan relating to the amount or timing of any payment of principal, interest, or any other fees or sums (including reserve requirements, spread maintenance and prepayment premiums) due and payable under the related Loan Documents;

(ii) any amendment to, modification of, or waiver with respect to, a Pooled Loan that would result in a discounted pay-off of the Senior Participation Interest or of such Pooled Loan or any other amendment, modification or waiver of any of the Loan Documents with respect to a matter set forth in this Section 5.06(a);

(iii) any foreclosure upon or comparable conversion of the ownership of a Property or any acquisition of such Property by deed-in-lieu of foreclosure, appointment of a receiver, or any other exercise of remedies resulting from an Event of Default;

(iv) any material direct or indirect sale (whether voluntary or in lieu of foreclosure), pledge, assignment, release, or subordination of any portion of the collateral securing any Pooled Loan other than those required or permitted pursuant to the specific terms of the related Loan Documents and for which there is no material lender discretion;

(v) any substitution, release or addition of collateral for a Pooled Loan other than those required or permitted pursuant to the specific terms of the related Loan Documents and for which there is no material lender discretion;

(vi) any release of a Borrower or a Loan Guarantor or any other Person or entity hereafter personally liable for all or any portion of Borrower’s or Loan Guarantor’s obligations with respect to any Pooled Loan under the related Loan Documents from liability with respect to a Pooled Loan including, without limitation, by acceptance of an assumption of such Pooled Loan by a successor Borrower or replacement guarantor other than those required or permitted pursuant to the specific terms of the related Loan Documents and for which there is no material lender discretion;

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(vii) any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by a Borrower);

(viii) consenting to any transfer of an interest in any Property or any portion thereof, or any transfer of any direct or indirect ownership interest in a Borrower, including approval of any proposed transferee and/or replacement Loan Guarantor, other than those required or permitted pursuant to the specific terms of the related Loan Documents and for which there is no material lender discretion, or approval of the organizational documents of any proposed transferee if such organizational documents do not comply with the requirements of the Loan Documents;

(ix) converting or exchanging any Pooled Loan into or for any other indebtedness (including, without limitation, preferred equity) or subordinating the Pooled Loan to any other indebtedness, consenting to (x) a Borrower incurring, creating or assuming additional indebtedness, including but not limited to, any debt in the form of junior debt financing, preferred equity or similar arrangements or entering into any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or (y) incurring of mezzanine financing by any beneficial owner of such Borrower, including the terms of any document evidencing or securing any such mezzanine debt, the entering into any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (other than those required pursuant to the specific terms of the related Loan Documents and for which there is no material lender discretion);

(x) the waiver or material modification of any documentation, provisions or requirements set forth in any Loan Documents relating to a Loan Guarantor’s obligations under the related Loan Guaranty, including, but not limited to, any provisions or requirements relating to financial covenants and financial requirements of Loan Guarantor;

(xi) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a Borrower, Loan Guarantor or any of their respective Affiliates or the filing of an involuntary bankruptcy, insolvency, receivership or reorganization proceedings against Borrower;

(xii) any approval of a plan in bankruptcy or reorganization of a Borrower, a Loan Guarantor or any other party required to be a special purpose entity under the related Loan Documents;

(xiii) any removal or replacement of a manager by Junior Participant or any amendment, revision or termination to any management agreement or franchise agreement or to any of the fees payable thereunder by Junior Participant;

(xiv) any amendment or revision (in any material respect) or termination of any cash management agreement;

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(xv) any amendment or modification of the definition of “Eligible Assignee” or “Event of Default” or of any comparable term in any Loan Document;

(xvi) consenting to any proposed material modification or material waiver of any provision of the Loan Documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by Borrower; provided that any reduction in the coverage limits or ratings of insurers, any settling casualty or condemnation insurance claims or release proceeds of such insurance policies, or any determination to apply casualty proceeds or condemnation awards toward repayment of the Pooled Loan or toward restoration shall, in each case, be deemed material;

(xvii) entry by any Borrower into any (a) lease with respect to any multifamily housing Property with respect to which Lender consent is required under the applicable Loan Documents, or (b) lease with respect to any residential, retail or hospitality Property, other than as required or permitted pursuant to the specific terms of the related Loan Documents and for which there is no material lender discretion;

(xviii) consenting to an entry by any Borrower into any sale agreements with respect to the applicable Property other than (i) as required or expressly permitted pursuant to the specific terms of the related Loan Documents and for which there is no material lender discretion or (ii) to the extent that (x) no Mandatory Payment Trigger has occurred and is then continuing, and (y) Seller and Junior Participant consent to discount the release price set forth in the related Loan Documents such that the related sales proceeds are at least sufficient to pay to Senior Participant 100% of the Senior Participation Funded Amount with respect to the applicable Pooled Loan (and Seller and Junior Participant cause to be paid to Senior Participant 100% of the Senior Participation Funded Amount with respect to the applicable Pooled Loan);

(xix) any approval, consent, forbearance or suffering to exist any encumbrances on any of the Properties other than as required or permitted pursuant to the specific terms of the related Loan Documents and for which there is no material lender discretion or consent to the pledge of any direct or indirect interests in any Borrower;

(xx) waiving or reducing any requirement that any amounts required to be deposited into an Escrow Account; any rebalancing of amounts in any Escrow Account under, and as defined in, any of the Loan Documents;

(xxi) incurring any individual expense in excess of $500,000 which is not subject to reimbursement by the Borrower, or entering into any contract or agreement with an aggregate amount payable under the term of such contract or agreement of more than $1,000,000 and with a duration of more than one year;

(xxii) consenting to or otherwise permitting any partial release of any Property, except (i) to the extent required under the underlying Loan Documents and for which there is no Lender discretion or (ii) in the case of a condominium unit only, to the extent that (x) no Mandatory Payment Trigger has occurred and is then continuing, and (y) Seller and Junior Participant consent to waive a minimum release price set forth in the related Loan

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Documents with respect to the applicable Property, where (A) such waiver applies solely to the applicable condominium unit that is the subject of the proposed release, and (B) the discounted release price is not less than 90% of the minimum release price set forth in the related Loan Documents;

(xxiii) consenting to any material change in the zoning designation of any Property;

(xxiv) [Reserved];

(xxv) subject to Section 5.05(g), waiving or delaying for more than ten (10) Business Days the exercise of any Event of Default under and as defined in any Loan Document, or exercising any rights and remedies (or waiving any rights and remedies) against Borrower, Loan Guarantor or any Property (but excluding (A) the accrual of default interest and late charges in accordance with the express provisions of the Loan Documents, (B) the delivery of any notices to any Borrower of any outstanding interest or other amounts payable under the Loan Documents (and/or any reservation of rights notices and/or pre-negotiation letters) other than, in each case, any notices of forbearance, in each case consistent with Accepted Servicing Practices, and/or (C) the making of Protective Advances subject to and in accordance with the express provisions of Section 9.01 hereof);

(xxvi) making any determination to bring any Property into compliance with any environmental law or otherwise address hazardous materials located at any Property (but excluding (A) the performance by any Borrower and/or Loan Guarantor of any remediation or obligations relating to environmental matters or hazardous substances as required or permitted in accordance with the specific terms of the related Loan Documents and for which there is no material lender discretion); (B) the delivery of any notices to any Borrower or Loan Guarantor of any required remediation or obligations in accordance with the specific terms of the related Loan Documents (and/or any reservation of rights notices), provided that any applicable approval rights of the “Lender” under the Loan Documents are expressly reserved and in each case consistent with Accepted Servicing Practices, other than, in each case, any notices of forbearance and/or (C) the making of Protective Advances subject to and in accordance with the express provisions of Section 9.01 hereof;

(xxvii) consenting to any amendments, modifications or revisions to any ground lease or to any Operating Lease under and as defined in any Loan Document which affect, individually or cumulatively, more than five percent (5%) of the net effective rent under the related Loan Documents;

(xxviii) waiving any payment related conditions precedent to Loan Advances under the Loan Documents; provided, that Junior Participant may elect to fund an Additional Advance in accordance with Section 2.07(a), notwithstanding that one or more payment related conditions precedent to such advance have not been satisfied (and, for the avoidance of doubt, Senior Participant shall have no obligation to fund any portion of the related Additional Advance);

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(xxix) except as expressly permitted hereunder, transferring any Pooled Loan or any interest therein or consenting to any sale of a Pooled Loan or any interest therein;

(xxx) consenting to the termination of any material Design Professional or general contractor, or the engagement, replacement or termination of any material Design Professional or general contractor, in each case, unless permitted with no lender discretion;

(xxxi) allocating or applying any payments made during the continuance of an Event of Default under any Loan Document, other than applying such payments to pay property taxes or insurance for the related Property;

(xxxii) consenting to any material change order which requires the consent of the lender under the express terms of the related Loan Documents (it being agreed that a change order of less than the lower of (i) five percent (5%) of budgeted hard costs and (ii) $5,000,000 is not material);

(xxxiii) approval of any post-default plan and any budget relating to any Property following implementation of any post-default plan (including any amendment or modification to the budget);

(xxxiv) waiving any requirements or making any amendments to any interest rate cap agreements;

(xxxv) consenting to any modification or waiver of any minimum equity requirements, any balancing requirements or any conditions to final completion or final milestone conditions under the related Loan Documents, other than a waiver of balancing requirements for so long (i) the related Pooled Loan is not “out of balance” for a period of 180 days or more, and (ii) the total amount by which such Pooled Loan is “out of balance” does not exceed three percent (3%) of the total future funding amount required under the terms of such Pooled Loan as of the original closing date therefor;

(xxxvi) consenting to any changes or amendments to construction milestones, performance milestones and/or plans and specifications, or waiving or extending the date of project completion from the date required under the terms of the Loan Documents; provided, that a one-time waiver or extension of any such project completion date by a period of less than three (3) months shall not be deemed to be a Major Decision so long as, prior to or simultaneously with the granting of such waiver or extension, Junior Participant notifies Senior Participant of such waiver or extension, which notice may be delivered via email and shall include a certification from Junior Participant that, to its Knowledge, except as previously disclosed to Senior Participant, no material adverse effect has occurred and is continuing with respect to project completion, the ability to lease the related Property and/or for such Property to generate revenue, in each case, as provided in the related business plan;

(xxxvii) consenting to any changes to minimum release prices or collateral release provisions, in each case, except as expressly permitted in the preceding clauses (xviii) and (xxii) of this Section 5.06(a); and

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(xxxviii) consenting to any approval or removal, or approving or removing, any general contractor, major subcontractor or major contractor;

provided, that, no action taken by or on behalf of any Borrower that is in accordance with the express provisions of the Loan Documents and for which there is no Lender discretion shall be a Major Decision. Notwithstanding the foregoing, with respect to any applicable Major Decision that requires Lender’s consent in accordance with any Loan Documents, to the extent that such Major Decision is subject to any consent or approval standard (e.g., that the Lender will not unreasonably withhold, delay or condition its consent) in accordance with the express provisions of the Loan Documents (collectively, a “Major Decision Standard”), Senior Participant shall be subject to the same Major Decision Standard as the Lender with respect to its granting of consent pursuant to this Section 5.06(a).

(b) Notwithstanding anything in this Agreement to the contrary, with respect to any Pooled Loan purchased by the Participants hereunder after the Closing Date where such Pooled Loan and related Property is owned, directly or indirectly, in whole or in any part, by Seller, Junior Participant or Guarantor or any of their Affiliates, the Junior Participant shall not make any decision or take any action with respect to any such Loan without Senior Participant’s prior written consent, and Senior Participant shall have the right to make any and all decisions with respect thereto, including, without limitation, the right to make any and all decisions and to direct the Underlying Servicer with respect to any and all decisions as Lender with respect to any such Pooled Loan or related Property, in each case, other than any specific limited rights of Junior Participant with respect to such Pooled Loan (to be negotiated on a case by case basis) and expressly agreed to by Senior Participant in writing on the related Participation Purchase Date.

Section 5.07 Administration and Servicing of the Pooled Loans by the Senior Participant.

(a) Notwithstanding anything in this Agreement to the contrary, other than as expressly agreed by Senior Participant pursuant to Section 5.06(b), the Senior Participant shall have full responsibility and sole control for the administration and servicing of any Pooled Loan, the Borrower under which is owned, directly or indirectly, in whole or in part, by any Affiliate of Seller, Junior Participant or Guarantor.

(b) Notwithstanding anything in this Agreement to the contrary, upon (x) the occurrence a Facility Repayment Event, or (y) the exercise by the Senior Participant of its right to demand the release of the Loan Documents to the Senior Participant pursuant to Section 2.04, the Senior Participant shall assume full responsibility and sole control for the administration and servicing of the Pooled Loans, in which event the Senior Participant shall be held to the same standard and shall have the same duties and responsibilities with respect to the administration and servicing of the Pooled Loans of that of the Junior Participant during its period of servicing and administration of the Pooled Loans.

(c) Notwithstanding the foregoing, during the period in which Senior Participant is exercising its rights pursuant to Section 5.07(b) (i) the Senior Participant shall have the right to appoint a servicer and/or special servicer to assume any or all of such responsibilities and duties with respect to the servicing and administration of the Pooled Loans, which servicer and/or special

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servicer may charge fees (such fees being capped at current market standards) for such responsibilities and duties which fees shall constitute Costs, and (ii) the Senior Participant shall not be liable for any such servicer’s or special servicer’s duties, obligations or any action taken by such servicer and/or special servicer in connection with the servicing and administration of the Pooled Loans, provided that such servicer and/or special servicer services the Pooled Loans in accordance with the terms of this Agreement. Upon Senior Participant’s appointment of a servicer and/or special servicer following Senior Participant’s foreclosure on a Pooled Loan in connection with Senior Participant’s exercise of remedies hereunder following an Agreement Event of Default, to assume any or all of the servicing and administration of any such Pooled Loan, the Seller and the Junior Participant each hereby acknowledge and agree that the Senior Participant shall be deemed to have satisfied all of the Senior Participant’s obligations and responsibilities with respect to the portion of the administration and servicing of the Pooled Loans so assumed. Any servicing fees with respect to the servicing and administration of any Pooled Loan, from and after the date on which Senior Participant obtains ownership of such Pooled Loan following foreclosure thereon in connection with the occurrence of an Agreement Event of Default shall be paid by Senior Participant.

(d) The Junior Participant acknowledges that the Senior Participant (including any servicer or other designee or agent acting on the Senior Participant’s behalf) may exercise, or omit to exercise, any rights that the Senior Participant may have under this Agreement in a manner that may be adverse to the interests of the Junior Participant and that, subject to Section 10.01(a), the Senior Participant shall have no liability whatsoever to the Junior Participant in connection with the Senior Participant’s exercise of rights or any omission by the Senior Participant to exercise such rights, other than to the extent of Senior Participant’s gross negligence or bad faith, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

ARTICLE VI

ADMINISTRATION OF PARTICIPATIONS

Section 6.01 Certain Matters Affecting the Administrator.

(a) The Administrator shall administer the Participations only as expressly set forth in this Agreement. The Administrator’s duties under this Agreement shall be limited to those duties expressly assigned to the Administrator under this Agreement and the Administration Account Control Agreement, including but not limited to (i) maintaining the Administration Account pursuant to the Administration Account Control Agreement and distributing amounts to Participants pursuant to Article III and (ii) administering the Participations, including maintaining the Participation Register pursuant to Section 16.04. Subject to the terms and conditions of this Agreement, each Participant hereby irrevocably and unconditionally consents to the appointment of the Administrator hereunder and agrees to reasonably cooperate with the Administrator with respect to the Administrator’s obligations under this Agreement. With respect to each Remittance Date, the Senior Participant shall, at least two (2) Business Days prior to the Determination Date related to such Remittance Date, provide notification to the Administrator of the Benchmark as determined on the Determination Date for the Interest Accrual Period with respect to such Remittance Date.

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(b) In the performance of its obligations hereunder, Administrator shall take any action that is directed by the Participants (subject to the terms of this Agreement) that relates to the Administrator’s obligations under this Agreement; provided, however, that the Administrator shall not be obligated to take, or to refrain from taking, any action that the Participants request that the Administrator take or refrain from taking to the extent that the Administrator determines in its reasonable judgment that such action or inaction may cause a violation of Applicable Laws, is inconsistent with this Agreement or increases Administrator’s duties, obligations or liability.

(c) The Administrator may not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the written consent of the Junior Participant and Senior Participant.

Section 6.02 Administrator Compensation. As consideration for administering the Participations subject to this Agreement, the Administrator shall be entitled to an Administrator Fee. Such Administrator Fee shall be payable monthly on the related Remittance Date. The Administrator shall be paid the Administrator Fee in accordance with the preceding sentence, from amounts on deposit in the Administration Account. To the extent that amounts on deposit in the Administration Account are insufficient for such purposes, the Junior Participant shall pay any such shortfall to the Administrator within ten (10) Business Days after the Junior Participant’s receipt of an itemized invoice therefor. Any Administrator Fee paid to the Administrator shall be at the sole cost and expense of the Junior Participant and, notwithstanding any definition or provision herein to the contrary, such Administrator Fees shall not be Costs, shall not be reimbursed to the Junior Participant pursuant to Sections 3.02 or 3.03, or otherwise, and shall not result in an increase in the Total Junior Participation Funded Amount.

Section 6.03 Payment Distributions. The Administrator shall distribute to the Senior Participant and the Junior Participant on each Remittance Date, all payments due to the Senior Participant and the Junior Participant with respect to the Senior Participation Interest and the Junior Participation Interest, as applicable, to the extent of such funds received, or funds in any reserve or Escrow Account, in respect of the Pooled Loans that are allocated to amounts due with respect to the Senior Participation Interest and the Junior Participation Interest in accordance with Sections 3.02 and 3.03 pursuant to written wiring instructions provided to the Administrator no less than two (2) Business Days prior to the Remittance Date, which may be subject to standing orders.

Section 6.04 Notices to Borrowers. Notwithstanding anything contained in this Agreement to the contrary, the Junior Participant shall, within three (3) Business Days of its having knowledge of any default by a Borrower under the related Loan Documents, notify or cause the related Underlying Servicer to notify, such Borrower of such Borrower’s default in the manner required by the related Loan Documents for the giving of such notice.

Section 6.05 Delegation. The Administrator shall not delegate to any Person any of its obligations hereunder without the prior written consent of the Senior Participant, except that no such consent shall be required (i) with respect to ministerial duties; or (ii) to the extent necessary for the Administrator to comply with any applicable laws, regulations, codes or ordinances relating to the Administrator’s obligations; provided, however, that the Administrator shall provide notification to the Participants of any such subservicing arrangement and shall provide oversight

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and supervision with regard to the performance of all subcontracted services and any subservicing agreement shall be consistent with and subject to the provisions of this Agreement; provided, further, that the Administrator shall provide the Participants with written notice of the identity of any Person engaged with respect to Administrator’s obligations hereunder (other than engagements with respect to ministerial duties). Neither the existence of any agreement nor any of the provisions of this Agreement relating to delegation shall relieve the Administrator of its obligations to the Participants hereunder. Notwithstanding any such agreement, the Administrator shall be obligated to the same extent and under the same terms and conditions as if the Administrator alone was administering the Participations in accordance with the terms of this Agreement and the Administration Account Control Agreement. The Administrator shall be solely liable for all fees owed by it to any subcontractor, regardless of whether the Administrator’s compensation hereunder is sufficient to pay such fees.

Section 6.06 Resignation and Termination of Administrator.

(a) Subject to the prior written consent of the Junior Participant (such consent not to be unreasonably withheld, delayed or conditioned) the Administrator may be terminated at any time upon sixty (60) days’ prior written notice from the Senior Participant; provided that no consent of the Junior Participant shall be required if an Agreement Default or Agreement Event of Default has occurred and is continuing. Upon termination of the Administrator pursuant to this Section 6.06(a), a replacement agent of similar experience and reputation may be appointed by the Senior Participant in its sole discretion, subject to the prior written consent of the Junior Participant (such consent not to be unreasonably withheld, delayed or conditioned); provided no consent of the Junior Participant shall be required if an Agreement Event of Default has occurred and is continuing. In the event that the Administrator is terminated pursuant to this Section 6.06(a), all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

(b) The Administrator at any time may resign by giving sixty (60) days’ prior written notice of resignation to the Participants and complying with the applicable provisions of this Section 6.06(b); provided, however, that the Administrator’s resignation will be effective no later than ninety (90) days after delivery of said notice. Upon receiving such notice of resignation, with the Participants’ consent for appointment, which consent for appointment shall not unreasonably be conditioned, delayed or withheld (provided, that the Junior Participant’s consent for appointment shall not be required if an Agreement Event of Default has occurred and is continuing), a successor agent shall be promptly appointed by the Senior Participant by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Administrator and one copy to the successor agent. Any successor agent appointed as provided in this Section 6.06(b) shall execute and deliver to the Senior Participant and the Junior Participant, and to its predecessor Administrator an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Administrator shall become effective and such successor agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor, with like effect as if originally named as Administrator; provided, that upon the written request of the Senior Participant or the Junior Participant, the Administrator ceasing to act shall execute and deliver an instrument transferring to such successor agent all of the rights of the Administrator so ceasing to act. Upon the request of any such successor agent made from time to time, the Junior Participant shall execute any and all papers reasonably

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necessary to more fully and certainly vest in and confirm to such successor agent all such rights. The resigning Administrator shall have no obligation with respect to, or liability for, the actions or performance of a successor Administrator. Indemnification under Section 6.09 will survive any termination or resignation of Administrator. The indemnification of Administrator in Section 6.09 shall survive Administrator’s termination or resignation.

Section 6.07 Protection of Confidential Information. (a) Each Participant and the Seller shall keep confidential and shall not divulge to any party, without the other Participant’s and Seller’s, as applicable, prior written consent, any information pertaining to the Pooled Loans or any Borrower except (i) to the extent it is necessary for the disclosing party to do so in working with its legal counsel, auditors, other professional advisors, taxing authorities or other governmental agencies, (ii) when required by any law, regulation, ordinance, court order or subpoena, (iii) in accordance with Accepted Servicing Practices, (iv) to the disclosing party’s Affiliates or its or their respective directors, officers, employees, agents, advisors and other representatives whom such party determines need to know such information in connection with the transactions described herein, provided that each such Person is informed of the confidential nature of such information and instructed to keep it confidential, (v) except with respect to the Administrator Fee and compensation, to the extent required to be included in the financial statements of any party hereto or an Affiliate thereof, (vi) to the extent required to exercise any rights or remedies under this Agreement or any other Transaction Document or in respect of any Pooled Loan, (vii) to the extent such information about a party hereto is or becomes publicly available not due to breach of this Section 6.07 by the recipient, or the recipient already has such information not subject to an obligation of confidentiality to another Person, or (viii) to any assignee or potential assignee with respect to the purchase of a Participation (or an interest therein) which assignee or potential assignee, in each case, agrees to comply with this Section 6.07; subject, however, in all instances to any applicable confidentiality restrictions set forth in the Loan Documents.

Section 6.08 Inspection and Audit Rights. The Administrator agrees that, on reasonable prior notice, it will permit any agent or representative of the Senior Participant or Junior Participant, during the Administrator’s normal business hours, to audit and examine all the books of account, records, reports and other documents of the Administrator specifically relating to the Participations, to make copies and extracts therefrom, to cause such books to be audited by an audit firm selected by the Senior Participant and Junior Participant, and to discuss matters relating to the Participations with the Administrator’s officers and employees. All audits carried out in accordance with this paragraph shall be at the expense of the Participant conducting such audit, and any support from the Administrator required by the Senior Participant and Junior Participant relative to any such audit (including the completion of any required forms) shall be compensated by the Participant conducting such audit at the standard time and materials rates customarily charged by the Administrator. The Senior Participant and Junior Participant understand and agree that in conducting such audits, its agents and/or representatives shall be subject to all reasonable security policies and procedures relative to any facility of the Administrator.

Section 6.09 Liability and Indemnification of Administrator, Seller and Junior Participant.

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(a) Neither Administrator nor any director, officer, partner, employee, or agent thereof, together with its successors and assigns, shall be under any liability to Seller, Junior Participant or any third party for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment (not constituting gross negligence or willful misconduct); provided, however, that this provision shall not protect Administrator or any agents of Administrator against any liability (i) resulting from any breach of any representation or warranty made in Section 11.04 hereunder; or (ii) which would otherwise be imposed on Administrator or any agents of Administrator by reason of Administrator’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder. Administrator and any director, officer, partner, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. Administrator and any director, officer, partner, employee or agent thereof shall be indemnified and held harmless by Seller and Junior Participant against any loss, liability or expense (including reasonable and necessary legal fees of outside counsel) imposed on, asserted against or incurred by Administrator in connection with any claim, legal action, investigation or proceeding relating to this Agreement, Administrator’s performance hereunder, any specific action which Seller or Junior Participant authorized or requested (in writing) Administrator to perform pursuant to this Agreement, as such are incurred, except for any loss, liability or expense incurred by reason of Administrator’s willful misfeasance, bad faith, gross negligence in the performance of its duties hereunder or breach of Administrator’s representations and warranties set forth in Section 11.04.

(b) Seller, Junior Participant and any respective director, officer, employee or agent thereof, together with their successors and assigns, shall be indemnified and held harmless by Administrator against any loss, liability or expense (including reasonable and necessary legal fees of outside counsel) incurred by reason of (i) Administrator’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or (ii) a breach of Administrator’s representations and warranties set forth in Section 11.04.

(c) Senior Participant, its affiliates, and any director, officer, employee or agent of any of them, together with their successors and assigns, shall be indemnified and held harmless by Administrator against any loss, liability or expense (including reasonable attorneys’ fees of outside counsel) incurred by reason of (i) Administrator’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or (ii) a breach of Administrator’s representations and warranties set forth in Section 11.04.

(d) In the event that Senior Participant exercises its remedies under this Agreement and takes title to the Pooled Loans, Administrator and any director, officer, partner, employee or agent thereof shall be indemnified and held harmless by Senior Participant against any loss, liability or expense (including reasonable attorneys’ fees of outside counsel) imposed on, asserted against or incurred by Administrator in connection with any claim, legal action, investigation or proceeding relating to this Agreement, Administrator’s performance hereunder, any specific action which Senior Participant authorized or requested (in writing) Administrator to perform pursuant to this Agreement, or any specific action taken by Administrator in accordance with written instructions given to Administrator by Senior Participant, as such are incurred from and after the date on which Senior Participant takes title to such Pooled Loans, except for any loss,

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liability or expense incurred by reason of Administrator’s willful misfeasance, bad faith, gross negligence or breach of Administrator’s representations and warranties set forth in Section 11.04.

(e) IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES TO ANY OTHER PARTY ARISING FROM THIS AGREEMENT.

(f) The provisions of this Section 6.09 shall survive any termination of the rights and obligations of Administrator hereunder.

ARTICLE VII

[RESERVED]

ARTICLE VIII

LOAN ENFORCEMENT

Section 8.01 Enforcement of Loan Documents. Subject to the rights of the Senior Participant under this Agreement, including without limitation, under Section 5.07, and with the exception of any Pooled Loan with respect to which any of the Borrowers thereunder are owned, in whole or in part, directly or indirectly, by an Affiliate of Seller, Junior Participant or Guarantor, the Senior Participant agrees and acknowledges that the Junior Participant, subject to the terms of this Agreement and Accepted Servicing Practices, shall have the sole authority to take (or delegate to a servicer the taking of) any actions under the terms of the Loan Documents and any insurance policies relating to the Pooled Loans (including without limitation, any environmental insurance policy) and to enforce the terms of, and to exercise any and all rights of any Party under, the Loan Documents. In servicing and administering the Pooled Loans, the Junior Participant shall, in accordance with Accepted Servicing Practices, use commercially reasonable efforts to enforce the terms of the Loan Documents relating to insurance policies and shall take such actions as it reasonably deems appropriate, in accordance with Accepted Servicing Practices and the terms of this Agreement, with respect to the enforcement of the Loan Documents and such policies.

ARTICLE IX

Servicing ADVANCES

Section 9.01 Reimbursement For Servicing Advances. Subject to the provisions of this Agreement, the Senior Participant hereby authorizes the Junior Participant to take legal action to enforce or protect the Parties’ interests with respect to the Pooled Loans. If a Party incurs any liabilities, costs, fees or expenses (including, without limitation, legal fees and servicing fees), or makes any Protective Advances or other property advances on behalf of a Borrower or other servicing and/or property advances (collectively, “Servicing Advances”) in connection with the related Pooled Loan or any actual or proposed amendment or waiver of any term thereof or restructuring or refinancing thereof, or with any effort to enforce or protect such Party’s rights or

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interests with respect thereto, then the Party that has made any such Servicing Advance shall be reimbursed in the amount of the Servicing Advance actually made, to the extent such costs are not reimbursed by or on behalf of such Borrower, in accordance with Sections 3.02 and 3.03. Each Party shall have the right, but not the obligation, to make any Servicing Advances; provided, however, that in the event both Parties elect to make a Servicing Advance, such Servicing Advance shall be made by the Parties on a pro rata basis. The amount of any Servicing Advance (other than a Protective Advance) made by the Senior Participant shall be added to the applicable Senior Participation Funded Amount and shall accrue interest at the Senior Rate. The amount of any Protective Advance made by the Junior Participant shall be added to the applicable Junior Participation Funded Amount. The amount of any Protective Advance made by the Senior Participant shall be added to the applicable Senior Participation Funded Amount and, if such Protective Advance is funded by Senior Participant (i) at the request of Junior Participant or (ii) as a result of Junior Participant’s failure to fund the related Protective Advance, such amount shall accrue interest at the Default Rate.

Junior Participant shall be permitted to make Protective Advances (without Senior Participant’s participation in the funding thereof, in each case, unless otherwise agreed by Senior Participant in its sole discretion) in a manner consistent with Accepted Servicing Practices, with respect to any Pooled Loan, upon prior written notice to Senior Participant, but without consent of Senior Participant, in each case, so long as (a) the applicable Protective Advance relates to costs already incurred by such Borrower and/or the payment of taxes or insurance or for life/safety repairs, and (b) such Protective Advance does not relate to costs in respect of changes in the related business plan or change orders that have not been approved by Senior Participant (to the extent Senior Participant’s approval is required under Section 5.06 of this Agreement). In addition to the foregoing, Junior Participant shall be permitted to make any other Protective Advance with respect to any Pooled Loan, other than a Defaulted Loan, with notice to Senior Participant (a “Protective Advance Notice”) delivered in accordance with this paragraph, in each case, provided that Senior Participant consents (or is deemed to consent) to such Protective Advance in accordance with the terms set forth in this paragraph. Any such Protective Advance Notice shall include the following in all caps bold 14-point font: “THIS IS A NOTICE OF THE JUNIOR PARTICIPANT’S INTENT TO MAKE A PROTECTIVE ADVANCE WITH RESPECT TO THE [NAME OF UNDERLYING LOAN] LOAN AGREEMENT” and shall describe the amount of such Protective Advance and the purpose of such Protective Advance. In connection with any such Protective Advance Notice, Senior Participant may grant or withhold its consent to the requested Protective Advance in Senior Participant’s sole discretion. Only if Senior Participant fails to respond to such Protective Advance Notice within five (5) Business Days of Senior Participant’s receipt thereof, the Junior Participant may send a second notice (a “Second Protective Advance Notice”). Any such Second Protective Advance Notice shall include the following in all caps bold 14-point font: “THIS IS THE SECOND NOTICE OF THE JUNIOR PARTICIPANT’S INTENT TO MAKE A PROTECTIVE ADVANCE WITH RESPECT TO THE [NAME OF UNDERLYING LOAN] LOAN AGREEMENT. IF SENIOR PARTICIPANT FAILS TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS, SENIOR PARTICIPANT SHALL BE DEEMED TO HAVE CONSENTED TO THE MAKING OF THE PROTECTIVE ADVANCE IN THE AMOUNT OF, AND FOR THE PURPOSE DESCRIBED, HEREIN” and shall set forth the amount of the proposed Protective Advance and describe the purpose for which such Protective Advance is intended to be made. In connection with any such Second Protective Advance Notice, Senior Participant may grant or withhold its consent to the requested Protective Advance in Senior

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Participant’s sole discretion; provided, that if Senior Participant fails to respond to any such Second Protective Advance Notice within five (5) Business Days following delivery thereof to Senior Participant, Senior Participant shall be deemed to have consented to Junior Participant’s making of the related Protective Advance in the amount specified in the related Second Protective Advance Notice and for the purpose specified therein. Other than as set forth in this paragraph, Junior Participant shall not make any Protective Advances without the express prior written consent of Senior Participant.

ARTICLE X

LIMITATIONS ON LIABILITY

Section 10.01 Limitation on Liability of the Senior Participant. The Senior Participant shall have no liability to the Seller or the Junior Participant with respect to its interest in the Pooled Loans, except with respect to losses actually suffered due to the willful misfeasance, bad faith or gross negligence on the part of the Senior Participant, and notwithstanding any other provision hereof, such liability shall be limited to the seeking of damages by the Seller or the Junior Participant, as applicable, in an amount not to exceed the principal, interest and other amounts relating to the Senior Participant’s interest in the Pooled Loans, plus those legal fees and costs incurred by such other Party in the enforcement of any claim against the Senior Participant solely arising out of or resulting from the willful misfeasance, bad faith or gross negligence by the Senior Participant.

Section 10.02 No Liability of the Senior Participant. Subject to Section 10.01, the Senior Participant shall have no liability to any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent in good faith pursuant to this Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES OF PARTIES

Section 11.01 Senior Participant. The Senior Participant, as of the date hereof, hereby represents and warrants to, and covenants with the Junior Participant, Seller and Administrator that:

(a) The Senior Participant is a national banking association, duly organized and existing pursuant to the laws of the United States of America.

(b) The execution and delivery of this Agreement by the Senior Participant, and the performance of, and compliance with, the terms of this Agreement by it, will not violate its organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets.

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(c) The Senior Participant has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d) This Agreement is the legal, valid and binding obligation of the Senior Participant enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws and equitable principles limiting the rights of creditors generally.

(e) The Senior Participant has the right to enter into this Agreement without the consent of any third party, and it has the right to purchase from the Junior Participant the Senior Participation Interest.

(f) The Senior Participant is acquiring the Senior Participation Interest for its own account in the ordinary course of its business.

(g) The Senior Participant has not dealt with any broker, investment banker, agent or other Person, other than the Junior Participant and its Affiliates, that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

(h) The Senior Participant has made its own independent decision to enter into the Transaction Documents to which the Senior Participant is or will be a party and each transaction under this Agreement and as to whether such transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. The Senior Participant is not relying upon any advice from the Seller, Junior Participant or Administrator as to any aspect of the transactions under this Agreement, including without limitation, the legal, accounting or tax treatment of such transactions.

Section 11.02 Junior Participant. The Junior Participant, as of the date hereof, hereby represents and warrants to, and covenants with, the Senior Participant and Administrator that:

(a) The Junior Participant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution and delivery of this Agreement by the Junior Participant, and the performance of, and compliance with, the terms of this Agreement (as in effect on the date hereof) by it, will not violate its organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Agreement.

(c) The Seller’s acquisition of the Pooled Loans from the related Lenders did not violate the provisions of any of the Loan Documents relating to the applicable Pooled Loans.

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(d) The Junior Participant has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(e) This Agreement is the legal, valid and binding obligation of the Junior Participant enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws of equitable principles limiting the rights of creditors generally.

(f) At the time of the assignment of the Senior Participation Interest to the Senior Participant, the Seller had good and marketable title to and was the sole owner and holder of the Pooled Loans and the Senior Participation Interest, free and clear of any pledge, lien, encumbrance or security interest and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Senior Participation Interest to the Senior Participant free and clear of any pledge, lien, charge, encumbrance, participation or security interest, any other ownership interests and other interests on, in or to the Senior Participation Interest other than any servicing rights appointment, subservicing or similar agreement. The Seller has full right and authority to sell, assign and transfer the Senior Participation Interest, and the assignment to the Senior Participant constitutes a legal, valid and binding assignment of the Seller free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Senior Participation Interest subject to the rights and obligations of the Junior Participant pursuant to this Agreement.

(g) The Junior Participant has the right to enter into this Agreement without the consent of any third party, and the Seller has the right to sell to the Senior Participant the Senior Participation Interest free and clear of any liens or any other adverse interests therein.

(h) As of the date of this Agreement, the Junior Participant holds no preferred equity interest in any Borrower and the Junior Participant holds no mezzanine debt related to any Property.

(i) The Junior Participant has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

(j) The Junior Participant is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local government or regulatory authority applicable to it, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement.

(k) Sanctions, Anti-Money Laundering and Foreign Corrupt Practices Act.

(i) The Junior Participant is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to

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Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “PATRIOT Act”). No part of the proceeds of any transaction under this Agreement will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(ii) The Junior Participant agrees that, from time to time upon the prior written request of the Senior Participant or the Administrator, it shall execute and deliver such further documents, provide such additional information and reports in its possession or control or that is obtainable by it with the exercise of commercially reasonable efforts and perform such other acts as the Senior Participant or the Administrator, as applicable, may reasonably request in order to ensure compliance with the provisions hereof (including, without limitation, compliance with the PATRIOT Act and the Beneficial Ownership Regulation) and to fully effectuate the purposes of this Agreement; provided, however, that nothing in this Section 11.02(k) shall be construed as requiring the Senior Participant or the Administrator to conduct any inquiry or decreasing the Junior Participant’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable the Senior Participant, the Administrator, and their respective Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the PATRIOT Act and regulations thereunder, the Junior Participant on behalf of itself and its Affiliates makes the following representations and covenants to the Senior Participant, the Administrator and their respective Affiliates that neither the Junior Participant, nor, to the Junior Participant’s Knowledge, any of its Affiliates, is a Prohibited Investor, and the Junior Participant is not acting on behalf of or for the benefit of any Prohibited Investor. The Junior Participant agrees to promptly notify the Senior Participant and the Administrator or a person appointed by the Senior Participant or the Administrator, as applicable, to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(l) Anti-Money Laundering Laws. The Junior Participant either (1) is entirely exempt from or (2) has otherwise fully complied with all applicable AML Laws, by: (A) establishing an adequate anti-money laundering compliance program as required by the AML Laws, (B) conducting the requisite due diligence in connection with the origination of each Pooled Loan for purposes of the AML Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to purchase the property in question, and (C) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the AML Laws.

(m) The financial records of the Seller shall report the sale of the Senior Participation Interest as a sale by the Seller.

(n) To the Knowledge of the Junior Participant and based solely on the information provided to the Junior Participant by each Borrower’s insurance company, all insurance premiums that became due and owing prior to the date of this Agreement in respect of each Property (excluding any related personal property), have been paid, or if any such items are

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disputed, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes and assessments and any late charges due in connection therewith has been established, in each case, to the extent required under the applicable Loan Documents.

(o) All information related to the Pooled Loans and the Properties and delivered to Senior Participant that was prepared by, or by a third party on behalf of, the Junior Participant or the Seller is true, complete and correct in all material respects. To the Knowledge of the Junior Participant and the Seller, all other information related to the Pooled Loans and the Properties that is delivered to Senior Participant is true, complete and correct in all material respects. The Loan Documents delivered to the Custodian on the Participation Purchase Date and, in respect of any amendment or modification to any of the Loan Documents after the Participation Purchase Date, as such amended or modified documents are delivered to the Custodian after the Participation Purchase Date, are in each case true, complete and correct in all material respects, and the same have not been otherwise modified or amended. No side letters between Seller or its Affiliates and any Borrower relating to any Loan Documents exist, unless such side letters have been provided to Senior Participant prior to the related Participation Purchase Date and delivered to Custodian and/or entered into in accordance with the provisions of Section 12.02(y) and delivered to Custodian.

(p) The Junior Participant has no knowledge of any material title defects in the Properties, other than as set forth in the title policy for such Property, relating to title defects.

(q) To the Junior Participant’s Knowledge, current payment histories and outstanding principal balances of the Pooled Loans and all accrued and unpaid interest and fees to date with respect to the Loans have been delivered to Senior Participant on or prior to the related Participation Purchase Date.

(r) All funding obligations of the lender under each Pooled Loan arising prior to the date hereof have been fully and accurately disclosed in the Loan Documents and other due diligence documentation (including representation exception reports) delivered to the Senior Participant prior to the related Purchase Date therefor.

The representations and warranties made by the Junior Participant in clauses (k) and (l) of this Section 11.02 shall survive termination of this Agreement.

Section 11.03 Seller. The Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Participants and Administrator that:

(a) Organization. The Seller is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of the Seller’s incorporation or organization, as the case may be, and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of the Seller’s business. The Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the Custodial Agreement.

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(b) Due Execution; Enforceability. Each of the Transaction Documents to which the Seller is or will be a party have been or will be duly executed and delivered by the Seller, for good and valuable consideration. The Transaction Documents to which the Seller is or will be a party each constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(c) Ability to Perform. To Seller’s Knowledge, Seller has the ability to perform in all material respects each and every covenant that it made contained in the Transaction Documents to which the Seller is a party.

(d) Non‑Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by the Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by the Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a material breach of any of the terms, conditions or provisions of (A) the organizational documents of the Seller, (B) any of the Loan Documents or any other material contractual obligation to which the Seller is now a party or the rights thereunder that have been assigned to the Seller or the obligations under which have been assumed by the Seller or to which the assets of the Seller are subject or constitute a default thereunder, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to the Seller, or (D) any applicable Requirement of Law, or result in the creation or imposition of any lien upon any of the assets of the Seller, other than pursuant to the Transaction Documents, in the case of clauses (B) or (C) above, to the extent such conflict or breach would result in a Material Adverse Effect.

(e) Litigation; Requirements of Law. As of the date hereof, there is no material action, suit, proceeding, investigation, or arbitration pending or, to the Knowledge of the Seller, threatened against the Seller or any of its assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against the Seller that would adversely affect its ability to perform its obligations under the Transaction Documents. The Seller is in compliance in all material respects with all Applicable Laws. The Seller is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(f) Good Title to Pooled Loans and Other Collateral. Immediately prior to the purchase of any interest in any Pooled Loan by the Senior Participant from the Seller, the collateral securing such Pooled Loan is free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC), and the Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such interest in such Pooled Loan to the Senior Participant and, upon transfer of such interest in such Pooled Loan to the Senior Participant, the Senior Participant shall be the owner of such interest free of any adverse claim subject to the rights of the Seller and obligations of the Senior Participant under this Agreement or any other Transaction Document in each case except for liens to be released simultaneously with the sale to Senior Participant hereunder. Without limitation of the foregoing, the provisions of this Agreement are effective to create in favor of the Senior Participant a valid security interest in all right, title and interest of the Seller in, to and under the Pooled Loans and any other Collateral relating to such Pooled Loans and the Senior Participant

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shall have a valid, perfected first priority security interest in such Pooled Loans and other Collateral free of any adverse claim, subject to the rights of the Seller and obligations of the Senior Participant under this Agreement or any other Transaction Document.

(g) No Adverse Effect; No Default or Event of Default. As of the date hereof, the Seller has no Knowledge of any facts or circumstances that are reasonably likely to have a Material Adverse Effect on any Pooled Loan or Property. No Agreement Event of Default has occurred and is continuing under or with respect to the Transaction Documents.

(h) Representations and Warranties Regarding Collateral; Delivery of Loan Documents.

(i) As of the date hereof, and immediately prior to the sale of, and/or grant of a security interest in, any Pooled Loan or the Collateral to, or in favor of, the Senior Participant, the Seller has not assigned, pledged, or otherwise conveyed or encumbered any Pooled Loan or Collateral to any other Person other than to Junior Participant.

(ii) The provisions of this Agreement are effective to either constitute a sale of the Seller’s interests in the Pooled Loans hereunder to each Participant and a sale of the Senior Participation Interest to the Senior Participant and a sale of the Junior Participation Interest to the Junior Participant, or to create in favor of the Senior Participant a legal, valid and enforceable security interest in all right, title and interest of the Seller in, to and under such Pooled Loans and other Collateral.

(iii) Upon receipt by the Custodian of each Note, endorsed in blank by a duly authorized officer of the Seller, either a purchase shall have been completed by the Senior Participant of its interest in such Note (and the related Pooled Loans), as applicable, or the Senior Participant shall have a valid and fully perfected first priority security interest in all right, title and interest of the Seller in such Pooled Loans and other Collateral described therein.

(iv) [reserved].

(v) All funding obligations of the lender related to each Pooled Loan arising prior to the date hereof have been fully and accurately disclosed in the Loan Documents made available to the Senior Participant prior to the date hereof.

(vi) Upon the filing of financing statements on a form UCC-1 naming the Senior Participant as “Secured Party”, the Seller as “Debtor” and describing the Collateral in the applicable jurisdiction and filing office, the security interests granted hereunder in that portion of the Collateral that can be perfected by filing under the UCC will constitute fully perfected security interests under the UCC in all right, title and interest of the Seller in, to and under such Collateral.

(vii) Upon the filing of financing statements on a form UCC-1 naming the Senior Participant as “Secured Party”, the Seller as “Debtor” and describing the Pledged Collateral under the Pledge Agreement, the security interests granted in that portion of the Pledged Collateral that can be perfected by filing under the UCC will constitute fully

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perfected security interests under the UCC in all right, title and interest of the Seller in, to and under such Pledged Collateral.

(viii) As of the date hereof, there does not exist any buy-sell, put/call, shotgun sale or similar right or sale mechanism with respect to any such Pooled Loan and/or under any related co-lender agreement or intercreditor agreement, except as disclosed in writing and approved by the Senior Participant prior to the Participation Purchase Date.

(ix) Upon execution and delivery of the Administration Account Control Agreement, Senior Participant shall either be the owner of, or have a valid and fully perfected first priority security interest in, the Administration Account and all amounts at any time on deposit therein.

(x) Each representation and warranty of Seller set forth in the Transaction Documents applicable to the Pooled Loans and the Loan Documents with respect to each Pooled Loan, including, without limitation, each of the representations and warranties made in respect of the Pooled Loans pursuant to Exhibit A hereof, is true, complete and correct in all material respects, except to the extent disclosed in writing and approved by Senior Participant. Seller has complied with all requirements of the Custodial Agreement with respect to each Pooled Loan, including delivery to Custodian of all required Notes.

(xi) Except as set forth in the applicable Loan Documents, Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Pooled Loans, other than any financing statement that has been terminated or filed pursuant to this Agreement.

(i) Adequate Capitalization; No Fraudulent Transfer; Solvency. The Seller has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations, provided that nothing herein shall be deemed to obligate any direct or indirect member to make any capital contribution to Seller. The Seller intends to pay, and as of the date hereof is paying, its debts as they come due. The Seller has not become, nor is it presently, financially insolvent nor will the Seller be made insolvent by virtue of the Seller’s execution of or performance under any of the Transaction Documents to which the Seller is or will be a party within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. The transfer and sale of any Participation or interests in any Pooled Loans or related Collateral pursuant hereto (1) will not cause the amount of liabilities of Seller to exceed the fair saleable value of the assets of Seller, (2) will not result in Seller having unreasonably small capital and (3) will not result in debts that would be beyond Seller’s ability to pay as the same mature. The Seller received reasonably equivalent value in exchange for the transfer and sale of the Participations and the interests in the Pooled Loans subject hereto. No petition in bankruptcy has been filed against the Seller in the last ten (10) years, and the Seller has not in the last ten (10) years made an assignment for the benefit of creditors or taken advantage of any debtors’ relief laws. The Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities. The Seller has not entered into any Transaction Document or any transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

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(j) No Conflicts or Consents. Neither the execution and delivery of this Agreement and the other Transaction Documents by the Seller to which the Seller is or will be a party, nor the consummation of any of the transactions by it herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict in any material respect with or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Seller pursuant to the terms of any indenture, mortgage, deed of trust, Loan Document or other agreement or instrument to which the Seller is a party or by which the Seller may be bound, or to which the Seller may be subject, other than liens created pursuant to the Transaction Documents. No material consent, approval, authorization, or order of any third party is required in connection with the execution and delivery by the Seller of the Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby that has not already been obtained or where failure to obtain could reasonably be expected to have a Material Adverse Effect.

(k) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration by the Seller with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (A) the execution, delivery and performance of any Transaction Document to which the Seller is or will be a party, (B) the legality, validity, binding effect or enforceability of any such Transaction Document against the Seller, or (C) the consummation of the transactions contemplated by this Agreement (other than consents, approvals and filings that have been obtained or made, as applicable).

(l) Organizational Documents. The Seller has delivered to the Senior Participant certified copies of the organization documents, together with all amendments thereto, if any, of the Seller and the Junior Participant.

(m) No Encumbrances. Except as contemplated by the Transaction Documents, there are (1) no outstanding rights, options, warrants or agreements on the part of the Seller for a purchase, sale or issuance, in connection with the Participations, the Pooled Loans, the Pledged Collateral or other Collateral, (2) no agreements on the part of the Seller to issue, sell or distribute the Participations or the Collateral, and (3) no obligations on the part of the Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, except as contemplated by the Transaction Documents.

(n) Federal Regulations. None the Seller or the Junior Participant are (A) required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (B) a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(o) Taxes. The Junior Participant has timely filed or caused to be timely filed all federal and other material Tax returns required to be filed by it, all such Tax returns are true, correct and complete in all material respects, and the Junior Participant has paid all Taxes imposed on it and any of its assets by any Governmental Authority except (i) any such Taxes as are being contested in good faith by appropriate proceedings and with respect to which adequate reserves

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have been provided in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No liens with respect to any Taxes have been filed against any of the Junior Participant’s assets and, to the Seller’s knowledge, no claims are being asserted in writing with respect to any such Taxes (except for liens and with respect to Taxes not yet due and payable or liens or claims with respect to Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP).

(p) Judgments/Bankruptcy. Except as otherwise disclosed in writing to Senior Participant, there are no judgments against Seller, Junior Participant or Guarantor unsatisfied of record or docketed in any court located in the United States of America in excess of (i) in the case of Guarantor, $10,000,000 or (ii) in the case of Seller and Junior Participant, $250,000. No Insolvency Proceeding has ever occurred with respect to the Seller or Guarantor.

(q) [Reserved.]

(r) Use of Proceeds; Margin Regulations; Regulation W Compliance. All proceeds of each sale of the Participations and any interests in the Pooled Loans from the Seller to the Senior Participant pursuant to the Transaction Documents shall be used by the Seller for purposes permitted under the Seller’s governing documents, provided that no part of the proceeds of any such sale will be used by the Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any such sale nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System. Notwithstanding anything in this Agreement to the contrary, no Seller shall, to its Knowledge, use the proceeds hereunder to purchase any asset or securities from, or otherwise transfer any of the proceeds hereunder in any Pooled Loan to or for the benefit of, the Senior Participant’s “affiliate,” as such term is defined in 12 C.F.R. Part 223. Seller shall not use the proceeds of the Senior Participation Interest in a manner that would cause such credit extension to become a “covered transaction” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223), including any transaction where the proceeds of Senior Participation Interest is used for the benefit of, or transferred to, an affiliate of Seller. Senior Participant shall have no liability, obligation, or responsibility whatsoever with respect to the use of the proceeds of the Senior Participation Interest, and Senior Participant shall not be obligated to determine whether or not the use of the proceeds of the Senior Participation Interest are for purposes permitted under the organizational documents of any Person. Nothing herein or in any other Transaction Document or Loan Document shall be construed as a representation or warranty, express or implied, to any party by Senior Participant as to whether any investment by Seller or any of their Affiliates is permitted by the terms of the organizational documents of any such Person.

(s) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of the Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made, taken as a whole; provided that, to the extent of any such information is furnished to Seller by or on behalf of an unaffiliated third party borrower

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or other obligor, and Seller had no Knowledge that such information contained untrue statements of a material fact or omitted to state a material fact necessary to make such statements not misleading, Senior Participant’s sole remedy for such a breach of this clause (s) shall be to designate, upon written notice to Junior Participant, the Pooled Loan(s) to which such information relates as Defaulted Loans, and from and after such designation by Senior Participant, such Pooled Loans shall be deemed to be Defaulted Loans for all purposes of this Agreement. All written information furnished after the date hereof by the Seller to the Senior Participant in connection with the Transaction Documents, the Pooled Loans, the equity collateral related thereto and the Properties and the transactions under this Agreement shall be true, correct and complete in all material respects, or in the case of projections shall be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

(t) Financial Information. All financial data concerning the Seller and the Junior Participant that has been delivered by the Seller to the Senior Participant is true, complete and correct in all material respects. All financial data concerning the Seller and the Junior Participant has been prepared fairly in accordance with GAAP. All financial data concerning the Pooled Loans has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to the Senior Participant, there has been no material adverse change in the financial position of the Seller or Junior Participant, in the results of operations of the Seller or Junior Participant or, to the Knowledge of Seller, the Pooled Loans.

(u) No Reliance. The Seller has made its own independent decision to enter into the Transaction Documents to which the Seller is or will be a party and each transaction under this Agreement and as to whether such transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. The Seller is not relying upon any advice from the Senior Participant or the Administrator as to any aspect of the transactions under this agreement, including without limitation, the legal, accounting or tax treatment of such transactions.

(v) Sanctions, Anti-Money Laundering and Foreign Corrupt Practices Act.

(i) The Seller is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (B) the PATRIOT Act. No part of the proceeds of any transaction under this Agreement will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(ii) The Seller agrees that, from time to time upon the prior written request of the Senior Participant or the Administrator, it shall (A) execute and deliver such further documents, provide such additional information and reports and perform such other acts as the Senior Participant or the Administrator, as applicable, may reasonably request in order to ensure compliance with the provisions hereof (including, without limitation, compliance with the PATRIOT Act and the Beneficial Ownership Regulation) and to fully effectuate

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the purposes of this Agreement and (B) provide such opinions of counsel concerning matters relating to this Agreement as Senior Participant may reasonably request; provided, however, that nothing in this Section 11.03(v) shall be construed as requiring the Senior Participant or the Administrator to conduct any inquiry or decreasing the Seller’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable the Senior Participant, the Administrator, and their respective Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the PATRIOT Act and regulations thereunder, the Seller on behalf of itself and its Affiliates makes the following representations and covenants to the Senior Participant, the Administrator and their respective Affiliates that neither the Seller, nor, to the Seller’s Knowledge, any of its Affiliates, is a Prohibited Investor, and the Seller is not acting on behalf of or for the benefit of any Prohibited Investor. The Seller agrees to promptly notify the Senior Participant and the Administrator or a person appointed by the Senior Participant or the Administrator, as applicable, to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(w) Insider. The Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, Controls, or has the power to vote more than ten percent (10%) of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of the Senior Participant, of a bank holding company of which the Senior Participant is a Subsidiary, of any Subsidiary of a bank holding company of which the Senior Participant is a Subsidiary, of any bank at which the Senior Participant maintains a correspondent account or of any lender that maintains a correspondent account with the Senior Participant.

(x) Office of Foreign Assets Control. The Seller warrants, represents and covenants that Seller shall maintain policies and procedures reasonably designed to ensure compliance by Seller, Junior Participant, and all other Seller Affiliates with Sanctions Laws and Regulations. The Seller further warrants, represents and covenants that neither the Seller nor Junior Participant nor any of other Affiliates of Seller are or will be an entity or person that is the subject of any Sanctions Laws and Regulations, including but not limited to sanctions, prohibitions, restrictions and other limitations applicable to entities and persons (A) that are listed in the Annex to, or is otherwise subject to the provisions of, EO13224; (B) whose names appear on OFAC’s most current list of “Specifically Designed National and Blocked Persons,” (C) who commit, threaten to commit or support “terrorism”, as that term is defined in EO13224; or (D) who are otherwise affiliated with, or owned 50% or more in aggregate by, any entity or person listed above (any and all parties or persons described in (A) through (D) above are herein referred to as a “Prohibited Person”). The Seller covenants and agrees that none of the Seller or any of its Affiliates will knowingly (1) conduct any business, nor engage in any transaction or dealing, directly or indirectly, with any Prohibited Person or (2) engage in or conspire to engage in any transaction that evades or avoids or that has the purpose of evading or avoiding any of Sanctions Laws and Regulations, including but not limited to the prohibitions of EO13224. The Seller further covenants and agrees that (1) it shall not, directly or indirectly, use the proceeds of any transaction pursuant to the Transaction Documents, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity (x) to fund any activities or business of or with any Prohibited Person, or in any country or territory, that at the time of such

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funding is a Sanctioned Country, or (y) in any other manner that would result in a violation of any Sanction Laws and Regulations by any party to this Agreement and (2) none of the funds or the assets of the Seller that are used to pay any amount due pursuant to this Agreement or any other Transaction Document shall constitute funds obtained from transactions with or relating to Prohibited Persons or any Sanctioned Country. The Seller further covenants and agrees to deliver to the Senior Participant any such certification or other evidence as may be requested by the Senior Participant in its sole and absolute discretion, confirming that none of the Seller or any of the its Affiliates is a Prohibited Person and none of the Seller, or any of its Affiliates has engaged in any business transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person.

(y) Notice Address; Jurisdiction of Organization. On the date of this Agreement, (1) the Seller’s location (within the meaning of Article 9 of the UCC) and address for notices is as specified in this Agreement and (2) with respect to the Junior Participant, the Junior Participant’s location (within the meaning of Article 9 of the UCC) and address for notices is as specified in this Agreement. The legal name of the Seller is, and has at all times been, CMTG JPM Term Funding LLC. The legal name of the Junior Participant is, and has at all times been CMTG JPM Term Holdco LLC. The Seller’s and the Junior Participant’s sole jurisdiction of organization is under the laws of the State of Delaware. The location where the Seller and/or the Junior Participant, as applicable, keeps its books and records (within the meaning of Article 9 of the UCC), including all computer tapes, data files and records relating to the Pooled Loans, is its notice address. Neither the Seller nor the Junior Participant has changed their respective names or locations since their respective dates of formation. Seller and Junior Participant shall each give the Senior Participant and the Administrator written notice of any change of its address for notices or of the location of its books and records. The federal tax identification number for the Seller is 88-4153303 and for the Junior Participant is 92-0600517.

(z) Anti-Money Laundering Laws. The Seller either (1) is entirely exempt from or (2) has otherwise fully complied with all applicable AML Laws, by: (A) establishing an adequate anti-money laundering compliance program as required by the AML Laws, (B) conducting the requisite due diligence in connection with the origination of each Pooled Loan for purposes of the AML Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to purchase the property in question, and (C) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the AML Laws.

(aa) Ownership. The Junior Participant is and shall remain at all times a wholly owned subsidiary of the Seller.

(bb) Compliance with ERISA. (A) The Seller has no employees as of the date of this Agreement; (B) the Seller, on the date hereof and at all times while the Senior Participation Interest is outstanding, either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA.

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(cc) [reserved].

(dd) Underlying Servicing Agreements. Seller has delivered to Senior Participant all Underlying Servicing Agreements pertaining to the Pooled Loans and to the Knowledge of Seller, as of the date of this Agreement and as of each Participation Purchase Date, each such Underlying Servicing Agreement is in full force and effect in accordance with its terms and no default or event of default exists thereunder. Each Underlying Servicing Agreement related to any Pooled Loans may be terminated at will by Seller without payment of any penalty or fee.

(ee) Ownership of Property. Seller does not own, and has not ever owned, any assets other than (A) the Pooled Loans, (B) the membership interest in Junior Participant, or (C) such incidental personal property related to any of the foregoing.

(ff) Environmental Matters. Seller has not participated and will not participate in management at any security property within the meaning of Section 101(20)(E) of CERCLA, 42 USC § 9601(20)(E).

(gg) Beneficial Ownership. To the best knowledge of Seller, the information included in the Beneficial Ownership Certification is true and correct in all respects.

The representations and warranties made by the Seller in clauses (n), (o), (r), (v), (w), (x), (z), (bb) and (gg) of this Section 11.03 shall survive termination of this Agreement; provided, that solely in the case of Section 11.03(o), the representations and warranties contained therein shall survive termination of this Agreement only for a period of 210 days following the termination thereof.

Section 11.04 Administrator. The Administrator, as of the date hereof, hereby represents and warrants to the Participants that:

(a) it is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its incorporation or organization, as the case may be, and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the performance of its obligations under this Agreement, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents;

(b) the Transaction Documents to which it is a party have been duly executed and delivered by it, for good and valuable consideration and constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms subject to bankruptcy, insolvency, receivership and other limitations on creditors’ rights generally and to equitable principles;

(c) it does not believe, nor does it have any reason or cause to believe, that it cannot perform in all material respects each and every covenant applicable to it contained in the Transaction Documents to which it is a party;

(d) neither the execution and delivery of the Transaction Documents to which it is a party, nor consummation by it of the transactions contemplated by such Transaction

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Documents (or any of them), nor compliance by it with the terms, conditions and provisions of such Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents in any material respect, (B) any agreement or contract to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (B) or (C) above, to the extent that such conflict or breach would have a Material Adverse Effect upon its ability to perform its obligations hereunder;

(e) no consent, approval, authorization, or order of any third party is required in connection with the execution and delivery by it of the Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby which has not already been obtained (other than consents, approvals, authorizations, orders and filings that have been obtained or made, as applicable, or that, if not obtained or made, are not reasonably likely to have a Material Adverse Effect upon its ability to perform its obligations hereunder); and

(f) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (A) its execution, delivery and performance of any Transaction Document to which it is or will be a party, (B) the legality, validity, binding effect or enforceability of any such Transaction Document against it or (C) the consummation by it of the transactions contemplated by this Agreement (other than orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations or exemptions that have been obtained or made, as applicable, or that, if not obtained or made, that are not reasonably likely to have a Material Adverse Effect on its ability to perform its obligations hereunder).

ARTICLE XII

Covenants of Seller and Junior Participant

Section 12.01 Negative Covenants of Seller and Junior Participant. On and as of the date hereof and until this Agreement is no longer in force with respect to any Pooled Loans, none of the Seller or the Junior Participant shall, without the prior written consent of the Senior Participant:

(a) Except for the transfer of the Junior Participation Interest to Junior Participant, transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Pooled Loans or any Collateral related thereto to any Person other than the Senior Participant.

(b) Create, incur or permit to exist any lien in or on any of the Pooled Loans or any Collateral, whether now owned or hereafter acquired, or on the Pledged Collateral, other than the liens granted by the Seller and the Junior Participant pursuant to Section 2.05 of this Agreement and the liens granted by the Seller under the Pledge Agreement.

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(c) Permit the organizational documents or organizational type of the Seller or the Junior Participant to be amended in any material respect without the prior written consent of the Senior Participant in its sole and absolute discretion.

(d) Use any part of the proceeds of this Agreement for any purpose that violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(e) engage in any business or activity other than the entering into and performing its obligations under the Loan Documents and the Transaction Documents, and activities incidental thereto;

(f) acquire or own any assets other than (i) in the case of Seller, the Pooled Loans or any assets that Seller acquires or owns under its good faith belief that such assets would become a Pooled Loan on such date of acquisition, and its equity interest in the Junior Participant and such incidental personal property related thereto, and (ii) in the case of the Junior Participant, the Junior Participation Interest and such incidental personal property related thereto;

(g) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets, change its legal structure or divide into two (2) or more limited liability companies or other legal entities;

(h) fail to observe all organizational formalities necessary to maintain its separate existence, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable laws of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the “Special Purpose Provisions” of its organizational documents (as defined therein);

(i) own any subsidiary, or make any investment in, any Person other than Seller’s ownership of the Junior Participant;

(j) commingle its assets with the assets of any other Person (excluding any consolidation of its financials with those of an Affiliate in accordance with GAAP), or permit any Affiliate or constituent party independent access to its bank accounts;

(k) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the debt incurred pursuant to this Agreement and the other Transaction Documents and incurred in the performance of its obligations under the Transaction Documents not to exceed $500,000;

(l) fail to maintain its records, books of account (in which complete entries will be made in accordance with GAAP consistently applied), bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that the Junior Participant’s and Seller’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that (x) appropriate notation shall be made on such consolidated financial statements to indicate the separate identity of the Junior Participant and the Seller from such Affiliate and that the Junior Participant’s and the Seller’s assets and credit are not available to satisfy the debts and other

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obligations of such Affiliate or any other Person, and (y) the Junior Participant’s and the Seller’s assets, liabilities and net worth shall also be listed on the Junior Participant’s and the Seller’s own separate balance sheets;

(m) except for capital contributions or capital distributions permitted under the terms and conditions of the Seller’s or Junior Participant’s organizational documents and properly reflected on its books and records, enter into any transaction, contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of the Seller or Junior Participant or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(n) fail to maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person and not fail to maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;

(o) except as expressly permitted in the Transaction Documents, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person;

(p) except for the Pooled Loans and as otherwise expressly permitted by the Transaction Documents, make any loans or advances to any Person, or except for Seller’s ownership of the Capital Stock of Junior Participant, own any stock or securities of, any Person;

(q) (x) fail to file its own Tax returns separate from those of any other Person, except to the extent the Seller or the Junior Participant is not required to file separate Tax returns under Applicable Law, (y) fail to pay any Taxes required to be paid under Applicable Law, or any obligation to reimburse its equityholders or their Affiliates for any Taxes that such equityholders or their Affiliates may incur as a result of any profits or losses of the Seller or Junior Participant, as applicable;

(r) fail to (x) hold itself out to the public as a legal entity separate and distinct from any other Person, (y) conduct its business solely in its own name or (z) correct any misunderstanding of which the Junior Participant or Seller has knowledge regarding its separate identity;

(s) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require any member, partner or shareholder of the Junior Participant or Seller to make any additional capital contributions to the Junior Participant or Seller;

(t) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of one hundred percent (100%) of all directors or managers of the Seller or Junior Participant, as applicable, including, without limitation, the Independent Manager, take any Material Action;

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(u) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses;

(v) fail to pay its own liabilities only from its own funds; provided that the foregoing shall not require any member, partner or shareholder of the Junior Participant or Seller to make any additional capital contributions or loan any funds to the Junior Participant or Seller, as applicable;

(w) acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable (other than Seller’s ownership of Junior Participant);

(x) have any employees, but shall be permitted to utilize employees of its Affiliates pursuant to arms-length terms;

(y) have any of its obligations guaranteed by an Affiliate other than pursuant to the Guarantee Agreements;

(z) identify itself as a department or division of any other Person;

(aa) except in connection with the Pooled Loans and the Junior Participation Interest, buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(bb) terminate any Underlying Servicer or terminate the related Underlying Servicing Agreement, in each case, except with the Senior Participant’s prior written consent;

(cc) take any action that would directly or indirectly impair or materially and adversely affect Senior Participant’s title to the Senior Participation Interest;

(dd) amend, modify or waive in any material respect or terminate any provision of any Underlying Servicing Agreement, without the consent of Senior Participant in its sole and absolute discretion;

(ee) consent or assent to any amendment or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to the Pooled Loans or other agreement or instrument relating to the Pooled Loans other than in accordance with this Agreement;

(ff) take any action, cause, allow, or permit any of the Seller, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller to be required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act, or to violate any provisions of the Investment Company Act, including Section 18 thereof or any rules or regulations promulgated thereunder; or

(gg) without the prior written consent of Senior Participant, permit either (i) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) to become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 10% or more of the total ownership interests of

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Guarantor, entitled to vote generally in the election of the directors (or the applicable equivalent of such Guarantor), unless, in each case, Senior Participant has completed all “know your customer” and AML Law, including PATRIOT Act, diligence as to such “person” or “group”, and the results of such diligence are acceptable to Senior Participant in its sole discretion.

For purposes of Section 12.01, “Material Action” shall mean, as to any Person, to file any insolvency, or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person’s inability to pay its debts generally as they become due (unless such admission is true), or to take action in furtherance of any of the foregoing.

Section 12.02 Affirmative Covenants of Seller and Junior Participant. On and as of the date hereof and until this Agreement is no longer in force with respect to any Pooled Loan:

(a) The Seller and Junior Participant shall notify the Senior Participant and the Administrator of the occurrence of any Agreement Default or Agreement Event of Default of which the Seller or Junior Participant has knowledge as soon as practicable but in no event later than the third (3rd) Business Day after obtaining Knowledge of such event.

(b) The Seller and Junior Participant shall provide, or use commercially reasonable efforts to cause to be provided to, the Senior Participant copies of all written notices and reports as and when required under Section 5.03. The Seller shall endeavor to require each Borrower to deliver all such written notices and reports simultaneously to the Seller and the Senior Participant.

(c) Seller shall provide Senior Participant and its Affiliates with any such additional reports that are either in its possession or may be obtained by Seller in the exercise of its commercially reasonable efforts, as Senior Participant may reasonably request and shall permit Senior Participant, its Affiliates or its designated representative to inspect Seller’s records with respect to the Pooled Loans and the conduct and operation of its business related thereto upon at least two (2) Business Days’ prior written notice from Senior Participant or its designated representative, during normal business hours and with reasonable frequency but not more than once per year (unless an Agreement Event of Default shall have occurred and is continuing, in which case such once per year limitation shall not apply and no such prior notice shall be required), and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Senior Participant and Seller. In connection therewith, Seller shall allow Senior Participant to (i) review any operating statements, occupancy status and other property level information with respect to the underlying real estate directly or indirectly securing or supporting the Pooled Loans that either is in Seller’s possession or is available to Seller, (ii) examine, copy (at Senior Participant’s expense) and make extracts from its books and records, to inspect any of

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its properties, and (iii) discuss Seller’s business and affairs with its officers subject, in each case, to commercially reasonable confidentiality requirements on market terms. Senior Participant shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business. In addition, at Senior Participant’s request, Seller shall make a representative available to Senior Participant every month for attendance at a telephone conference, the date of which to be mutually agreed upon by Senior Participant and Seller, regarding the status of each Pooled Loan, Seller’s compliance with the requirements of Article XII and Article XIII, and any other matters reasonably related to the Loan Documents that Senior Participant reasonably wishes to discuss with Seller.

(d) At any time from time to time upon the reasonable request of the Senior Participant, at the sole expense of the Seller and Junior Participant, the Seller and Junior Participant shall (i) promptly and duly execute and deliver such further instruments and documents and take such further actions as the Senior Participant may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the perfected, first priority security interest required hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of the Seller (whether or not existing as of the date hereof or in the future), (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such Uniform Commercial Code financing statements as the Senior Participant may reasonably request) and (iv) ensure that no release or substitution of Collateral occurs without the prior written consent of the Senior Participant. If any amount payable under or in connection with any of the Pooled Loans or Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to the Custodian, duly endorsed in a manner satisfactory to the Senior Participant, to be itself held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith.

(e) The Seller and Junior Participant shall advise the Senior Participant in writing of the opening of any new chief executive office or the closing of any such office of the Seller or Junior Participant and of any change in the Seller’s or Junior Participant’s name or respective jurisdictions of organization or the places where the books and records pertaining to the Pooled Loans are held as soon as reasonably practicable after the same has occurred. Seller shall not change its organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction) or move its principal place of business from its location as of the Closing Date or the places where the books and records pertaining to the Pooled Loans are held unless, in each case, Seller has given Senior Participant notice thereof as soon as reasonably practicable after the same has occurred.

(f) The Seller shall notify the Senior Participant in writing of the creation of any right or interest in any Pooled Loan or to which it becomes or ought to have become aware, a Property that is senior to or pari passu with the rights and interests transferred to the Participants under this Agreement and the other Transaction Documents, and whether any such interest is or will be held or obtained by the Seller or an Affiliate of the Seller.

(g) The Seller shall be solely responsible for the fees and expenses of the Administrator and Custodian.

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(h) At any time from time to time, the Senior Participant may engage a construction consultant with respect to a Pooled Loan, which, except during the continuance of an Agreement Event of Default, shall be at the Senior Participant’s sole cost and expense.

(i) If any Underlying Servicer is terminated or resigns, the Seller shall take commercially reasonable actions to (i) promptly appoint by written instrument a successor underlying servicer acceptable to the Senior Participant in its reasonable discretion; and (ii) cause such successor underlying servicer to execute and deliver to the Senior Participant, the Junior Participant and the Seller, and to its predecessor Underlying Servicer an instrument accepting such appointment and acknowledging and agreeing to the terms and provisions of this Agreement.

(j) Seller shall promptly notify Senior Participant of any material adverse change in its business operations and/or financial condition which would have a Material Adverse Effect on the Pooled Loans; provided, however, that nothing in this subsection (j) shall relieve Seller of its obligations under this Agreement.

(k) Seller shall provide Senior Participant with copies of such documents as Senior Participant may reasonably request and which are available to Seller with the exercise of commercially reasonable efforts evidencing the truthfulness of the representations set forth in Article XI.

(l) Seller shall (1) defend the right, title and interest of Senior Participant in and to the Senior Participation Interest against, and take such other action as is necessary to remove, the liens, security interests, claims and demands of all Persons (other than liens, security interests, claims and demands created by or through Senior Participant) and (2) to the extent any additional limited liability company is formed by division of Seller, Seller shall cause any such additional limited liability company to assign, pledge and grant to Senior Participant all of its assets, and shall cause any owner of such additional limited liability company to pledge all of the Capital Stock and any rights in connection therewith of such additional limited liability company in the Collateral to Senior Participant in support of all Secured Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of Seller’s interest in the Collateral, and in the same manner and to the same extent as the pledge by Seller of all of Seller’s right, title and interest in all of the Capital Stock of the Junior Participant and any rights in connection therewith, in each case pursuant to the Pledge Agreement.

(m) Seller shall, promptly following Seller having knowledge that any Pooled Loan is a Defaulted Loan, send Senior Participant a notice of Default pursuant to the procedures set forth in the related Loan Documents, unless Senior Participant otherwise provides its prior written consent.

(n) Seller shall promptly (and in any event not later than two (2) Business Days following receipt) deliver to Senior Participant or its designated representative (i) any notice of the occurrence of an event of default under or report received by Seller pursuant to the Loan Documents; (ii) any notice of transfer of servicing under the Loan Documents and (iii) any other information with respect to the Pooled Loans and the conduct and operation of Seller’s business that may be reasonably requested by Senior Participant from time to time to the extent commercially and reasonably available to Seller.

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(o) If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Pooled Loan, or otherwise in respect thereof, Seller shall accept the same as Senior Participant’s agent, hold the same in trust for Senior Participant and deliver the same forthwith to Senior Participant (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Senior Participant, if required, together with all related necessary transfer documents, to be held by Senior Participant hereunder as additional collateral security. If any sums of money or property are paid or distributed in respect of the Pooled Loans and received by Seller, Seller shall, until such money or property is paid or delivered to Senior Participant, hold such money or property in trust for Senior Participant, segregated from other funds of Seller, as additional collateral security.

(p) Upon Senior Participant’s request, Seller shall provide, or to cause to be provided, to Senior Participant the following financial and reporting information:

(i) copies of Guarantor’s most recently filed U.S. federal income tax returns; and

(ii) such other information regarding the financial condition, operations or business of Seller, Guarantor or any Borrower in respect of a Pooled Loan as Senior Participant may reasonably request.

(q) Seller shall and shall cause Guarantor to at all times (i) continue to engage in the commercial real estate business as now conducted by it or otherwise as approved by Senior Participant prior to the date hereof, (ii) comply with all contractual obligations, unless at the time of such noncompliance there exists no breach of the financial covenants made or deemed made in the Facility Guarantee Agreement by Guarantor, (iii) comply in all material respects with all Requirements of Law (including, without limitation, Environmental Laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Seller and Guarantor or any of its assets, the failure of which would result in a Material Adverse Effect and (iv) do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents that govern the Pooled Loans) to the extent the failure to do so would reasonably be expected to have Material Adverse Effect.

(r) Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP. Seller will maintain records with respect to the Pooled Loans and the conduct and operation of its business with no less a degree of prudence than if the Pooled Loans were held by Seller for its own account.

(s) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents, including but not limited to the Origination Fee. Seller will continue to be a disregarded entity for U.S. federal income tax purposes. Seller shall pay and discharge all Taxes on its assets and on the Pooled

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Loans except for Taxes that are not yet due and payable, and any such Taxes that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(t) Seller shall not cause or permit any Change of Control without the prior written consent of Senior Participant in its sole and absolute discretion.

(u) Seller’s organizational documents shall at all times include the following provisions: (a) at all times there shall be, and Seller shall cause there to be, at least one (1) Independent Director; (b) Seller shall not, without the unanimous written consent of its board of directors including the Independent Director, take any Material Action; (c) no Independent Director may be removed or replaced without Cause and unless Seller provides Senior Participant with not less than five (5) Business Days’ prior written notice of (i) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director; and provided further, that any removal or replacement shall not be effective until the replacement Independent Director has accepted his or her appointment; (d) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Delaware Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of Seller, including its creditors in acting or otherwise voting with respect to a material action; (e) except for duties to Seller as set forth in clause (d) above (including duties to its equity owners and its creditors solely to the extent of their respective economic interests in Seller but excluding (i) all other interests of the equity owners, (ii) the interests of other Affiliates of Seller, and (iii) the interests of any group of Affiliates of which Seller is a part), the Independent Director shall not have any fiduciary duties to any Person bound by its organizational documents; (f) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (g) to the fullest extent permitted by applicable law, including Section 18‑1101(e) of the Delaware Act, an Independent Director shall not be liable to Seller or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct. “Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s duties as set forth in Seller’s organizational documents, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) that such Independent Director no longer meets the definition of Independent Director.

(v) To the extent any estoppel with respect to any ground lessor has expired, terminated or otherwise ceased to be in full force and effect, Seller shall, in the exercise of Seller’s commercially reasonable efforts and solely to the extent that Seller has the right to do so pursuant to the applicable Loan Documents, obtain a new estoppel on like terms within 120 days of such expiration or termination.

(w) Seller shall (A) notify Senior Participant of the occurrence of any of the following of which Seller has Knowledge within two (2) Business Days of obtaining such

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Knowledge, and (B) within five (5) Business Days after obtaining such Knowledge, deliver to Senior Participant a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(i) a breach of any representation contained herein;

(ii) any of the following: (A) with respect to any Pooled Loan or related Property, material loss or damage, material licensing or permit issues, violation of any Requirement of Law, or violation of any Environmental Law, and (B) with respect to Seller, a violation of any Requirement of Law or other event or circumstance that could reasonably be expected to have a Material Adverse Effect, as determined by Seller in its commercially reasonable discretion;

(iii) the existence of any Default or Event of Default under, and as defined in, any of the Loan Documents;

(iv) the existence of any event that (a) could reasonably be expected to cause any Pooled Loan to experience any Default or Event of Default under, and as defined in, any of the Loan Documents or that (b) could reasonably be expected to cause any Pooled Loan to become “out of balance” as determined by Seller in its commercially reasonable discretion;

(v) the existence of any event that causes any Pooled Loan to be “out of balance” (with a copy of such notice to Senior Participant simultaneously delivered to Administrator);

(vi) the resignation or termination of any servicer under any Underlying Servicing Agreement with respect to any Pooled Loan; and

(vii) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitration proceedings before any Governmental Authority that (i) if adversely determined would adversely affect Seller, Guarantor or any Affiliate of Seller or Guarantor, a Pooled Loan or a Property, (ii) questions or challenges the validity or enforceability of any Pooled Loan or Loan Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

(x) Seller shall promptly notify Senior Participant of any change in the information provided in the Beneficial Ownership Certification delivered to Senior Participant that would result in a change to the list of beneficial owners identified therein.

(y) Seller shall not, and shall not permit any of its Affiliates, to enter into any side letter relating to any Loan Document with any Borrower, unless (i) such side letter is entered into in compliance with Section 5.06(a) hereof and (ii) promptly delivered to Senior Participant following the execution thereof.

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ARTICLE XIII

Agreement Events of default; Remedies

Section 13.01 Agreement Events of Default.

(a) Each of the following shall constitute an “Agreement Event of Default”:

(i) the Senior Participant shall fail to receive any amount of principal and/or interest when due, without regard to whether sufficient funds have been received pursuant to Sections 3.02 or 3.03, as applicable; provided, however, if such failure is caused solely by (A) a failure of the Administrator to remit funds to the Senior Participant or (B) the Senior Participant’s declining to fund Loan Advances under the circumstances described in Section 2.07, the Junior Participant shall within two (2) Business Days cure such missed payment and, if so cured, no Agreement Event of Default shall result;

(ii) there is any failure of the Senior Participant to receive any other amounts due and payable hereunder as a result of the misapplication of funds by the Seller or Junior Participant which remains uncured for five (5) Business Days after notice;

(iii) a Facility Repayment Event has occurred and Seller shall have failed to repurchase the Senior Participation Interests, together with making payment to Senior Participant of the Prepayment Penalty (if applicable);

(iv) the Transaction Documents shall for any reason cease to create and maintain a valid first priority security interest in favor of the Senior Participant in any of the Collateral or the Pledged Collateral, under and as defined in the Pledge Agreement;

(v) an Insolvency Proceeding occurs with respect to Guarantor, the Seller or the Junior Participant and (i) in the case of an involuntary Insolvency Proceeding, is not dismissed or stayed within ninety (90) days after the filing thereof and (ii) in the case of an Insolvency Proceeding with respect to Guarantor, a replacement Guarantor acceptable to Senior Participant in its sole discretion has not entered into a replacement guarantee agreement in form and substance satisfactory to Senior Participant in its sole discretion within ten (10) Business Days of such occurrence, provided, that, no Agreement Default or Agreement Event of Default has otherwise occurred and is continuing;

(vi) the Seller or Junior Participant shall admit in writing to a third party or announce in any public manner, including without limitation, on any earnings call, its inability to, or its intention not to, perform any of its obligations hereunder;

(vii) any Transaction Document or a replacement therefor acceptable to the Senior Participant shall for whatever reason, without the prior written consent of the Senior Participant, be terminated or cease to be in full force and effect and for which Seller or Junior Participant is not diligently pursuing to reinstate, or the enforceability thereof shall be contested by the Junior Participant, Seller or their Affiliates;

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(viii) the Administration Account Control Agreement, shall for whatever reason be terminated or otherwise fail to be in full force and effect and such failure is not cured within thirty (30) days after written notice to Junior Participant, unless a replacement Administration Account Control Agreement has been entered into in accordance with the terms of this Agreement prior to or simultaneously therewith;

(ix) any Underlying Servicing Agreement, shall for whatever reason be terminated or otherwise fail to be in full force and effect and such failure is not cured (including, without limitation, pursuant to a replacement of such Underlying Servicing Agreement in compliance with the terms of this Agreement) within thirty (30) days after written notice to Junior Participant;

(x) (A) the Seller or any ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt from such Sections of ERISA and the Code, (B) any Plan shall be in “at-risk” status (within the meaning of Section 303 of ERISA) or any lien in favor of the Pension Benefit Guaranty Corporation or a Plan shall arise on the assets of the Seller or any ERISA Affiliate, (C) with respect to the Seller or an ERISA Affiliate of the Seller, a “Reportable Event” (as referenced in Section 4043(c) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which “Reportable Event” (as so defined, the reporting of which has not been waived by regulation) or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Senior Participant, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan of the Seller or any ERISA Affiliate of the Seller shall terminate for purposes of Title IV of ERISA, or (E) the Seller or any ERISA Affiliate of the Seller shall, or in the reasonable opinion of the Senior Participant is likely to, incur any liability in connection with a withdrawal from, or the insolvency of, a Multiemployer Plan, or the Seller or any ERISA Affiliate fails to make any required payment of withdrawal liability (within the meaning of Section 4201 of ERISA) after expiration of any applicable grace period, and, in the case of any event in Sections 13.01(a)(x)(A) through (E) above, would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xi) any representation or certification made by the Seller, Guarantor or Junior Participant to the Senior Participant (other than the representations and warranties in respect of the Pooled Loans set forth in Exhibit A hereto or Section 11.03(h)(x)) shall have been incorrect or untrue in any material respect when made or when repeated or deemed to have been made or repeated, which representation or certification continues uncorrected for five (5) Business Days after the earlier of (A) notice to Seller, Guarantor or Junior Participant or (B) Seller’s, Guarantor’s or Junior Participant’s Knowledge thereof; provided, however, that if such default is susceptible of cure but cannot (i) reasonably be cured within such five (5) Business Day period or (ii) be cured by the payment of money, and provided further that the Junior Participant, Guarantor or the Seller, as applicable, shall have commenced to cure such default within such five (5) Business Day and thereafter diligently and expeditiously proceeds to cure the same, then such five (5) Business Day period shall be extended for such time as is reasonably necessary for the

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Junior Participant, Guarantor or the Seller, as applicable, in the exercise of due diligence to cure such default, but in no event shall such period of time exceed 30 calendar days in the aggregate following the earlier of (A) notice to Seller, Guarantor or Junior Participant of such default or (B) Seller’s, Guarantor’s or Junior Participant’s Knowledge thereof;

(xii) the Junior Participant shall fail to fund any Additional Advance if and as required pursuant to Section 2.07(c) which is not cured within two (2) Business Days;

(xiii) the Junior Participant, Guarantor or Seller shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement or any other Transaction Document to which it is a party, other than as specifically otherwise referred to in this Section 13.01(a) (and, notwithstanding anything to the contrary in this Agreement, specifically excluding any failure of the Seller or Junior Participant to service any Pooled Loan in accordance with Accepted Servicing Practices, including without limitation pursuant to Section 5.02 or to comply with the provisions of Section 5.06) for thirty (30) days after notice thereof from the Senior Participant; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that the Junior Participant, Guarantor or the Seller, as applicable, shall have commenced to cure such default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for the Junior Participant, Guarantor or the Seller, as applicable, in the exercise of due diligence to cure such default, such additional period not to exceed 60 days;

(xiv) Seller shall fail to make any payment not otherwise addressed under this Section 13.01(a) owing to Senior Participant that has become due, whether by acceleration or otherwise under the terms of this Agreement or the terms of the Pledge Agreement or any other Transaction Document, which failure is not remedied within ten (10) Business Days of notice thereof;

(xv) Seller shall default in the observance or performance of any agreement contained in Section 12.01 or Section 12.02 of this Agreement and, such default shall not be cured within the earlier of thirty (30) Business Days after (A) notice by Senior Participant to Seller thereof or (B) Knowledge on the part of Seller of such breach or failure to perform; provided that, if such default cannot reasonably be cured within such thirty (30) day period and provided that the Junior Participant or the Seller, as applicable, have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for the Junior Participant or the Seller, as applicable, in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days;

(xvi) a Change of Control occurs without the prior written consent of Senior Participant;

(xvii) [Reserved];

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(xviii) Seller or Guarantor shall be in default (after the expiration of all applicable notice and cure periods) under (i) any Indebtedness of Seller or Guarantor, which event of default (1) involves the failure to pay a matured obligation in excess of $250,000 with respect to Seller, or $10,000,000 with respect to Guarantor or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, if the aggregate amount of the Indebtedness in respect of which such event(s) of defaults shall have occurred is at least $250,000 with respect to Seller, or $10,000,000 with respect to Guarantor, or (ii) any other material contract to which Seller is a party which event of default (1) involves the failure to pay a matured obligation or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract if the aggregate amount of such obligations is $250,000 with respect to Seller, or $10,000,000 with respect to Guarantor;

(xix) Seller or Guarantor shall be in default under any Indebtedness to JPMorgan Chase Bank, National Association or any of its present or future Affiliates, which default (A) involves the failure to pay a matured obligation, or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness;

(xx) any governmental, regulatory, or self-regulatory authority shall have taken any action against Seller or Guarantor and such action has a Material Adverse Effect in the determination of Senior Participant and, if capable of being cured, is not cured by Seller or Guarantor within five (5) Business Days after the earlier of Seller’s or Guarantor’s Knowledge or receipt of notice thereof;

(xxi) a final non‑appealable judgment by any competent court in the United States of America for the payment of money (a) rendered against Seller in an amount greater than $250,000 or (b) rendered against Guarantor in an amount greater than $10,000,000, and remained undischarged or unpaid for a period of 30 days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Senior Participant;

(xxii) Guarantor shall fail (after all applicable notice and cure periods) to make any payment that has become due, whether by acceleration or otherwise, under the terms of either Guarantee Agreement or any other Transaction Document to which it is a party, or Guarantor shall fail to satisfy any of Guarantor’s financial covenants set forth in Section 10 of the Facility Guarantee Agreement;

(xxiii) notwithstanding any other provision of this Section 13.01(a), if Seller engages in any conduct or action where Senior Participant’s prior consent is required by any Transaction Document and Seller fails to obtain such consent;

(xxiv) Seller, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Transaction Documents shall require registration of Seller, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller as an “investment company”; and

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(xxv) Seller fails (or fails to use commercially reasonable efforts to cause a servicer) to deposit all Income and other amounts as required by the provisions of this Agreement when due and such failure continues for five (5) Business Days.

(b) If an Agreement Event of Default has occurred and is continuing:

(i) at the option of the Senior Participant, exercised by written notice to the Seller and the Junior Participant (provided that in no event shall the failure to give such notice act as a waiver or forbearance of, or otherwise affect, any such right and which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Proceeding with respect to the Seller or the Junior Participant), the following amounts shall become immediately due and payable to the Senior Participant: (1) the Total Senior Participation Funded Amount, (2) accrued and unpaid interest on the Total Senior Participation Funded Amount at the Default Rate, (3) any unreimbursed Servicing Advances made by the Senior Participant and interest thereon as set forth in Section 9.01, (4) any accrued and unpaid Administrator Fees and Custodian fees and (5) any unreimbursed costs and expenses incurred by the Senior Participant, and

(ii) whether or not all amounts owed to the Senior Participant become due and payable pursuant to Section 13.01(a) herein, the Senior Participant shall have all of the rights and remedies of a lender in a secured financing, including but not limited to all rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and, in each case, the Senior Participant, to the extent permitted by applicable law, may exercise one or more of the following rights, privileges and remedies in Senior Participant’s sole discretion:

(A) sell all or a portion of the Pooled Loans or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

(B) exercise any other remedies available to a secured party under the UCC and take any other appropriate action to protect and enforce its rights and remedies hereunder; and

(C) exercise any other rights and remedies that may be available at law or in equity.

(c) Upon any sale of Pooled Loans, whether made under the rights to sell Pooled Loans at a private sale hereby given or by virtue of judicial proceedings, the Senior Participant or any of its Affiliates may bid for and purchase the Pooled Loans or any part thereof and may hold, retain, possess or dispose of such property in its or their own absolute right without accountability to the Seller or Junior Participant other than by reason of the Senior Participant’s willful misfeasance, bad faith or gross negligence.

(d) All sale proceeds in respect of any sale pursuant to this Article XIII shall be deposited into the Administration Account for distribution on the next Remittance Date, pursuant to Sections 3.02 and 3.03.

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(e) Upon the occurrence and during the continuance of an Agreement Event of Default, the Junior Participant shall have no rights with respect to the Pooled Loans other than to receive distributions to the extent set forth in this Agreement.

(f) In no event shall the Senior Participant have any obligation or otherwise be required to (i) accept any offer or bid in connection with any such proposed sale, or (ii) disclose to the Seller or Junior Participant in connection with any such proposed private sale the identity of any bidder or the proposed purchase price of any such Pooled Loan or any other information other than (x) the Senior Participant’s intention to sell Pooled Loans and (y) the identities of those Pooled Loans subject to such proposed sale; provided, that, in each case, Senior Participant shall comply with applicable law.

(g) Notwithstanding any other provision herein or in any other Transaction Document (i) neither the Senior Participant nor anyone acting for or on behalf of the Senior Participant shall be obligated to (x) accept any bid or offer for any Pooled Loan or (y) auction any Pooled Loan in a “non-reserve” auction or mandatory auction (or any similar type of auction or sale) and (ii) no provision in this Agreement or any other Transaction Document shall be construed to in any way require the Senior Participant to act in any manner with respect to the Pooled Loans, Pledged Collateral under the Pledge Agreement or other Collateral, or to in any way restrict, limit or otherwise prevent the Senior Participant from exercising its remedies hereunder, from realizing on any or all of the Pooled Loans, such Pledged Collateral or other Collateral, from enforcing its security interest in any or all of the Collateral and/or such Pledged Collateral or from selling or liquidating the Pooled Loans or any or all of the Collateral and/or such Pledged Collateral as quickly as possible.

ARTICLE XIV

NO PARTNERSHIP OR SECURITY

Section 14.01 No Creation of a Partnership. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Participants as a partnership, association, joint venture or other entity. The Senior Participant shall not have any obligation whatsoever to purchase from the Seller or Junior Participant a participation interest in any future loans originated by the Seller or any of their respective Affiliates.

Section 14.02 Not a Security. Neither the Senior Participation Interest nor the Junior Participation Interest shall be deemed to be a “security” within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ARTICLE XV

TERMINATION

Section 15.01 Term. This Agreement shall terminate (except for such rights as are expressly provided to survive any termination of this Agreement) upon the earlier to occur of

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(a) full and final payment of all amounts due hereunder with respect to the Senior Participation Interest, (b) the Facility Maturity Date, or (c) as otherwise set forth in this Agreement.

Section 15.02 Costs. The obligations of any party to pay to any other party any costs, expenses, fees or other sums provided to be paid by such party prior to the termination of this Agreement pursuant to the terms hereof shall survive such termination.

ARTICLE XVI

TRANSFERS AND REGISTRATION

Section 16.01 Senior Participant. The Senior Participant shall have the right to Transfer all or any portion of the Senior Participation Interest without the prior consent of the Seller or the Junior Participant at any time to a Person that is a Qualified Transferee, provided that if an Agreement Event of Default has occurred and is continuing, Senior Participant shall have the right to Transfer all or any portion of the Senior Participation Interest to any Person.

Section 16.02 Junior Participant.

(a) Except as permitted hereunder, the Junior Participant agrees that it will not Transfer all or any portion of the Junior Participation Interest without the Senior Participant’s prior written consent, not to be unreasonably withheld, and delivery of notice to the Administrator, and any Transfer, whether directly or indirectly, shall be absolutely null and void and shall vest no rights in the purported transferee. In addition, except as permitted hereunder, the Junior Participant may not assign any of its respective rights, duties, liabilities or obligations under this Agreement or any other Transaction Documents without the consent of the Senior Participant, and any such assignment shall be absolutely null and void ab initio and shall vest no rights in any purported transferee or other purported beneficiary. In addition, except as permitted hereunder, the Seller agrees that it shall not Transfer any of its respective rights, duties, liabilities or obligations under this Agreement or any other Transaction Documents without the consent of the Senior Participant and any Transfer shall be absolutely null and void ab initio and shall vest no rights in any purported transferee or other purported beneficiary.

(b) In the case of any Transfer of all or any portion of the Senior Participation Interest or Junior Participation Interest other than pursuant to Section 16.02(a), (i) the Senior Participant’s or Junior Participant’s obligations under this Agreement which first arise or accrue prior to the date of such transfer shall remain unchanged, (ii) the Senior Participant shall remain solely responsible for the performance of the Senior Participant’s obligations and the Junior Participant shall remain solely responsible for the performance of the Junior Participant’s obligations, (iii) the Junior Participant and any Persons acting on its behalf shall continue to deal solely and directly with the Senior Participant in connection with the Junior Participant’s rights and obligations under this Agreement unless Senior Participant has transferred 100% of the Senior Participation Interest, and the Senior Participant and any Persons acting on its behalf shall continue to deal solely and directly with the Junior Participant in connection with the Senior Participant’s rights and obligations under this Agreement unless Junior Participant has transferred 100% of the Junior Participation Interest, (iv) the Senior Participant will continue to control all decisions, including accepting new Pooled Loans, approving Major Decisions and deciding Events of

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Default, and (v) all amounts payable hereunder shall be determined as if the Senior Participant or Junior Participant, as applicable, had not Transferred such interest.

Section 16.03 Registration of Transfer. In connection with any Transfer of a Participation (but excluding any pledgee unless and until it realizes on its pledge) permitted hereunder, a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Participant hereunder with respect to such Participation thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on transfers set forth in Section 16.02, from and after the date of such assignment. The Senior Participant shall have no liability to the Seller, Junior Participant or any other Person for the acts or omissions of transferees of an interest in the Senior Participation Interest with respect to the restrictions set forth herein. No transfer of a Participation shall be effective until it is registered on the Participation Register. Neither any Participant nor the Administrator shall be required to recognize any attempted or purported transfer, whether directly or indirectly, of any Participation that does not comply with all of the requirements of this Article XVI and the first sentence of this Section 16.03 and any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. If the Junior Participant desires to effect any transfer of its interests, the Junior Participant shall, and does hereby agree to, indemnify the Senior Participant and the Administrator, as applicable, against any actual liability suffered or incurred by the Senior Participant or the Administrator, as applicable, as a result of the transfer not being made in accordance with the provisions of this Agreement.

Section 16.04 Registration of the Senior Participation Interest and the Junior Participation Interest. The Administrator, acting for this purpose as agent of the Seller, the Junior Participant and the Senior Participant, shall keep or cause to be kept at the offices of the Administrator a register (the “Participation Register”) for the registration and transfer of the Participations. The Administrator shall serve as the initial participation registrar and the Administrator hereby accepts such appointment. The names and addresses of the holders of the Participations and the names and addresses of any transferee of any Participation of which the Administrator has received notice and reasonably sufficient information, in the form of a copy of the assignment and assumption agreement referred to in Section 16.03, shall be registered in the Participation Register. The Person in whose name a Participation is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Senior Participant who may hold its Participations through a nominee for the Senior Participant. The entries in the Participation Register shall be conclusive, absent manifest error, and the Seller, Participants and each transferee shall treat each Person whose name is recorded in the Participation Register pursuant to the terms hereof as a Participant or transferee, as applicable, hereunder for all purposes of this Agreement. Upon request of a Participant, the Administrator shall provide such party with the names and addresses of the Participants. The Administrator shall be under no obligation to confirm the accuracy or authenticity of any assignment and assumption agreements, nor shall the Administrator be obligated to confirm any ownership. The Administrator’s sole duty under this Section shall be to maintain the Participation Register based solely on the documents provided to it, and the Administrator shall be entitled to rely on any such documents.

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ARTICLE XVII

OTHER RELATIONSHIPS

Section 17.01 Secondary Market Transactions. The Junior Participant and the Seller hereby acknowledge and agree that, subject to the terms and conditions of the Loan Documents, the Senior Participant may either securitize or sub-participate, syndicate or otherwise sell interests in the Senior Participation Interest and/or any portion thereof to a Qualified Transferee (any such transaction, a “Secondary Market Transaction”) at any time; provided, that if an Agreement Event of Default has occurred and is continuing, Senior Participant shall have the right to enter into a Secondary Market Transaction with any Person without restriction. To the extent the Senior Participant desires to implement any Secondary Market Transaction, the Seller and Junior Participant agree to reasonably cooperate with the Senior Participant, at the Senior Participant’s sole cost and expense (including, without limitation, the Senior Participant’s attorneys’ fees and costs and the Seller’s and Junior Participant’s reasonable attorneys’ fees and costs), to plan, structure, negotiate, implement and execute such Secondary Market Transaction, including, but not limited to, cooperating on any necessary modifications to the Transaction Documents. Notwithstanding the foregoing, no Participant shall take any action that would cause all or any portion of the Senior Participation Interest (or the Pooled Loans relating thereto) to be treated as either (i) an association taxable as a corporation for U.S. federal income tax purposes, or (ii) a “taxable mortgage pool” within the meaning of Section 7701(i) of the Code. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, to the extent Senior Participant enters into a Secondary Market Transaction, the enforcement of the obligations of Junior Participant thereunder and the exercise of rights and remedies thereunder shall be undertaken solely by Senior Participant and Junior Participant shall have no obligation to interact with any other Person holding, directly or indirectly, any portion of the Senior Participation Interest.

Section 17.02 Transfers to Borrower. Neither Party shall sell, assign, transfer, syndicate, contribute or otherwise dispose of all or any part of the Senior Participation Interest, the Junior Participation Interest or any interest in the Pooled Loans or the Junior Participant to any Borrower or any Affiliate of any Borrower.

ARTICLE XVIII

GOVERNING LAW

Section 18.01 Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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ARTICLE XIX

Indemnification

Section 19.01 Indemnification of the Senior Participant. The Seller and the Junior Participant hereby agree, jointly and severally, to indemnify the Senior Participant, each assignee of the Senior Participant, the Senior Participant’s designee, the Senior Participant’s Affiliates, each assignee of the Senior Participant’s Affiliates and each of the Senior Participant’s, such assignee’s and any such designee’s or Affiliate’s respective officers, directors, employees and agents (“Indemnified Parties”) from and against any and all actual, out-of-pocket liabilities, obligations, losses, damages (but not consequential, punitive or other special or speculative damages or lost profits), penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes that are payable or determined to be payable with respect to any of the Pooled Loans or Collateral or in connection with any of the transactions contemplated by this Agreement and the documents delivered in connection herewith, other than income, withholding or other taxes imposed upon the Senior Participant), fees, costs, expenses (including reasonable attorneys’ fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Total Senior Participation Funded Amount shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any transactions hereunder or any action taken or omitted to be taken by any Indemnified Party or indemnifying party under or in connection with any of the foregoing other than with respect to any Indemnified Amounts that were incurred by an Indemnified Party as a result of such Indemnified Party’s fraud, gross negligence, or material breach of this Agreement, as determined by the final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Seller and the Junior Participant each agrees, jointly and severally, to hold each Indemnified Party harmless from and indemnify each Indemnified Party against all Indemnified Amounts with respect to all Pooled Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act. In any suit, proceeding or action brought by any Indemnified Party in connection with any Pooled Loan for any sum owing thereunder, or to enforce any provisions of any Pooled Loan, the Seller and the Junior Participant shall, jointly and severally, save, indemnify and hold such Indemnified Party harmless from and against all reasonable third-party expenses (including reasonable attorneys’ fees), loss or damages (but not consequential, punitive or other special or speculative damages or lost profits) suffered by reason of any defense, set‑off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Seller and/or the Junior Participant of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Seller and/or the Junior Participant with regard to the Pooled Loans to the extent not caused by fraud, gross negligence or material breach of this Agreement by an Indemnified Party as determined by the final non-appealable judgment of a court of competent jurisdiction. The Seller and the Junior Participant each also agrees to reimburse the Senior Participant as and when billed by the Senior Participant for all the Senior Participant’s reasonable costs and out-of-pocket expenses incurred in connection with the Senior Participant’s up-front due diligence reviews with respect to the Pooled Loans and the enforcement or the preservation of the Senior Participant’s rights under this

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Agreement, any Transaction Documents or transaction contemplated hereby, including without limitation the fees and disbursements of its counsel. Each of the Senior Participant and the Junior Participant hereby acknowledges that the obligations of the Seller and the Junior Participant hereunder are a recourse obligation of the Seller and the Junior Participant. Notwithstanding anything contained in this Agreement to the contrary, the Senior Participant acknowledges and agrees, on behalf of itself and each Indemnified Party, that no Exculpated Party shall have any personal liability (whether by suit of deficiency judgment or otherwise) under this Agreement, all such liability, if any, being expressly waived by the Senior Participant on behalf of itself and each Indemnified Party (except that the foregoing shall not apply with respect to liabilities under written agreements entered into by such Exculpated Party). This Section 19.01 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Amounts arising from any non-Tax claim.

ARTICLE XX

NOTICES

Section 20.01 Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing (which may take the form of electronic mail format) and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified United States mail, postage prepaid, (c) expedited delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by facsimile (with answerback acknowledged), provided that such facsimile notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed (i) if to the Senior Participant at 383 Madison Avenue, New York, New York 10179, Attention: Simon B. Burce, with a copy to: Cadwalader, Wickersham & Taft LLP, 650 South Tryon Street, Charlotte, North Carolina 28202, Attention: Aaron Benjamin; (ii) if to the Junior Participant or Seller at 60 Columbus Circle, 20th Floor, New York, New York 10023, Attention: Asset Management, with a copy to: Ropes & Gray LLP, 1211 Avenue of the Americas, Attention: Daniel L. Stanco; or (iii) if to the Administrator at 5065 Westheimer Road, Suite 700E, Houston, Texas 77056, Attention: Managing Director, with a copy to: Situs Asset Management LLC, 4601 College Boulevard, Suite 300, Leawood, Kansas 66211, Attention: Managing Director or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other Parties hereto in the manner provided for in this Article XX.

Section 20.02 Copies. A copy of all notices, consents, approvals and requests directed to the Junior Participant or the Senior Participant shall be delivered concurrently to each Person designated by such Party.

Section 20.03 Effective Delivery. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or (d) in the case of facsimile, upon receipt of answerback confirmation, provided that such facsimile notice was also delivered as required in this Article XX.

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Section 20.04 Notice Deficiency Waiver. A party receiving a notice that does not comply with the technical requirements for notice under this Article XX may elect to waive any deficiencies and treat the notice as having been properly given.

ARTICLE XXI

GENERAL

Section 21.01 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 21.02 Headings. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 21.03 Modification, Waiver in Writing. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each of the Seller, the Senior Participant and the Junior Participant and, in the case of any modifications of any provisions that affect the rights or obligations of the Administrator, by each party hereto.

Section 21.04 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, subject to compliance with the restrictions and requirements of Sections 16.01 and 16.02, their respective successors and assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Upon any Participant assigning or delegating its rights or obligations under this Agreement as expressly permitted pursuant to Sections 16.01 and 16.02 of this Agreement, the assignee shall be entitled to all rights and benefits of the Senior Participant or the Junior Participant, as applicable, hereunder, including, without limitation, the right to make further assignments and grant additional Participations.

Section 21.05 Submission To Jurisdiction; Other Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY

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SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 21.06 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 21.07 Entire Agreement. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

Section 21.08 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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Section 21.09 Withholding Taxes.

(a) Any and all payments by or on account of any obligation of the Junior Participant under this Agreement or any other Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Junior Participant to the Senior Participant shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 21.09(a) or Section 21.09(d)) the Senior Participant receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Junior Participant shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Senior Participant, as applicable, timely reimburse it for the payment of, Other Taxes.

(c) [Reserved].

(d) The Junior Participant shall indemnify the Senior Participant within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 21.09(a) or this Section 21.09(d)) paid by the Senior Participant or withheld or deducted, in accordance with Applicable Law, from a payment made by Senior Participant to such Person and any reasonable and documented actual out-of-pocket third party expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Junior Participant shall be conclusive absent manifest error.

(e) (i) The Senior Participant shall, if and when it is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document promptly deliver to the Seller or Junior Participant, at the time or times reasonably requested by the Seller or Junior Participant, such properly completed and executed documentation reasonably requested by the Seller or Junior Participant as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Senior Participant, if reasonably requested by the Seller or Junior Participant, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Seller or Junior Participant as will enable the Seller or Junior Participant to determine whether or not the Senior Participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 21.09(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if such completion, execution or submission would subject the Senior

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Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Senior Participant.

(ii) Without limiting the generality of the foregoing,

(A) if the Senior Participant is a U.S. Person, it shall deliver to the Seller or Junior Participant on or prior to the date on which such Senior Participant acquires an interest under any Transaction Document (and from time to time thereafter upon the reasonable request of the Seller), executed copies of IRS Form W-9 certifying that the Senior Participant is exempt from U.S. federal backup withholding tax;

(B) if the Senior Participant is a Foreign Senior Participant, it shall, to the extent it is legally entitled to do so, deliver to the Seller or Junior Participant (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Senior Participant acquires an interest under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or Junior Participant), whichever of the following is applicable:

(1) in the case of a Foreign Senior Participant claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Senior Participant claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate reasonably acceptable to the Junior Participant to the effect that such Foreign Senior Participant is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Seller or Junior Participant within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN; or

(4) to the extent a Foreign Senior Participant is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the

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Foreign Senior Participant is a partnership and one or more direct or indirect partners of such Foreign Senior Participant are claiming the portfolio interest exemption, such Foreign Senior Participant may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Senior Participant shall, to the extent it is legally entitled to do so, deliver to the Seller or Junior Participant (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Senior Participant acquires a Senior Participation Interest (and from time to time thereafter upon the reasonable request of the Seller or Junior Participant), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Seller or Junior Participant to determine the withholding or deduction required to be made; and

(D) if a payment made to the Senior Participant under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Senior Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Senior Participant shall deliver to the Seller or to the Junior Participant at the time or times prescribed by law and at such time or times reasonably requested by the Seller or Junior Participant such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or Junior Participant as may be necessary for the Seller or Junior Participant to comply with its obligations under FATCA and to determine that the Senior Participant has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The Senior Participant agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Seller and Junior Participant in writing of its legal inability to do so.

(f) If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Sections 21.09(a) and (d) (including by the payment of additional amounts pursuant to Sections 21.09(a) and (d)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under Sections 21.09(a) and/or (d) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 21.09(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the

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event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 21.09(f), in no event shall the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 21.09(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Each party’s obligations under Sections 21.09(a) through (f) shall survive any assignment of rights by, or the replacement of, the Senior Participant, the termination of the Agreement and the repayment, satisfaction or discharge of all obligations under this Agreement.

(h) If the Senior Participant requests compensation under this Section 21.09 or, if the Junior Participant is required to pay any Indemnified Taxes or additional amounts to the Senior Participant or any Governmental Authority for the account of the Senior Participant pursuant to Sections 21.09(a) or (d), or if the Senior Participant or assignee defaults in its obligations under this Agreement then each of the Seller and Junior Participant may, at their sole expense and effort, upon notice to the Senior Participant, require the Senior Participant to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Sections 16.01 and 16.02), all its interests, rights (other than rights to payments pursuant to Section 21.09) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Senior Participant, if such Senior Participant accepts such assignment); provided that the Senior Participant shall have received payment of an amount equal to the purchase price for the Senior Participation Interest, accrued fees and all other amounts payable to it and its Affiliates hereunder, from the assignee (to the extent of such outstanding purchase price, fees and other amounts payable to it), the Seller or Junior Participant (in the case of all other amounts) and such assignment will result in a reduction in compensation or payments under Sections 21.09(a) or (d). The Senior Participant shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by the Junior Participant or otherwise, the circumstances entitling the Seller or the Junior Participant to require such assignment and delegation cease to apply.

Section 21.10 Rights, Remedies and Powers are Cumulative. All rights, remedies and powers of the Senior Participant hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of the Senior Participant whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, the Senior Participant shall have all rights and remedies of a secured party under the UCC.

Section 21.11 Payment of Costs and Expenses. Without limiting the rights and remedies of the Senior Participant under the Transaction Documents, except as set forth herein, the Seller and the Junior Participant shall pay the Senior Participant’s reasonable and documented actual out‑of‑pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents requested by the Seller or Junior Participant (but not including the costs incurred by the Senior

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Participant in performing its obligations under this Agreement and the Transaction Documents). Each of the Seller and the Junior Participant, jointly and severally, agrees promptly to pay the Senior Participant (without duplication) all reasonable and documented costs and expenses (including reasonable expenses for legal services) of any subsequent enforcement of any of the provisions hereof, or of the performance by the Senior Participant of any obligations of the Seller or the Junior Participant in respect of the Pooled Loans or the Participations, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pooled Loans or the Participations and for the custody, care or preservation of the Pooled Loans and the Participations (including insurance costs) and defending or asserting rights and claims of the Senior Participant in respect thereof, by litigation or otherwise. In addition, each of the Seller and the Junior Participant, jointly and severally, agrees to pay the Senior Participant (without duplication) on demand all reasonable and documented costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Administration Account and registering the Senior Participation Interest in the name of the Senior Participant or its nominee.

Section 21.12 Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

Section 21.13 Recognition of the U.S. Special Resolution Regimes.

(a) In the event that Senior Participant becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Senior Participant of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that Senior Participant or a BHC Act Affiliate of Senior Participant becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Senior Participant are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[SIGNATURES ON THE FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Senior Participant

By:
Name:
Title:

Master Participation and Administration Agreement

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CMTG JPM Term Holdco LLC, as Junior Participant

By: ___________________________________
Name:
Title:

CMTG JPM Term Funding LLC, as Seller

By:
Name:
Title:

SITUS ASSET MANAGEMENT LLC, as Administrator

By:
Name:
Title

Master Participation and Administration Agreement

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SCHEDULE I

Senior Participant Wiring Instructions

Bank: JPMorgan Chase Bank, National Association

ABA: 021-000-021

Acct #: 945957553

Acct Name: CMBS Portfolio

Attn: Nancy Alto 212-834-3038

Ref: Mack Participation

= USActive 47527255.4

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SCHEDULE II

Pooled Loans

See attached.

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SCHEDULE III

Prohibited Transferees

All managed funds, Affiliates, successors and assigns of the entities listed on this Schedule III and such other Persons indicated by Junior Participant from time to time and approved by Senior Participant, such approval not to be unreasonably withheld, shall be Prohibited Transferees:

1. Blackstone Group L.P.

2. Starwood Capital Group/Starwood Property Trust Inc.

3. TPG RE Finance Trust Inc.

4. Brookfield Asset Management

5. Lone Star U.S. Acquisitions, LLC

6. ARES Management

7. Apollo Commercial Real Estate Finance

8. KKR & Co. LP/KKR Real Estate Finance

9. H/2 Capital Partners LLC

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EXHIBIT A

Representations and Warranties Regarding each Pooled Loan

1. Neither the sale of (i) the Senior Participation Interest to Senior Participant or its designee nor (ii) the Junior Participation Interest to Junior Participant or its designee requires Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

2. Unless otherwise disclosed to Senior Participant prior to the Participation Purchase Date for the applicable Pooled Loan, such Pooled Loan is not currently 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period) and such Pooled Loan has not been 30 days or more (without giving effect to any applicable grace period in the related Note) past due.

3. Such Pooled Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan, a floating rate mortgage loan, a fixed rate mezzanine loan or a floating rate mezzanine loan.

4. The information pertaining to such Pooled Loan set forth on Schedule II is true and correct in all material respects as of the Participation Purchase Date. Seller has delivered to Senior Participant a true, correct and complete copy in all material respects of all related Mortgage Loan Documents, which have not been amended, modified, supplemented or restated since the related date of origination except as such amendment, modification, supplement or restatement has been delivered to Senior Participant and Junior Participant prior to the Participation Purchase Date and, in the case of any Major Decision occurring on or after the Participation Purchase Date, with respect to which Senior Participant has provided prior written consent.

5. As of the Participation Purchase Date, Seller has good and marketable title to and is the sole owner and holder of, such Pooled Loan, free and clear of any pledge, lien, encumbrance or security interest and, pursuant to the Senior Participation Interest, Seller has conveyed all beneficial interest in such Pooled Loan as set forth in the Participation Agreement, free and clear of any pledge, lien, charge, encumbrance, participation or security interest, any other ownership interests and other interests on, in or to such Pooled Loan other than as set forth in the Participation Agreement. Seller has full right and authority to sell, assign and transfer the Senior Participation Interest, and the assignment to Senior Participant constitutes a legal, valid and binding assignment of such Senior Participation Interest free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Senior Participation Interest subject to the rights and obligations of Seller pursuant to the Agreement.

6. To the extent required under applicable law, Seller is authorized to transact and do business in the jurisdiction in which each Property related to such Pooled Loan is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Pooled Loan.

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7. In respect of such Pooled Loan, no Borrower is a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

8. Such Pooled Loan is secured by either a Mortgage that establishes and creates a valid and subsisting first priority lien on the related Property, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances and as otherwise created by the Transaction Documents or the Mezzanine Loan Collateral, as applicable. With respect to any Pooled Loan that is a Senior Mortgage Loan, such Mortgage, together with any separate security agreement, UCC financing statement or similar agreement, if any, establishes and creates a first priority security interest in favor of Seller in all personal property owned by the Borrower that is used in, and is reasonably necessary to, the operation of the related Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC financing statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the related Property and other collateral securing such Pooled Loan, subject only to Permitted Encumbrances. Each UCC financing statement, if any, filed with respect to personal property constituting a part of the related Property and each UCC financing statement assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. There exists with respect to such Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Property subject only to Permitted Encumbrances. The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Mortgage Loan Documents.

9. As of the origination date, there are no mechanics’ or other similar liens or claims that have been filed for work, labor or materials affecting the Property that are or may be prior or equal to the lien of the Mortgage, except those that are listed in the applicable Title Policy (as defined below). As of the Participation Purchase Date, there are no mechanics’ or other similar liens or claims that have been filed for work, labor or materials affecting the Property that are or may be prior or equal in priority to the lien of the Mortgage, except those that are listed in the applicable Title Policy (as defined below). No related Property secures any mortgage loan not represented on the Schedule II, such Pooled Loan is not cross‑defaulted with any other mortgage loan, other than a mortgage loan listed on Schedule II and with respect to any Pooled Loan that is a Senior Mortgage Loan, such Pooled Loan is not secured by property that is not a Property in each case, other than as set forth in the applicable Loan Documents.

10. No claims have been made under the American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy related to such Pooled Loan (the “Title Policy”). Such Title Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the related Pooled Loan and its successors and/or assigns. No holder of the related

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Mortgage has done, by act or omission, anything that would, and Seller has no Knowledge of any other circumstance that would, impair the coverage under such Title Policy.

11. The Mortgage Loan Documents for such Pooled Loan (a) provide that such Pooled Loan is non‑recourse except that the related Borrower and guarantor that has assets other than equity in the Property that are not de minimis shall be fully liable for actual losses, liabilities, costs and damages arising from at least the following acts of the related Borrower and/or its principals: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Borrower; (ii) Borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Borrower or (iii) transfers of all or substantially all of either the Property or equity interests in Borrower made in violation of the Mortgage Loan Documents; (b) contains provisions providing for recourse against the Borrower and guarantor (which is a natural person or persons, or an entity distinct from the Borrower (but may be affiliated with the Borrower) that has assets other than equity in the Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Pooled Loan event of default); (ii) the Borrower’s fraud or intentional misrepresentation; (iii) willful misconduct by the Borrower or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan Documents; or (v) commission of physical waste at the Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Borrower, guarantor, property manager or their affiliates, employees or agents; and (c) to the extent that any estoppel with respect to any ground lessor expires, terminates or otherwise ceases to be in full force and effect, the lender has the right under the related Mortgage Loan Documents to obtain a new estoppel on like terms.

12. The terms of such Pooled Loans or the related Mortgage Loan Documents have not been altered, impaired, modified or waived in any material respect, except prior to the Participation Purchase Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth by a document in the list of Mortgage Loan Documents delivered to Senior Participant prior to the Participation Purchase Date.

13. The material terms of the Mortgage related to such Pooled Loan and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect.

14. Such Pooled Loan has not been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Borrower has not been released, in whole or in part, from its obligations under any related Mortgage Loan Document.

15. Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither such Pooled Loan nor any of the related Mortgage Loan Documents is subject to any right of rescission, set‑off, abatement, diminution, valid counterclaim or defense,

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including the defense of usury, including, without limitation, any valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Pooled Loan, nor will the operation of any of the terms of any such Mortgage Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any related Mortgage Loan Documents subject to any right of rescission, set‑off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti‑deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set‑off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

16. There is no payment default, giving effect to any applicable notice and/or grace period, and there is no other material default under any of the related Mortgage Loan Documents, giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by Seller or on its behalf or, by Seller’s predecessors in interest with respect to such Pooled Loan; and no event has occurred that, with the passing of time or giving of notice would constitute a material default or breach under the related Mortgage Loan Documents. Such Pooled Loan has not been accelerated and no foreclosure or power of sale proceeding has been initiated in respect of the related Mortgage which would apply after the Participation Purchase Date. Seller has not waived any material claims against the related Borrower under any non‑recourse exceptions contained in the applicable Note which would apply after the Participation Purchase Date.

17. Any requirements under the related Mortgage Loan Documents with respect to such Pooled Loan regarding the completion of any on‑site or off‑site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held. The value of the Property relative to the value reflected in the most recent Appraisal thereof is not materially impaired by any improvements that have not been completed. Seller has not, nor, have any of its agents or predecessors in interest with respect to the Pooled Loans, in respect of such Pooled Loan, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Borrower other than (a) interest accruing on such Pooled Loan from the date of such disbursement of such Pooled Loan to the date which preceded by thirty (30) days the first payment date under the related Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Pooled Loan.

18. The servicing and collection practices used by Seller and each originator in respect of such Pooled Loan and the terms of the Mortgage Loan Documents evidencing such Pooled Loan comply in all material respects with all applicable local, state and federal laws, and regulations and Seller and each originator has complied with all material requirements pertaining to the origination, funding and servicing of such Pooled Loan, including but not limited to, usury and any and all other material requirements of any federal, state or local law in each case to the extent non‑compliance would have a Material Adverse Effect on

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such Pooled Loan and was in all material respects legal, proper and prudent, in accordance with Seller’s and each originator’s customary commercial mortgage servicing practices.

19. There are no proceedings pending or threatened, for the partial or total condemnation of the related Property.

20. If such Pooled Loan is covered by environmental insurance, each related environmental insurance policy is in an amount equal to 125% of the outstanding principal balance of such Pooled Loan and has a term ending no sooner than the date that is five years after the maturity date of such Pooled Loan. All environmental assessments or updates that were in the possession of Seller and that relate to a Property as being insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.

21. All escrow and reserve amounts required to be deposited by each Borrower related to such Pooled Loan at origination under the related Loan Documents have been deposited at origination and there are no deficiencies with regard thereto.

22. As of the date of origination of such Pooled Loan, and, as of the Participation Purchase Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other Governmental Authority or agency now pending against or affecting the Borrower or guarantor under such Pooled Loan or any of the Properties that, if determined against such Borrower or such Property, would have a Material Adverse Effect on the value of such Property, the security intended to be provided with respect to such Pooled Loan, the ability of such Borrower and/or the current use or operation of such Property to generate net cash flow to pay principal, interest and other amounts due under the related Pooled Loan, title to the Property, the validity or enforceability of the Mortgage, such guarantor’s ability to perform under the related guaranty; and there are no such actions, suits or proceedings threatened against such Borrower.

23. Such Pooled Loan complied at origination, in all material respects, with all of the terms, conditions and requirements of Seller’s and each originator’s underwriting standards and all laws and regulations applicable to such Pooled Loan and since origination, such Pooled Loan has been serviced in all material respects in a legal manner in conformance with Seller’s and each such originator’s servicing standards.

24. All escrow deposits and payments required by the terms of such Pooled Loan are in the possession, or under the control of the Underlying Servicer, and all amounts required to be deposited by the applicable Borrower under the related Mortgage Loan Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period). All of Seller’s interest in such escrows and deposits will be conveyed by Seller to Senior Participant hereunder.

25. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Borrower under such Pooled Loan. Such Pooled Loan was not originated for the primary purpose of financing the construction of incomplete improvements on the Property.

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26. Except as set forth therein, None of the Mortgage Loan Documents related to such Pooled Loan contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism and, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each Property is insured by an “all‑risk” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

27. An Appraisal of the related Property was conducted in connection with the origination of such Pooled Loan, and such Appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Pooled Loan was originated. The appraisal date is within six (6) months prior to the Pooled Loan origination date, and within twelve (12) months prior to the Participation Purchase Date. The Appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to Seller’s knowledge, had no interest, direct or indirect, in the Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Pooled Loan. Each appraiser has represented in such Appraisal or in a supplemental letter that the Appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

28. Seller has obtained a rent roll other than with respect to hospitality properties certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within one hundred eighty (180) days of the date of origination of the related Pooled Loan. Seller has obtained operating histories with respect to each related Property certified by the related Borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within one hundred eighty (180) days of the date of origination of such Pooled Loan. The operating histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Property was owned, operated or constructed by the Borrower or an affiliate for less than three years then for such shorter period of time, it being understood that for Properties acquired with the proceeds of a Pooled Loan, operating histories may not have been available.

29. Seller has obtained an organizational chart or other description of each Borrower related to such Pooled Loan that identifies all beneficial controlling owners of the Borrower (i.e., managing members, general partners or similar controlling person for such Borrower) (the “Controlling Owner”) and all owners that hold a 25% or greater direct or indirect ownership share (i.e., the “Major Sponsors”).

30. Seller has full right and authority to sell, assign, transfer, participate or securitize each Pooled Loan, or any portion thereof or has obtained such consents as necessary to take such actions.

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31. No advance of funds has been made by Seller to the related Borrower, and no funds have been received from any person other than the related Borrower or an affiliate, directly, or indirectly for, or on account of, payments due on such Pooled Loan. Neither Seller nor any Affiliate thereof has any obligation to make any capital contribution to any Borrower under such Pooled Loan, other than contributions made on or prior to the Participation Purchase Date.

32. Seller and each originator has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the PATRIOT Act in connection with the origination and/or acquisition of the Pooled Loan.

33. Each recordable Mortgage Loan Document or related assignment thereof delivered by Seller to Senior Participant in connection with such Pooled Loan is in form and substance acceptable for recording in the applicable jurisdiction.

34. All representations and warranties in the Mortgage Loan Documents are true and correct in all material respects.

35. The related Borrower under such Pooled Loan has good and indefeasible fee simple or leasehold title to the Property comprising real estate subject to any Permitted Encumbrances.

Defined Terms

As used in this Exhibit:

The term “Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage, subject to the terms, covenants and provisions of this Agreement.

The term “Environmental Site Assessment” shall mean a Phase I environmental report meeting the requirements of the American Society for Testing and Materials, and, if in accordance with customary industry standards a reasonable lender would require it, a Phase II environmental report, each prepared by a licensed third party professional experienced in environmental matters.

The term “Mortgage Interest Rate” shall mean the fixed rate, or the formula applicable to determine the floating rate, of interest per annum that each Pooled Loan bears as of the Participation Purchase Date.

The term “Permitted Encumbrances” shall mean:

(i) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

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(ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally and referred to in the related mortgagee’s title insurance policy;

(iii) other matters to which like properties are commonly subject and which are acceptable to mortgage lending institutions generally;

(iv) the rights of tenants, as tenants only, whether under ground leases or space leases at the Property that together do not materially and adversely affect the related Borrower’s ability to timely make payments on the related Pooled Loan, which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, for the use currently being made, the operation as currently being operated, enjoyment, value or marketability of such Property; and

(v) such other encumbrances permitted under the applicable Loan Documents.

provided, however, that, for the avoidance of doubt, Permitted Encumbrances shall exclude all pari passu, second, junior and subordinated mortgages but shall not exclude mortgages that secure Pooled Loans that are cross‑collateralized with other Pooled Loans.

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EXHIBIT B-1

Form of Power of Attorney (Junior Participant)

Know All Men by These Presents, that CMTG JPM TERM HOLDCO LLC, a Delaware limited liability company (“Junior Participant”), does hereby appoint JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“Senior Participant”), its attorney in fact to act in Junior Participant’s name, place and stead in any way that Junior Participant could do, as permitted under the Loan Documents (as defined in the Participation Agreement referred to below), at any time on or after the occurrence, and during the continuance, of an Agreement Event of Default with respect to (i) the completion of the endorsements of the Pooled Loans (as defined in the Participation Agreement referred to below), including without limitation the Notes, assignments of Mortgages, assignments of leases and rents (each as defined in the Participation Agreement referred to below) and any other transfer documents related thereto, (ii) the preparation, filing and recordation of any assignments of mortgages, assignments of leases and rents or any other collateral documents requiring recordation, (iii) the preparation and filing, in form and substance satisfactory to Senior Participant, of such financing statements, continuation statements, and other uniform commercial code forms, as Senior Participant may from time to time, reasonably consider necessary to create, perfect, and preserve Senior Participant’s security interest in the Pooled Loans and collateral related thereto, (iv) taking any action (including exercising voting and/or consent rights) with respect to any Pooled Loans, intercreditor agreements, co-lender agreements or servicing agreements, (v) the enforcement of any of Junior Participant’s rights under the Pooled Loans subject to the participations pursuant to the Master Participation and Administration Agreement, dated as of November 4, 2022 (the “Participation Agreement”), between Senior Participant, Junior Participant, CMTG JPM TERM FUNDING LLC, as seller, and SITUS ASSET MANAGEMENT LLC, under the Participation Agreement or the other transaction documents related thereto, and (vi) to take such other steps as may be necessary or desirable to enforce Senior Participant’s rights against such Pooled Loans, the related Loan Documents and the related Servicing Records (as defined in the Participation Agreement).

THIRD PARTIES WITHOUT NOTICE MAY RELY UPON THE POWER GRANTED TO SAID ATTORNEY-IN-FACT UNDER THIS POWER OF ATTORNEY AND MAY ASSUME THAT, UPON THE EXERCISE OF SUCH POWER, ALL CONDITIONS PRECEDENT TO SUCH EXERCISE OF POWER HAVE BEEN SATISFIED AND THIS POWER OF ATTORNEY HAS NOT BEEN REVOKED. A FINANCIAL INSTITUTION SHALL NOT BE DEEMED TO HAVE ACTUAL NOTICE UNTIL IT HAS HAD A REASONABLE OPPORTUNITY TO ACT ON A WRITTEN NOTICE OF REVOCATION OR TERMINATION FOLLOWING RECEIPT OF SUCH WRITTEN NOTICE AT THE OFFICE OF SUCH FINANCIAL INSTITUTION WHICH IS INVOLVED IN THE THIRD-PARTY TRANSACTION.

THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, Junior Participant has caused this Power of Attorney to be executed as a deed this 4th day of November 2022.

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CMTG JPM TERM HOLDCO LLC

By: ___________________________
Name:
Title:

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EXHIBIT B-2

Form of Power of Attorney (Seller)

Know All Men by These Presents, that CMTG JPM TERM FUNDING LLC, a Delaware limited liability company (“Seller”), does hereby appoint JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“Senior Participant”), its attorney in fact to act in Seller’s name, place and stead in any way that Seller could do, as permitted under the Loan Documents (as defined in the Participation Agreement referred to below), at any time on or after the occurrence, and during the continuance, of an Agreement Event of Default with respect to (i) the completion of the endorsements of the Pooled Loans (as defined in the Participation Agreement referred to below), including without limitation the Notes, assignments of Mortgages, assignments of leases and rents (each as defined in the Participation Agreement referred to below) and any other transfer documents related thereto, (ii) the preparation, filing and recordation of any assignments of mortgages, assignments of leases and rents or any other collateral documents requiring recordation, (iii) the preparation and filing, in form and substance satisfactory to Senior Participant, of such financing statements, continuation statements, and other uniform commercial code forms, as Senior Participant may from time to time, reasonably consider necessary to create, perfect, and preserve Senior Participant’s security interest in the Pooled Loans and collateral related thereto, (iv) taking any action (including exercising voting and/or consent rights) with respect to any Pooled Loans, intercreditor agreements, co-lender agreements or servicing agreements, (v) the enforcement of any of Seller’s rights under the Pooled Loans pursuant to the Master Participation and Administration Agreement, dated as of November 4, 2022 (the “Participation Agreement”), between Senior Participant, Seller, CMTG JPM TERM HOLDCO LLC, as junior participant, and SITUS ASSET MANAGEMENT LLC, under the Participation Agreement or the other transaction documents related thereto, and (vi) to take such other steps as may be necessary or desirable to enforce Senior Participant’s rights against such Pooled Loans, the related Loan Documents and the related Servicing Records (as defined in the Participation Agreement).

THIRD PARTIES WITHOUT NOTICE MAY RELY UPON THE POWER GRANTED TO SAID ATTORNEY-IN-FACT UNDER THIS POWER OF ATTORNEY AND MAY ASSUME THAT, UPON THE EXERCISE OF SUCH POWER, ALL CONDITIONS PRECEDENT TO SUCH EXERCISE OF POWER HAVE BEEN SATISFIED AND THIS POWER OF ATTORNEY HAS NOT BEEN REVOKED. A FINANCIAL INSTITUTION SHALL NOT BE DEEMED TO HAVE ACTUAL NOTICE UNTIL IT HAS HAD A REASONABLE OPPORTUNITY TO ACT ON A WRITTEN NOTICE OF REVOCATION OR TERMINATION FOLLOWING RECEIPT OF SUCH WRITTEN NOTICE AT THE OFFICE OF SUCH FINANCIAL INSTITUTION WHICH IS INVOLVED IN THE THIRD-PARTY TRANSACTION.

THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this 4th day of November 2022.

CMTG JPM TERM FUNDING LLC

By: ___________________________
Name:
Title:

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EXHIBIT C

Facility Administration Fee Schedule

See attached.

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EXHIBIT D

FORM OF SERVICER NOTICE

[attached.]

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EXHIBIT E

SPECIFIED PERMITTED FUND MANAGERS

Each of the entities below and funds and investment accounts affiliated with or managed by the entities below:

1. AIG

2. Metlife

3. Oxford

4. CPP

5. Prudential

6. New York Life

7. TIAA

8. Mass Mutual

9. Principal

10. Pacific Life

11. Goldman, Sachs & Co.

12. BlackRock, Inc.

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